AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997

                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         FIRST SOUTH AFRICA CORP., LTD.
             (Exact name of registrant as specified in its charter)


          BERMUDA                        3599                  NOT APPLICABLE
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation                  Industrial            Identification No.)
     or organization)         Classification Code Number)


             CLARENDON HOUSE, CHURCH STREET, HAMILTON HM CX, BERMUDA
                                 (441) 295-1422
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           CLIVE KABATZNIK, PRESIDENT
                       FIRST SOUTH AFRICA MANAGEMENT CORP.
                         2665 SOUTH BAYSHORE, SUITE 702
                          COCONUT GROVE, FLORIDA 33133
                                 (305) 857-5009
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   COPIES TO:
                             HENRY I. ROTHMAN, ESQ.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 704-6000
                               Fax: (212) 704-6288
                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
            As soon as practicable after the effective date of this
                             Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
           Act, please check the following box and list the Securities
           Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to
            Rule 462(c) under the Securities Act, check the following
             box and list the Securities Act registration statement
           number of the earlier effective registration statement for the same offering. [_]

              If delivery of the prospectus is expected to be made
            pursuant to Rule 434, please check the following box. [_]

                            ------------------------

                                               CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                    AMOUNT TO           OFFERING PRICE          AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED              BE REGISTERED(1)       PER SHARE(2)         OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
9% Senior Subordinated Convertible
Debentures due June 15, 2004
(Debentures)                                  10,000               $1,000.00        $10,000,000                $3,030.30
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share
("Common Stock")(3)                        1,666,667                 $6.00          $10,000,002                $3,030.30
---------------------------------------------------------------------------------------------------------------------------
Common Stock(4)                              135,000                 $6.00          $   810,000                $  245.46
---------------------------------------------------------------------------------------------------------------------------
Common Stock(5)                               25,000                 $3.75          $    93,750                $   28.41
---------------------------------------------------------------------------------------------------------------------------
Total                                                                               $20,903,752                $6,337.47
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Company's 9% Senior Subordinated Convertible Debentures, Placement Warrants and Purchase Options (as defined herein).
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.
(3)  Issuable upon conversion of the Debentures.
(4)  Issuable upon exercise of the Placement Warrants.
(5)  Issuable upon exercise of the Purchase Options.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1997
PROSPECTUS
----------

                         FIRST SOUTH AFRICA CORP., LTD.

              10,000 9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES
                        1,666,667 SHARES OF COMMON STOCK
        (UNDERLYING THE CONVERSION OF OUTSTANDING 9% SENIOR SUBORDINATED
                            CONVERTIBLE DEBENTURES)
                         135,000 SHARES OF COMMON STOCK
           (UNDERLYING THE CONVERSION OF CERTAIN OUTSTANDING WARRANTS)
                          25,000 SHARES OF COMMON STOCK
         (UNDERLYING THE EXERCISE OF CERTAIN OUTSTANDING STOCK OPTIONS)

      This Prospectus relates to the following securities which may be sold by certain securityholders (the "Selling Securityholders") of First South Africa Corp., Ltd., a Bermuda corporation (the "Company"): (i) 10,000 9% Senior Subordinated Convertible Debentures due June 15, 2004 issued by the Company in a private placement which was consummated upon a number of separate closings during April 1997 to August 1997 (the "Private Placement"), (ii) 1,666,667
shares of Common Stock of the Company, $.01 par value ("Common Stock") underlying the conversion of the Debentures; (iii) 135,000 shares of Common Stock underlying the exercise of certain warrants issued to the placement agent with respect to the Private Placement (the "Placement Warrants") entitling the holder thereof to purchase 135,000 shares of Common Stock at an exercise price of $6.00 per share, subject to adjustment, at any time during the ten year period ending in July 31, 2007, and (iv) certain stock purchase options, granted to a third party in exchange for certain services rendered for the Company (the "Purchase Options") entitling the holder thereof to purchase 25,000 shares of Common Stock at an exercise price of $3.75 per share, subject to adjustment. Each Debenture was sold at an offering price of $1,000 and is convertible into shares of Common Stock at any time at a conversion price of $6.00 per share, subject to adjustment. See "Description of Securities - Debentures".

      Prior to this offering, there has been no public market for the Debentures and there can be no assurance that any trading market for the Debentures will develop or be sustained. The Common Stock is listed on the Nasdaq SmallCap Market ("Nasdaq") under the symbol FSACF. The conversion price and other terms of the Debentures and Placement Warrants were determined by negotiation between the Company and Value Investing Partners, Inc. (the "Placement Agent") pursuant to which it was agreed that the conversion price of the Debentures and Placement Warrants would equal 120% of the average closing bid price of the Company's Common Stock on the NASDAQ for the sixty trading days immediately preceding the initial closing of the Private Placement, but not less than $4.00 nor more than $6.00 per share of Common Stock. The exercise price of the Purchase Options was arbitrarily determined by negotiation between the Company and Barretto Pacific Corporation and was not related to the Company's asset value, net worth, financial condition or other established criteria of value. On August 11, 1997, the closing sales price for Common Stock was $8.125.

      The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Debentures and the Common Stock offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

      The Selling Securityholders, and intermediaries through whom such securities are sold , may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

      The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Placement Warrants and Purchase Options are exercised, the Company will receive gross proceeds of $810,000 and $93,750, respectively. See "Selling Securityholders" and "Plan of Distribution."

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE .

                THE DATE OF THIS PROSPECTUS IS ___________, 1997

                               PROSPECTUS SUMMARY

            The following  summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to (i) the conversion of the Debentures, (ii) the exercise of the Placement Warrants and Purchase Options, (iii) the exercise of the outstanding Redeemable Class A Warrants and Class B Warrants of the Company (the "Warrants"), (iv) the exercise of the Unit Purchase Options issued in connection with the Company's Initial Public Offering in January 1996, (v) the exercise of the options to purchase shares of Common Stock reserved for issuance under the Company's Stock Option Plan, and (vi) 500,000 shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company. See "Description of Securities." Unless otherwise indicated, references in this Prospectus to "Rand" or "R" are to South African Rand. On August 8 ,1997, the market average exchange rate was approximately 4.68 Rand per U.S. dollar. See "Risk Factors - Risks Relating to Operations in South Africa, Currency Considerations." Unless otherwise indicated, U.S. dollar equivalent information in South African Rand for a period is based on the average of the daily exchange rates for the days in the period, and U.S. dollar information for South African Rand as of a specified date is based on the exchange rate for that date unless otherwise indicated. Certain numbers in this Prospectus have been rounded.

                                   THE COMPANY

            First South Africa Corp., Ltd., (the "Company") was organized to acquire, own and operate seasoned, closely-held companies in South Africa with annual sales in the range of approximately $5 to $50 million. The Company has acquired through its wholly-owned subsidiary, First South African Holdings (Pty) Ltd. ("FSAH"), ten businesses based in South Africa ("the Acquisitions") that are as a group engaged in the following industry segments:

            1.   High quality plastic packaging machinery.
            2.   Metal washers used in the fastener industry.
            3.   Air conditioning and refrigeration machinery components.
            4.   Processed foods.

            Upon completion of its initial public offering in January 1996, the Company acquired Starpak (Pty) Limited, which is engaged in the manufacture of high quality plastic packaging machinery; L.S. Pressing (Pty) Limited, which is engaged in the manufacture of washers for use in the fastener industry; and Europair Africa (Pty) Ltd., which is engaged in the manufacture and supply of air conditioning products. In April 1996, L.S. Pressings acquired the assets and business of Paper & Metal Industries, a small manufacturer of rough washers for use in the fastener industry. In April 1996, Europair acquired the assets and business of Universal Refrigeration, an agent and supplier of refrigeration products. In June 1996, FSAH acquired Piemans Pantry (Pty) Limited ("Piemans Pantry"), a manufacturer and distributor of high quality meat pies. In October 1996, FSAH acquired Astoria Bakery CC ("Astoria Bakery") and Astoria Bakery Lesotho Proprietary Ltd., ("Astoria Bakery Lesotho") manufacturers and distributors of speciality baked breads and confectionary products (collectively referred to as "Astoria"). In November 1996, the Company acquired the assets of Alfapak (Pty) Ltd., a manufacturer pf plastic film and printed plastic bags. In January 1997, FSAH acquired Seemann's Meat Products (Pty) Ltd. ("Seemanns") a manufacturer and distributor of a wide range of processed meat products. In April 1997, FSAH acquired the business and assets of Gull Foods (Pty) Ltd.

("Gull Foods"), a manufacturer of value-added prepared foods. In May 1997, the Company acquired Pakmatic Company (Pty), Ltd., a distributor of automatic process and packaging machinery. In June 1997, FSAH transferred all of the shares of Piemans Pantry, Astoria, Seemanns and Gull Foods to First S.A. Food Holdings Ltd. ("FSA Food") and completed (i) the initial public offering of 5,000,000 ordinary shares of common stock of FSA Food in South Africa, which shares are listed on the Johannesburg Stock Exchange, (ii) an institutional private placement in South Africa of 20,000,000 ordinary shares of common stock of FSA Food, and (iii) a private placement of 12,500,000 ordinary shares of common stock of FSA Food to management and staff. As of August 11, 1997, FSAH owned 70% of the issued and outstanding shares of FSA Food.

            FSAH manages the Company's business interests in South Africa. FSAH monitors the operational performance of its subsidiaries and seeks out prospective acquisition candidates in businesses that complement or are otherwise related to the Company's existing businesses, and in other businesses that may be identified by the Company's management.

            The Company was formed in September 1995. The Company's principal executive offices are located at Clarendon House, Church Street, Hamilton HM II Bermuda, and its telephone number at such location is: (441) 295-1422. Certain management, shareholder relations and administrative services are provided to the Company by First South Africa Management Corp., a Delaware corporation that is a wholly-owned subsidiary of the Company ("FSAM"). FSAM's principal executive offices are located at 2665 South Bayshore, Suite 702, Coconut Grove, Florida 33133, and its telephone number at such location is (305) 857-5009.

                                  THE OFFERING



Securities Offered by the Selling
   Securityholders..................(i) 10,000 Debentures, (ii) 1,666,667 shares of Common Stock underlying the conversion of
                                    the  Debentures,  (iii)  135,000  shares  of
                                    Common Stock  underlying the exercise of the
                                    Placement  Warrants,  and (iv) 25,000 shares
                                    of Common Stock  underlying  the exercise of
                                    the Purchase  Options.  The  Debentures  are
                                    subject    to    redemption    in    certain
                                    circumstances.     See    "Description    of
                                    Securities."

Number of Shares of Common Stock
  Outstanding:
Before the offering (1).............3,614,133   shares  of   Common   Stock  (2)
                                    1,822,500 shares of Class B Common Stock (3)

After the offering (1)(4)...........5,440,800   shares  of   Common   Stock  (2)
                                    1,822,500 shares of Class B Common Stock (3)

Nasdaq Symbols......................Units - FSAUF
                                    Common Stock - FSACF
                                    Class A Warrants - FSAWF
                                    Class B Warrants - FSAZF

Risk Factors........................An  investment  in  the  securities  offered hereby  involves a high degree of risk.  See
                                    "Risk  Factors."
------------------
(footnotes on next page)

(1) For a description of the voting and other rights of the Common Stock and Class B Common Stock, see "Description of Securities."

(2) Excludes (i) an aggregate of 8,097,704 shares of Common Stock reserved for issuance upon exercise of certain Redeemable Class A Warrants and Redeemable Class B Warrants issued by the Company ("Warrants") and upon exercise of the Warrants included in the Units offered in connection with the Company's initial public offering (the "Offering"); (ii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options; (iii) 350,000 shares reserved for issuance under the Company's 1995 Stock Option Plan,
     (iv) 500,000 Shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company, (v) 1,666,667 shares of Common Stock issuable upon the conversion of the Debentures, (vi) 135,000 shares of Common Stock issuable upon the exercise of the Placement Warrants, and (vii) 25,000 shares of Common Stock issuable upon the exercise of the Purchase Options. See "Management - Executive Compensation", "Management - Stock Option Plan," "Description of Securities" and "Certain Transactions - Escrow Agreements." Includes 1,191,837 shares of Common Stock issued to the American Stock Transfer & Trust Company (the "FSAH Escrow Agent") pursuant to certain escrow agreements (the "FSAC Escrow Agreements") entered into between the Company, FSAH, the FSAH Escrow Agent and certain other parties. See "Certain Transactions."

(3) Includes 729,979 shares of Class B Common Stock issued upon the consummation of the Offering to the FSAH Escrow Agent pursuant to an escrow agreement entered into by and among certain holders of FSAH Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the closing of the Offering (the "FSAH Escrow Agreement"), pursuant to which such FSAH shareholders may tender their shares of FSAH Class B Stock to the FSAH Escrow Agent against payment by the FSAH Escrow Agent of the purchase price therefor, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock (which shall be automatically converted to shares of Common Stock upon such sale) and delivery of the net proceeds thereof. See "Certain Transactions - FSAH Escrow Agreement" and "Principal Shareholders."

(4) Assumes exercise of all the Debentures, Placement Warrants and Purchase Options and no exercise of the outstanding Class A Warrants and Class B Warrants. Inasmuch as the Company has received no firm commitments therefore, there can be no assurances, however, as to the number of Debentures, Placement Warrants and Purchase Options which will be exercised. To date, a total of 102,296 Class A Warrants have been exercised.

                                                                SUMMARY FINANCIAL INFORMATION

                                           PREDECESSOR COMPANY (1)                                      THE COMPANY
                                           -----------------------                               ---------------------------
                                                                                    MARCH 1,       JULY 1,           JULY 1,
                                                                                      1995          1995              1996
                                                                                    TO JUNE       TO JUNE           TO MARCH
                                         YEARS ENDED FEBRUARY 28,                   30, 1995      30, 1996          31, 1997
                           -----------------------------------------------------   -----------   -----------       -----------
                               1992          1993          1994          1995
                                $             $             $             $             $             $                 $
                           -----------   -----------   -----------   -----------   -----------   -----------       -----------
STATEMENT OF OPERATIONS
Net sales ..................5,374,147     6,256,667     6,851,457     8,826,856     3,297,507    14,911,097        44,536,940
Total operating expenses....4,744,035     5,818,092     6,414,144     8,179,083       292,806    19,833,942(2)     40,594,655
Operating income ...........  630,112       438,575       437,313       647,773       334,701    (4,922,845)        3,942,285
Interest paid ..............  219,424       223,314       180,960       152,163        18,801       865,733(3)        770,087
Net income before tax ......  361,678       269,251       321,319       536,440       359,045    (5,248,942)        3,771,719
Net income after tax .......  271,036       138,839       207,916       313,882       213,829    (5,737,560)        2,972,589


                                            PREDECESSOR COMPANY (1)                                       THE COMPANY
                                            -----------------------                              -----------------------------
                                                 FEBRUARY 28,                        JUNE 30,      JUNE 30,         MARCH 31,
                                                 ------------                      -----------   -----------       -----------
                               1992          1993          1994          1995
                                $             $             $             $             $             $                 $
                           -----------   -----------   -----------   -----------   -----------   -----------       ----------
BALANCE SHEET DATA
Total assets ...............4,446,132     3,976,769     3,976,974     5,161,709     5,917,394    23,604,994        42,832,742
Long term liabilities ......1,562,095     1,140,244     1,112,391     1,123,665       954,718     2,361,372         4,293,682
Net working capital ........1,305,961     1,177,250     1,194,931     1,366,602     1,524,129     4,624,417         1,632,720
Stockholder's equity .......2,280,434     1,527,356     1,580,826     1,828,656     2,017,995    12,792,376        19,465,727


----------------
(1) Represents the combined results for Starpak and L.S. Pressings, which are deemed to be the predecessor of the Company due to the common ownership and control of such entities. The Company's fiscal year end is June 30.

(2) Includes a one time non-cash escrow shares charge of $6,314,000 related to the release of 1.1 million shares under the terms of an Earnout Escrow Agreement, as amended, between the Company, certain shareholders of the Company and American Stock Transfer and Trust Company.

(3) Includes a non-cash charge of $396,500 relating to costs incurred in connection with a November 1995 Bridge Note Financing.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

            Certain statements contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations," such as those concerning future revenues, certain statements contained under "Business," such as statements concerning the effect of market conditions, and other statements contained in this Prospectus regarding matters that are not historical facts are forward-looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act")). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors", (political risks, risks related to currency exchange, economic risks, government regulatory considerations, absence of substantive disclosure relating to acquisitions, risks related to operations of FSA Foods, possible fluctuations in operating results, competition, labour relations, dependence on key personnel, control by insiders, potential adverse effect of redemption of warrants, absence of public market for Debentures, current prospectus and state registration requirements, shares eligible for future sales, potential anti-takeover effects of preferred stock, and limited rights of shareholders under Bermuda law. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

            An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the securities offered hereby.

RISKS RELATING TO OPERATIONS IN SOUTH AFRICA

            The Company's operations are conducted through its direct and indirect subsidiaries located in South Africa. For the foreseeable future, the Company expects to continue to focus all of its efforts in South Africa. The conduct of the Company's business in South Africa exposes the Company to certain risks, including the following:

            Political Risks. Historically, the social structure of South Africa was governed according to the apartheid system. Racial tensions in South Africa have from time to time resulted in social unrest, strikes, riots and other sporadic localized violence. The apartheid system also resulted in the imposition of international financial and trade sanctions against South Africa. Although a new interim constitution was adopted providing for universal suffrage and the first national election under the new constitution took place in April 1994, there can be no assurance that social unrest, which could range in magnitude from civil disobedience to civil war, will not occur. The Company's businesses in South Africa have experienced politically-related work stoppages in the past, although since 1994 no such disturbance has been material. In addition, certain other countries in the region are currently engaged in or have had civil war with the corresponding severe adverse economic and social conditions and effects. Moreover, there can be no assurance as to the economic and tax policies which the South African government may pursue and whether those policies may include nationalization, expropriation and confiscatory taxation. Nationalization, expropriation or confiscatory taxation, as well as currency blockage, political changes, government regulation, strikes, political or social instability or diplomatic developments could adversely affect the economy of South Africa and could have a material adverse effect on the Company.

            Risks Related to Currency Exchange. All of the Company's operating subsidiaries do business in South African Rand and the Company's revenues are generally received in such currency. Historically, there has been significant inflation in South Africa (averaging 10-15% per annum in recent years) and significant fluctuations in the exchange rate of the South African Rand. Because South Africa's inflation rate would impact its economy both domestically and internationally, and higher levels of inflation have frequently reduced the real return on capital and investment (thereby lowering the demand for capital goods including the types that the Company produces), South Africa's level of inflation may increase the Company's risk related to currency fluctuation. The U.S. Dollar equivalent of the Company's net assets and results of operations will be adversely affected by reductions in the value of the Rand relative to the U.S. Dollar. Similarly, if the exchange rate declines between the time the Company incurs expenses in other currencies and the time cash expenses are paid, the amount of South African Rand required to be converted into such other currencies in order to pay such expenses could be greater than the equivalent amount of such expenses in South African Rand at the time they were incurred. The exchange rate for South African Rand against the U.S. dollar declined during fiscal year 1997 during which period the average rate of exchange for the Rand against the dollar was $1.00 to Rand 4.53 as compared with an average rate of $1.00 to Rand 3.85 for fiscal year 1996. As of August 8, 1997 the Rand was trading at 4.68 Rand to the Dollar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Tax Considerations - South African Taxation."

            Economic Risks. The economy of South Africa may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product or gross national product, rate of inflation, taxation, capital reinvestment, resource self-sufficiency and balance of payments position. South Africa may be particularly susceptible to changes in the world price of gold and other primary commodities as these represent a majority of South Africa's exports. Any such unfavorable aspects of the South African economy may materially adversely affect the financial condition of the Company.

            Government Regulatory Considerations. Generally, the making of loans by the Company to its subsidiaries, the ability of those subsidiaries to borrow from South African sources and the repatriation of dividends, interest and royalties by those subsidiaries is regulated by the Exchange Control Department of the South African Reserve Bank (the "Reserve Bank"). South Africa formerly operated a dual currency system comprising the commercial rand and the financial rand, which was abolished in 1995. The financial rand was the investment currency, which traded at a discount to the commercial rand. No guarantee can be given that the financial rand will not be reintroduced in the future with possible adverse consequences on the U.S. dollar value of the Company's investments in South Africa. Current South African Exchange Control Regulations provide that, subject to any exemption which may be granted by the South African Treasury (the "Treasury"), no non-resident of South Africa and no "affected person" (which includes any entity (i) that may distribute 50% or more of its capital, assets or earnings to a non-resident of South Africa or (ii) 50% or more of the voting power of which is controlled by a non-resident of South Africa) may provide any "financial assistance" to any South African resident. "Financial assistance" is broadly defined to include any loans, guarantees, sale/leasebacks, etc. Because FSAH will be deemed to be an "affected person," the Company is generally required to obtain the permission of the Treasury prior to loaning money to, providing guarantees on behalf of, or otherwise providing "financial assistance" to FSAH. Notwithstanding the above, a South African company such as FSAH is permitted a certain level of local borrowing without reference to the exchange control authorities and without prior consent. The amount which any affected person may borrow is calculated in accordance with the following formula:

                100%+ (percentage South African interest X 100%)
                      ------------------------------------------

                       (percentage non-resident interest).

In addition, the terms of repayment of any such loan and the interest rate (which is generally market-related) will be regulated.

            Under other regulations, no person may, without permission, acquire any security from a non-resident or make any entry in a security register which involves the transfer of a security into or out of the name of a non-resident. The control is exercised by placing the endorsement "non-resident" on all securities owned by non-residents or in which non-residents have an interest. The non-resident endorsement is placed on the share certificates by a bank and is in practice easy to obtain.

            Certain other regulations impact the remittance of dividends and interest from South Africa, including any potential dividends to the Company from a South African subsidiary. In practice, the South African Reserve Bank does not restrict the remittance of genuine dividends from income earned by South African companies although approval must be obtained. As a result, there can be no assurance that a South African subsidiary would be permitted to declare and pay a dividend to the Company. See "South Africa - Foreign Direct Investment."

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO ACQUISITIONS

            Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition, there can be no assurance that the Company will properly ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. The Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law or regulations and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. See "Description of Securities - Differences in Corporate Law."

            South African companies that may be acquired by the Company are subject to South African GAAP which, in certain instances, may differ from U.S. GAAP. Although the Company intends to prepare financial statements in accordance with U.S. GAAP, the Company can provide no assurance that it will be able to do so. Although the Company is unaware of any South African GAAP requirement that would adversely affect it, there can be no assurance that the Company's financial condition or the ability of the Company to consummate future acquisitions will not be adversely affected by differences between South African GAAP and U.S. GAAP.

RISKS RELATED TO OPERATIONS OF FSA FOODS

            Two of the operating subsidiaries of FSA Foods each rely on a single major customer for a substantial portion of their respective revenues. The loss of any such major customer may have a material adverse effect on the financial condition of the Company. There can be no assurance that such major customers will continue to purchase the products of such FSA Foods subsidiaries.

POSSIBLE FLUCTUATIONS IN OPERATING RESULTS

            There can be no assurance that the Company's operating subsidiaries will continue to operate profitably, or that prior trends will be indicative of future results of operations. Future results of operations may fluctuate significantly based upon factors such as increases in competition, losses incurred by new businesses that may be acquired in the future, currency fluctuations, political changes, macroeconomic factors, the continued availability of new materials and other circumstances that may not be reasonably foreseeable at this time.

COMPETITION

            The Company competes with a number of companies, from South Africa and from other countries, offering similar products and services, some of whom may have substantially greater financial, management, technical and other resources than the Company. As a result of South Africa's recent political transformation, some South African businesses may be adversely affected by increased competition from foreign firms doing business in South Africa. In addition, South Africa has historically imposed significant tariffs against a number of industrial products. To the extent such tariffs are reduced or removed to comply with international treaty requirements or otherwise, the Company would face much greater pressure from globally competitive firms. There can be no assurance that the Company will compete effectively with such other companies or that other companies will not develop products which are superior to the Company's or which achieve greater market penetration. In addition, the Company may experience competition from other companies seeking to identify and consummate acquisitions of South African companies. Such competition may result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for any such acquisition. See "Business - Competition."

LABOUR RELATIONS

            A significant number of South Africa's workers belong to either registered or unregistered trade unions, and most of the major industries are unionized. A number of the trade unions have close links to various political parties. In the past, trade unions have had a significant influence in South Africa as vehicles for social and political reform as well as the collective bargaining process. It is uncertain whether labor disruptions will be used to advocate political causes in the future. Significant labor disruptions could have a material adverse effect on the financial condition of the Company.

            South Africa has also recently enacted a new Labour Relations Act. The Act entrenches the rights of employees to belong to trade unions and the rights of representative trade unions to have access to the workplace. The right to strike is guaranteed, as is the right to participate in secondary strikes, in certain prescribed circumstances. The right to picket has also been entrenched. The Act recognizes the rights of employers to belong to employers' associations. Importantly, the Act envisages an increased role for employees in the decision making of companies by providing, where a majority trade union so requests, for the compulsory establishment of workplace forums to represent the interests of employees where a company employs more than 100 employees. The range of issues on which the workplace forum must be consulted include restructurings of the workplace, partial or total plant closures, mergers and transfers of ownership insofar as these affect employees, and retrenchments. The implementation of the Labour Relations Act's provisions may have a material adverse effect on the Company's cost of labor and consequently on its financial condition. New legislation is currently being proposed regarding minimum conditions of labor. Such legislation, if enacted, is expected to increase South African labor costs.

DEPENDENCE ON KEY PERSONNEL

            The Company's success depends upon the continued contributions of its executive officers, most of whom are also principal stockholders of the Company, and the continued contributions of the management of Starpak, L.S. Pressings, Europair, FSA Foods and the FSA Foods Subsidiaries. The Company has obtained key man insurance in the amounts of $2,000,000 on the lives of each of Michael Levy and Clive Kabatznik. The business of the Company could be adversely affected by the loss of services of, or a material reduction in the amount of time devoted to the Company by, its executive officers. See "Management."

CONTROL BY INSIDERS; OWNERSHIP OF SHARES HAVING DISPROPORTIONATE VOTING RIGHTS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF THE COMPANY'S SECURITIES

            The Company's  founders and certain other shareholders own 1,822,500 shares of Class B Common Stock (excluding certain shares of Common Stock and options), representing approximately 33.5% of the Company's outstanding capital stock and approximately 71% of the total voting power (assuming no conversion of the Debentures and no exercise of the Placement Warrants and Purchase Options) and are able to elect all of the Company's directors and otherwise control the Company's operations. See "Principal Shareholders." Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of the Company's securities and will make it less likely that shareholders receive a premium for their shares as a result of any such attempt. See "Principal Shareholders," "Certain Transactions" and "Description of Securities."

DIVIDENDS UNLIKELY

            The Company has not paid any cash dividends and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth. See "Dividend Policy."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

            The Class A Warrants and the Class B Warrants have been, and will continue to be, redeemable by the Company at a redemption price of $.05 per Warrant upon 30 days' prior written notice if the average bid price per share of the Common Stock exceeds $9.10 (subject to adjustment) with respect to the Class A Warrants and $12.25 (subject to adjustment) with respect to the Class B Warrants, for 30 consecutive trading days ending within 15 days of the notice of redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See "Description of Securities Warrants."

ABSENCE OF PUBLIC MARKET FOR DEBENTURES

            Prior to this offering, there has not been a public market for the Debentures and there can be no assurance that an active trading market will be developed or be sustained after this offering.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO CONVERT DEBENTURES AND EXERCISE PLACEMENT WARRANTS AND PURCHASE OPTIONS

            Holders of Debentures, Placement Warrants and Purchase Options will only be able to convert the Debentures and exercise the Placement Warrants and the Purchase Options if (i) a current prospectus under the Securities Act relating to the shares of Common Stock underlying the Debentures, Placement Warrant and Purchase Options is then in effect, and (ii) such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states. There can be no assurance that the Company will be able to maintain the effectiveness of a current prospectus covering the shares of Common Stock underlying the Debentures, Placement Warrants and Purchase Options. The value of the Debentures, Placement Warrants and Purchase Options may be greatly reduced if a current prospectus, covering the shares of Common Stock issuable upon the exercise of such securities, is not kept effective or if such securities are not qualified or exempt from qualification under applicable state securities laws. See "Description of Securities."

SHARES ELIGIBLE FOR FUTURE SALES; POSSIBLE DEPRESSIVE EFFECT OF
FUTURE SALES OF COMMON STOCK; REGISTRATION RIGHTS

            Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, or otherwise, including with respect to outstanding Class A Warrants and Class B Warrants, or the possibility of such sales in the public market, could have a material adverse affect on the market price of the securities offered hereby. Immediately following the effectiveness of this offering, there will be an aggregate of 3,614,133 shares of Common Stock and 1,822,500 Class B Common Stock outstanding (assuming no conversion of the Debentures and no exercise of the Placement Warrants and Purchase Options). In addition, an aggregate of 8,097,704 shares of Common Stock are issuable upon exercise of certain Warrants issued by the Company and upon exercise of the Warrants included in the Units sold in connection with the Offering. The 2,300,000 shares of Common Stock included as part of the Units sold pursuant to the Offering were freely tradeable without restriction under the Securities Act immediately following the Offering. All other shares of Common Stock and the shares of Class B Common Stock, are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a Registration Statement filed under the Securities Act. See "Description of Securities - Class B Common Stock." Of the 3,614,133 shares of Common Stock issued and outstanding as of the date of this Prospectus, 1,191,837 shares were issued to the FSAH Escrow Agent pursuant to the terms of the FSAC Escrow Agreements. Of the 1,822,500 shares of Class B Common Stock issued and outstanding upon the date of this Prospectus, 729,979 shares were issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. See "Certain Transactions." Such shares of Common Stock and Class B Common Stock (issued with respect to the FSAC Escrow Agreements and the FSAH Escrow Agreement) are "restricted securities" which in the future may be sold in compliance with Rule 144 or pursuant to a registration statement filed under the Securities Act. All the shares of Common Stock issued pursuant to the FSAC Escrow Agreements will be eligible for sale under Rule 144 in July 1998. All of the shares of Class B Common Stock are currently eligible for sale under Rule 144. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions and/or market-maker transactions an amount not to exceed the greater of (a) one percent (1%) of the Company's issued and outstanding Common Stock, or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.

            As of January 24, 1997, D.H. Blair Investment Banking Corp., the Company's Underwriter in connection with its IPO ("D.H. Blair")and certain other holders have the right to two demand registrations of the Units underlying the Unit Purchase Options. The holders of the Unit Purchase Options also will have certain piggyback registration rights. The exercise of registration rights may involve substantial expense to the Company and have a depressive effect on the market price of the Company's securities. See "Description of Securities - Shares Eligible for Future Sale."

POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

            The Company's Memorandum of Association authorizes the issuance of 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

LIMITED RIGHTS OF SHAREHOLDERS UNDER BERMUDA LAW

            The Company's corporate affairs are governed by its Memorandum of Association and bye-laws, as well as the common law of Bermuda relating to companies and the Companies Act 1981. The laws of Bermuda relating to shareholder rights, protection of minorities, fiduciary duties of directors and officers, matters of corporate governance, corporate restructurings, mergers and similar arrangements, takeovers, shareholder suits, indemnification of directors and inspection of corporate records, may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. The rights of shareholders in a Bermuda company may not be as extensive as the rights of a shareholder of a United States company and, accordingly, the holders of the Company's shares of Common Stock may be more limited in their ability to protect their interests in the Company. In addition, there is uncertainty whether the courts of Bermuda would enforce judgements of the courts of the United States and of other foreign jurisdictions. There is also uncertainty whether the courts of Bermuda would enforce actions brought in Bermuda which are predicated upon the securities laws of the United States. See "Enforceability of Civil Liabilities," "Description of Securities - Differences in Corporate Law" and "Certain Provisions of Bermuda Law."

                                 DIVIDEND POLICY

            The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain earnings, if any, to finance the growth of the Company. The Board of Directors of the Company will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION

            The following table sets forth the capitalization of the Company (i) at March 31, 1997; and (ii) as adjusted to give effect to the completion of all acquisitions of the Company since March 31, 1997, the proceeds of the Debenture offering net of issue costs and the formation and the sale of 30% of FSA Food. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                                                        MARCH 31, 1997
                                                                                                        --------------
                                                                                                     ACTUAL      AS ADJUSTED
                                                                                                  -----------    -----------
Long term debt ..................................................................................   4,293,682     14,293,682
                                                                                                  -----------    -----------
Minority Interest in Subsidiary .................................................................        --       13,032,046
                                                                                                  -----------    -----------
Stockholders' Equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding..        --             --
    Common Stock, $0.01 par value; 23,000,000 shares authorized; 2,300,000 shares issued and
    outstanding actual ..........................................................................      23,000         23,000
    Class B Common Stock, $0.01 par value; 2,000,000 shares authorized; 1,842,500 shares issued
    and outstanding; actual and as adjusted(1)(2)(3) ............................................      18,857         18,857
    Additional paid-in capital ..................................................................  22,059,698     22,059,698
    Deficit/Retained Income .....................................................................    (914,818)     2,709,385
    Foreign currency translation adjustments ....................................................  (1,728,317)    (1,728,317)
    Income restricted as to distribution ........................................................       7,307              0
                                                                                                  -----------    -----------
    Total Stockholders' Equity ..................................................................  19,465,727     23,082,623
                                                                                                  -----------    -----------
Total capitalization ............................................................................  23,759,409     50,408,351
                                                                                                  ===========    ===========

-----------
(1) The Common Stock and Class B Common Stock are essentially identical except that each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. See "Description of Securities".

(2) Excludes (i) an aggregate of 1,300,000 shares of Common Stock reserved for issuance upon exercise of certain Redeemable Class A Warrants and Redeemable Class B Warrants issued by the Company ("Warrants"); (ii) 6,900,000 shares issuable upon exercise of the Warrants included in the Units offered in connection with the Company's initial public offering that was effective on January 24, 1996, (the "Offering"); (iii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options; and (iv) 350,000 shares reserved for issuance under the Company's 1995 Stock Option Plan ; (v) 500,000 shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company; and (vi) 1,198,177 shares of Common Stock issued to the "FSAH Escrow Agent" pursuant to the FSAC Escrow Agreements. See "Certain Transactions," "Management - Executive Compensation," "Management
     - Stock Option Plan," "Description of Securities" and "Certain Transactions." Also excludes the effect of the conversion of 102,296 Class A Warrants subsequent to March 31, 1997.

(3) Includes 729,979 shares of Class B Common Stock issued upon the consummation of the Offering to the FSAH Escrow Agent pursuant to the FSAH Escrow Agreement, pursuant to which such FSAH shareholders may tender their shares of FSAH Class B Stock to the FSAH Escrow Agent against payment by the FSAH Escrow Agent of the purchase price therefor, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock (which shall be automatically converted to shares of Common Stock upon such sale) and delivery of the net proceeds thereof. See "Certain Transactions - FSAH Escrow Agreements" and "Principal Shareholders."

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

            On January 24, 1996 , the Company's Common Stock, Units, Class A Warrants and Class B Warrants were listed for quotation on the SmallCap Market on the Nasdaq System under the symbols FSAUF, FSACF, FSAWF and FSAZF, respectively. The following table sets forth, for the periods indicated the high and low bid prices for the Common Stock, Units, Class A Warrants and Class B Warrants as reported by Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark down or commissions and may not necessarily represent actual transactions.


                                                 HIGH BID       LOW BID
                                               -----------    -----------
COMMON STOCK
1996
3rd Quarter                                    $      4.75    $      2.88
4th Quarter                                    $      6.00    $      3.00

1997
1st Quarter                                    $      6.50    $      4.50
2nd Quarter                                    $      5.75    $      4.00
3rd Quarter                                    $      7.38    $      3.50
4th Quarter                                    $      8.75    $      4.63

1998
1st Quarter (through August 8, 1997)           $      8.43    $      7.13

UNITS
-----
1996
3rd Quarter                                    $      6.50    $      5.38
4th Quarter                                    $     10.00    $      5.25

1997
1st Quarter                                    $      9.72    $      6.75
2nd Quarter                                    $     11.00    $      8.25
3rd Quarter                                    $      9.75    $      6.75
4th Quarter                                    $     14.13    $      6.38

1998
1st Quarter (through August 8, 1997)           $     12.63    $     10.00

CLASS A WARRANTS
----------------
1996
3rd Quarter                                    $      3.00    $      1.50
4th Quarter                                    $      2.87    $      1.58

1997
1st Quarter                                    $      3.28    $      2.25
2nd Quarter                                    $      5.00    $      2.75

                                                 HIGH BID       LOW BID
                                               -----------    -----------
3rd Quarter                                    $      2.38    $      1.25
4th Quarter                                    $      3.88    $      1.06

1998
1st Quarter (through August 8, 1997)           $      3.28    $      2.00

CLASS B WARRANTS
----------------
1996
3rd Quarter                                    $      1.62    $       .62
4th Quarter                                    $       .88    $       .62

1997
1st Quarter                                    $      1.25    $       .25
2nd Quarter                                    $      1.50    $       .63
3rd Quarter                                    $      1.50    $       .59
4th Quarter                                    $      1.94    $       .39

1998
1st Quarter (through August 8, 1997)           $      1.44    $      1.00

            As of August 8, 1997, there were approximately 1,330 shareholders both of record and beneficial, of the Company's Common Stock.

                        SELECTED HISTORICAL AND PRO FORMA
                        CONDENSED COMBINED FINANCIAL DATA

            The following selected financial data for Starpak and L.S. Pressings, the Company's predecessor, as of and for the periods presented have been derived from the combined audited financial statements of Starpak and L.S. Pressings. The unaudited financial data, in the opinion of management, contain all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of such data. The result of the interim periods are not necessarily indicative of the results of a full year. All of the financial data set forth below should be read in conjunction with the information appearing under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                            PREDECESSOR COMPANY (1)                                       THE COMPANY
                                            -----------------------                              -----------------------------
                                                                                     MARCH 1,                         JULY 1,
                                                                                       1995      JULY 1, 1995          1996
                                                                                     TO JUNE       TO JUNE           TO MARCH
                                          YEARS ENDED FEBRUARY 28,                   30, 1995      30, 1996          31, 1997
                           -----------------------------------------------------   -----------   -----------       -----------
                               1992          1993          1994          1995
                                $             $             $             $             $             $                 $
                           -----------   -----------   -----------   -----------   -----------   -----------       -----------
STATEMENT OF OPERATIONS
Net sales .................  5,374,147     6,256,667     6,851,457     8,826,856     3,297,507    14,911,097        44,536,940
Total operating expenses...  4,744,035     5,818,092     6,414,144     8,179,083       292,806    19,833,942(2)     40,594,655
Operating income ..........    630,112       438,575       437,313       647,773       334,701    (4,922,845)        3,942,285
Interest paid .............    219,424       223,314       180,960       152,163        18,801       865,733(3)        770,087
Net income before tax .....    361,678       269,251       321,319       536,440       359,045    (5,248,942)        3,771,719
Net income after tax ......    271,036       138,839       207,916       313,882       213,829    (5,737,560)        2,972,589

                                               PREDECESSOR COMPANY (1)                                             THE COMPANY
                                               ------------------------                                            -----------
                                                FEBRUARY 28,                         JUNE 30,      JUNE 30,          MARCH 31
                                                ------------                       -----------   -----------       -----------
                               1992          1993          1994          1995          1995          1996              1997
                                $             $             $             $             $             $                 $
                           -----------   -----------   -----------   -----------   -----------   -----------       -----------

BALANCE SHEET DATA
Total assets ..............  4,446,132     3,976,769     3,976,974     5,161,709     5,917,394    23,604,994        42,832,742
Long term liabilities .....  1,562,095     1,140,244     1,112,391     1,123,665       954,718     2,361,372         4,293,682
Net working capital .......  1,305,961     1,177,250     1,194,931     1,366,602     1,524,129     4,624,417         1,632,720
Stockholder's equity ......  2,280,434     1,527,356     1,580,826     1,828,656     2,017,995    12,792,376        19,465,727

-----------

(1) Represents the combined results for Starpak and L.S. Pressings, which are deemed to be the predecessor of the Company due to the common ownership and control of such entities. The Company's fiscal year ends on June 30.
(2) Includes a one time non-cash escrow shares charge of $6,314,000 related to the release of 1.1 million shares under the terms of an Earnout Escrow Agreement between the Company, certain shareholders and D.H. Blair.
(3) Includes a non-cash charge of $396,500 relating to costs incurred in connection with a November 1995 Bridge Note Financing.

                         PRO FORMA FINANCIAL INFORMATION

            Pro forma adjustments have been made to the consolidated statements of income for the year ended June 30, 1996 to reflect the acquisitions of the combined Starpak and L.S. Pressings operations, Europair and of the Piemans Pantry operations as if these acquisitions had occurred on July 1, 1994.

            The Starpak and L.S. Pressings transactions were accounted for as predecessor to the Company, and the Europair transaction as a purchase for financial reporting purposes.

            The unaudited pro forma combined financial statements of the Company have been derived from the historical financial statements of Starpak, L.S. Pressings, Europair and Piemans Pantry. The pro forma combined statement of operations data set forth below do not purport to be indicative of the combined financial position or combined results of operations that would have occurred had the transactions been completed on July 1, 1994 or which may be expected to occur in the future.


                    PRO FORMA CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)



                                                 Nine months            Year
                                                    Ended              Ended
                                                   March 31,          June 30,
                                                     1997               1996
                                                      $                  $
                                                 -----------        -----------

Revenues                                          53,966,727         43,815,542
                                                 -----------        -----------

Net Income                                         3,095,212         (5,022,781)
                                                 -----------        -----------

Net profit/(loss) per share                             0.53              (1.95)

Number of shares in issue                          5,886,833          2,578,238


            The pro forma information has been prepared assuming that the acquisitions consummated prior to June 30, 1996 had taken place and that operations had commenced on July 1, 1994.

            The proforma information does not purport to be indicative of the results that would have actually been obtained if the acquisitions consummated prior to June 30, 1996 had occurred at the beginning of the period nor is it indicative of future results.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



INTRODUCTION

            The Company was incorporated in September 1995 to acquire, own and operate closely held companies in South Africa with annual sales in the range of approximately $5 million to $50 million. In this regard, the Company, through its South African subsidiary, FSAH, has acquired ten South African companies (collectively, the "Acquisitions") engaged in the following industry segments
(i) the manufacture of high-quality plastic packaging machinery through Starpak,
(ii) the manufacture of washers for use in the fastener industry through L.S. Pressings and its subsidiary Paper and Metal Industries, (iii) the manufacture and supply of air conditioning and refrigeration products through Europair and its subsidiary Europair Refrigeration, and (iv) the manufacture and distribution of processed food products through Piemans Pantry, Astoria, Seemanns and Gull Foods subsequently reorganized as subsidiaries of FSA Food. See "Business" and "Certain Transactions." The Company has funded itself since inception primarily through stockholders' loans and capital contributions and the private placements of notes and warrants and debentures and the proceeds of its initial public offering completed in January 1996. The Company anticipates that it will derive revenues primarily through income generated from the operations of acquired operating companies in South Africa.

            The annual rate of inflation in South Africa for the periods set forth below was as follows:


                  FISCAL YEAR 1995                    FISCAL YEAR 1996
                  ----------------                    ----------------
                       10.0%                               6.9%

            The average rate for the South African Rand against the U.S. dollar for the periods under discussion were as follows:


                  FISCAL YEAR 1995                    FISCAL YEAR 1996
                  ----------------                    ----------------
                     $1 = R3.53                         $1 = R3.85

                  Depreciation of 9.06%


Results of Operations

            This discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the financial statements and notes thereto appearing elsewhere in this document. In this discussion, "Pro Forma" includes all the combined results for the Company's acquisitions that have been consummated since the Company's Initial Public Offering in January, The "Pro Forma" results may not be representative of the actual results that would have been achieved had such events actually occurred at the beginning of the periods indicated.

            The Company's Consolidated Balance Sheet and Statement of Income reflect the twelve month period ending June 30, 1996. The Statement of Income includes the operations of L.S. Pressings (Pty) Limited and Starpak (Pty)
Limited for the full twelve month period, the operations of Europair (Pty) Limited from January 24, 1996 and the operation of Piemans Pantry (Pty) Limited from June 3, 1996. Starpak and L.S. Pressings are deemed capital predecessors of the Company, while the operations of Europair and Piemans Pantry have been accounted for upon consummation of their acquisition.

            Due to the lack of comparative prior financial periods, and in order to provide a meaningful reference point in the Management's Discussion and Analysis, comparative twelve month pro forma results have been added for the twelve-month periods ended June 30, 1996 and 1995 respectively. These pro forma results include the results for all of the Company's acquisitions made prior to June 30, 1996. Attention is drawn to the Management's Discussion and Analysis for the Pro Forma periods mentioned above. This section provides the most meaningful analysis of the Company's performance on a broader time scale.

                                               PROFORMA (UNAUDITED)         (UNAUDITED)
                                              Year Ended   Year ended    Nine Months Ended
                                               June 30,     June 30,   Sept. 30,   Sept. 30,
                                                1996         1995        1996        1997
Costs of sales ................................ 53.0%        53.4%       60.6%       55.1%
Gross profit .................................. 47.0%        46.6%       39.4%       44.9%
Selling, general and administrative
   expenses ................................... 37.0%        36.0%       31.9%       36.0%
Interest expense ..............................  3.9%         2.3%        5.8%        1.7%
Operating income (pre-noncash escrow
   charge) .................................... 10.0%         9.0%        7.4%        8.9%
Other income (net of other expenses) ..........  2.3%         1.4%        2.0%        1.3%
Income before income taxes (pre-noncash
   escrow charge) .............................  8.4%         8.1%         --          --
Income before income taxes .................... (8.7%)        8.1%        3.7%        8.5%

Nine Months Ended March 31, 1997
Compared to Nine Months Ended March 31, 1996

            Sales for the nine months ended March 31, 1997 were $44,536,940 versus $13,406,104 for the comparable period in 1996. This increase is primarily due to the acquisitions the Company has completed since its IPO on January 24, 1996. All results for the nine months ended March 31, 1996 relate to the results of L.S. Pressings, Starpak, and Europair alone.

            Costs of goods sold for the nine months ended March 31, 1997 were $24,543,952, or 55.1 % of sale versus $8,128,789 or 60.6%, for the comparable period in 1996. This decrease in the percentage of cost of goods sold is primarily due to the lower cost of goods percentage associated with the Company's processed food operations.

            Sales, general and administrative costs were $16,050,703 for the nine months ended March 31, 1997 or 36% of sales versus $4,274,943 for the comparable period in 1996 or 31.9% of sales. This increase can primarily be attributed to their increased ratio of sales costs to revenues generated in the Company's processed food operations as opposed to the manufacturing operations of the Company's predecessor, as well as general and administrative costs incurred by the Company's corporate offices during the nine months ended March 31, 1997, which were not incurred in the comparable period in 1996.

            Interest expenses were $770,087 for the nine months ended March 31, 1997 versus $777,004 for the comparable period in 1996. The interest expense for the nine months ended March 31, 1996 includes a one time interest expense of $418,167 related to the interest charged to the Company as a result of its Bridge Financing transaction which took place in November 1995. The operating interest expenses of the Company's subsidiaries has increased from $358,837 to $770,087. The increase is primarily attributable to the increase in the Company's bank borrowings and long term debt for the nine months ended March 31, 1997 as compared to the comparable period in 1996. In addition, the Company's subsidiary, FSAH, borrowed approximately $1,100,000 which it utilized as a portion of its acquisition costs.

            Other income for the nine months ended March 31, 1997, was $599,521 versus $269,292 in the comparable period in 1996. This is primarily made up of rebates and other supplier discounts paid to the Company's operating subsidiaries.

            Net profit for the nine month period ended March 31, 1997, was $2,972,589 or a gain of $.61 per share as compared to a net loss of $198,174 or $.16 per share in the comparable period in 1996. For purposes of its earnings per share calculation for the nine months ended March 31,1997, the Company had 4,902,280 shares outstanding at such date (including 1,033,583 shares to be issued in fulfilment of acquisition agreements entered into during the prior six months) as opposed to 1,209,349 for the comparable period in 1996.

Pro Forma Twelve Months Ended June 30, 1996
Compared to Pro Forma Twelve Months Ended June 30, 1995

            Proforma sales for the 12 months ended June 30, 1996 increased 11.6% to $36,907,198 from $33,062,715 for the period ended June 30, 1995. The increase included a 2.0% decrease in the combined sales of L.S. Pressings, and of Starpak, a 3.9% increase in the sales of Europair Africa and a 26% increase in the sales of Piemans Pantry. The decrease in sales of L.S. Pressings and Starpak as well as the relatively slow growth of Europair Africa can be primarily attributed to the above average macro-economic growth South Africa experienced following the April 1994 elections. In the 12 months leading up to the first South African national elections the country faced tremendous uncertainty. Corporate capital expenditures were frozen pending the results of the election. Upon the peaceful conclusion of the election, business confidence was boosted and spending on capital goods resumed at an above average pace, resulting in increased volume sales for all three companies. Capital spending rates have decreased in fiscal 1996 as opposed to the above average rates following the April 1994 elections. In contrast, Piemans Pantry's rapid growth continued to be fueled by an overall increase in the South African meat pie market.

            Proforma cost of goods sold were $19,555,997 and $17,983,400 for the twelve months ended June 30, 1996 and 1995 respectively. This represented 53% of sales for the twelve months ended June 30, 1996 versus 54.4 % for the corresponding period in 1995. This decrease can be primarily explained by improved productivity at Piemans Pantry due to increased automation.

            Proforma sales, general and administrative costs increased to $13,670,868 from $12,110,748 for the twelve months ended June 30, 1996 and 1995, respectively. This represented 37.0% of sales for the twelve months ended June 30, 1996 versus 36.6% for the corresponding period a year earlier. During the period in fiscal 1996, the Company's net corporate expenses accounted for approximately .6% of this increase.

            Proforma interest expenses increased to $1,428,617 during the twelve months ended June 30, 1996 from $768,413 for the twelve months ended June 30, 1995. Most of this increase can be attributed to a non-cash charge of $396,000 that the Company took in connection with its November 1995 private placement of Bridge Notes. In addition, long-term debt increased as a result of debt utilized as part of the Company's acquisition financing as well as increased investment in fixed assets which was facilitated through the utilization of long-term debt facilities.

            Proforma other income was $832,519 and $466,356 for the twelve months ended June 30, 1996 and 1995, respectively, primarily as a result of interest earned on greater net positive cash balances for the year ended June 30, 1996, as opposed to the corresponding period in 1995.

            The Company recorded a non-cash escrow share charge of $6,314,000 for the year ended June 30, 1996. This charge relates to the release of 1,100,000 shares pursuant to an Earnout Escrow Agreement that the Company entered into on October 30, 1995, as amended. Under the terms of this agreement, 1,100,000 shares were deposited in escrow subject to the Company achieving certain pre-tax Pro Forma earnings results as set forth in such agreement, as amended. It is management's belief that the Pro Forma results for June 30, 1996 have met the earnout requirements of this agreement, as amended, and as a result the Company has taken this one time non-cash charge which is calculated by multiplying 1,100,000 shares by the current bid price of the Company's Common Stock. The $6,314,000 charge has been reflected as additional Capital in Excess of Par in the June 30, 1996 Balance Sheets. The release of such 1,100,000 shares from the earnout escrow was effected in October 1996.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS - PREDECESSOR COMPANY.

The annual rate of inflation in South Africa for the period set forth below was as follows:

                   1993                    1994                    1995
                   ----                    ----                    ----
                   13.9%                   9.7%                 8.6% (est.)

The average rate for the South African Rand against the U.S. dollar for the periods under discussion were as follows:

           FISCAL YEAR 1993         FISCAL YEAR 1994        FISCAL YEAR 1995
           ----------------         ----------------        ----------------
             $1 = R2.90              $1 = R3.32               $1 = R3.53
           Depreciation of             14.48%                   6.3%

            Based on these figures, in evaluating the comparable sales and expense numbers for the companies in question for the period ended February 28, 1995 versus the period ended February 28, 1994, approximately 3.5% of the increase in sales and expenses can be attributed to the net effect of the rate of inflation of South Africa. The calendar year figures are provided with the fiscal year figures as set forth above to provide an effective comparison of inflation figures for the periods in question.

Results of Operations

            This discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the financial statements and notes thereto appearing elsewhere in this Prospectus. In this discussion, "Historical" reflects the combined historical financial data of Starpak and L.S. Pressings. Prior to the Company's initial public offering, such entities were each principally owned by FSA Stock Trust, a principal stockholder of the Company, and are therefore treated as the Company's predecessor. "Pro Forma" assumes the consummation of this Offering and the acquisition of Europair.

COMBINED RESULTS FOR STARPAK AND L.S. PRESSINGS

                                       PERIOD FROM
                                      MARCH 1, 1995 TO
        AS PERCENTAGE OF SALES         JUNE 30, 1995       FISCAL YEAR ENDED FEBRUARY 28,
        ----------------------         -------------       -------------------------------
                                                           1995     1994     1993
                                                           ----     ----     ----
Costs of sales .............................57.0%          57.3%    65.9%    66.0%
Gross profit ...............................43.0%          42.7%    34.1%    34.0%
Selling, general and administrative
expenses ...................................32.8%          35.4%    27.7%    27.0%
Interest expense ...........................20.5%           1.7%     2.6%     3.6%
Operating income ...........................10.1%           7.3%     6.4%     7.0%
Other income (net of other expenses) ....... 1.3%           0.5%     0.9%     0.9%
Income before income taxes ................. 1.9%           6.1%     4.7%     4.3%

Twelve Months Ended February 28, 1995 Compared to Twelve Months
Ended February 28, 1994

            Historical sales for the twelve months ended February 28, 1995 increased 28.8% to $8,826,856 from $6,851,457 for the period ended February 28, 1994. As adjusted for inflation, historical sales volume increased approximately 25%. The increase included a 48% increase in sales of L.S. Pressings (or approximately 45% volume increase) and a .05% decrease (a 3% volume increase adjusting for inflation) in the sales of Starpak. The overall growth in the volume of sales of the companies can be primarily attributable to the improvement in macro-economic conditions in South Africa following the April 1994 elections, as described above.

            The Historical cost of goods sold were $5,058,749 and $4,513,384 for the twelve months ended February 28, 1995 and 1994, respectively. This represented 57.3% of sales for the twelve months ended February 28, 1995 versus 65.9% for the corresponding period a year earlier. Decreases in cost of goods sold were experienced in both Starpak and L.S. Pressings and can be attributed primarily to more efficient production that resulted from the increase in revenues, as both companies have relatively fixed manufacturing overhead costs. In addition, labor costs as a percentage of sales were reduced, as there were a number of work stoppages in support of political causes prior to the elections which negatively impacted on the cost of sales for the year ended February 28, 1994.

            Historical sales, general and administrative costs increased 64% to $3,120,334 from $1,900,760 for the twelve months ended February 28, 1995 and 1994, respectively. This represented 35.4% of sales for the twelve months ended February 28, 1995 versus 27.7% for the corresponding period a year earlier. These increases were experienced in both companies and can be attributed primarily to increased expenditures in administrative personnel as well as an increase of $213,280 in management profit sharing bonuses which resulted from an increase in operating profits.

            Historical interest expenses declined to $152,163 during the twelve months ended February 28, 1995 from $180,960 for the twelve months ended February 28, 1994. This decrease can be attributed primarily to a decline in the average level of borrowings during the year. However, in order to support expansion, the companies increased their investment in fixed assets during the last quarter of the fiscal year. As a result, despite the lower average level of borrowings during the year, the aggregate interest-bearing debt at February 28, 1995 was $1,180,000 while the corresponding balance at February 28, 1994 was $1,070,000.

            Historical other income was $40,830 and $64,966 for the twelve months ended February 28, 1995 and 1994, respectively. The decrease can be attributed primarily to a decline in other income earned by Starpak due to the release of bad debt provisions in 1994, as well as a loss on the disposal of fixed assets.

            During fiscal 1995 the South African tax authorities lowered corporate income taxes from 40% to 35%. This has resulted in a 5% increase in net income for the Company for the year ended February 28, 1995 as compared to the corresponding period in 1994.

Twelve Months Ended February 28, 1994 compared to Twelve Months
Ended February 28, 1993.

            Historical sales for the twelve months ended February 28, 1994 increased 9.5% to $6,851,457 from $6,256,667 for the period ended February 28, 1994. The increase included a 3.7% increase in volume sales of L.S. Pressings, and a 9.3% increase in the volume sales of Starpak.

            Historical cost of goods sold were $4,513,384 and $4,128,047 for the twelve months ended February 28, 1994 and 1993, respectively. This represented 65.9% of sales for the twelve months ended February 28, 1994 versus 66.0% for the corresponding period in the prior year.

            Historical sales, general and administrative costs increased to $1,900,760 from $1,690,045 for the twelve months ended February 28, 1994 and 1993, respectively. This represented 27.7% of sales for the twelve months ended February 28, 1994 versus 27.0% for the corresponding period in the prior year.

            Historical interest expenses declined to $180,960 during the twelve months ended February 28, 1994 from $223,314 for the twelve months ended February 28, 1993. This decrease can be attributed primarily to a decline in the level of borrowings. The reduction in interest expense for the fiscal year ended February 28, 1994 relative to fiscal year ended February 28, 1993 was due principally to a reduction in interest rates, as the prime borrowing rate was reduced from 20.25% at February 28, 1993 to 15.25% at February 28, 1994.

            Historical other income was $64,996 and $53,990 for the twelve months ended February 28, 1994 and 1993, respectively.

LIQUIDITY AND CAPITAL RESOURCES

            In January 1996, the Company raised approximately $9 million in net proceeds after all fees and expenses from its initial public offering. Proceeds of that offering have been primarily utilized to fund the Company's acquisitions as well as to provide a certain amount of working capital to its South African subsidiaries. During the period April 1996 to August 1997, the Company closed a subordinated convertible debenture offering which raised approximately $9.4 million in net proceeds after all fees and expenses. Of this amount, approximately $3 million was utilized to acquire Gull Foods, approximately $1,000,000 was utilized to acquire Pakmatic, and approximately $1,000,000 was utilized to pay for the cash portion of the second tranche of the Piemans Pantry acquisition.

            As of March 31, 1997, the Company had $2,245,322 in cash with working capital of $1,632,720. As of March 31, 1997, the Company had a total of $8,237,937 in bank debt, of which $3,944,255 was classified as current.

            Cash flows provided by operating activities for the period ended March 31, 1997 totaled $6,180,417. Cash flows used in investing activities for the period ended March 31, 1997 totaled $10,172,593 primarily attributable to the purchase of assets and acquisition of subsidiaries. Net cash provided by financing activities generated $1,488,837 during the period ended March 31, 1997. Approximately $1,700,000 remains to be paid with respect to the Piemans Pantry acquisition subsequent to the date of this Prospectus.

            The Company's operating subsidiaries generally collect their receivables within 65 - 90 days and reserve approximately 19% for doubtful accounts. Historically, the Company's operating and capital needs have been met by internal cash flow and outside bank borrowing. It is management's belief that capital expenditures for the foreseeable future can continue to be met by internal cash flow and bank borrowing. The Company's operating subsidiaries engage in certain hedging transactions with respect to certain overseas purchases in order to lock in a specified exchange rate. In addition, in May 1996, the Company, through Swiss Bank Corporation, purchased a 12 month option to acquire the equivalent of $5 million in South African Rand at the strike price of five Rand to the Dollar. This option has the effect of hedging $5 million of the Company's fiscal 1997 earnings, in the event the exchange rate of the South African Rand falls below this strike price. The cost of such option was approximately $150,000 and is being amortized over the length of the option.

            On June 3, 1996, the Company, through FSAH, acquired all of the outstanding stock and assets of Piemans Pantry Proprietary Ltd., and Surfs-Up Proprietary Ltd. (collectively referred to as "Piemans Pantry") from John Welch, Heinz Andreas and Michael Morgan. The consideration for all of the stock and assets of Piemans Pantry was 40,000,000 South African Rand (approximately $9.2 million as of June 3, 1996) which consideration was comprised of both cash and Class B Shares of FSAH, $3,400,000 of which remains to be paid subsequent to the date of this Prospectus.

            On October 24, 1996, the Company, through FSAH, acquired Astoria from Wolfgang Burre. The consideration for all of the stock and assets of Astoria was 24,000,000 South African Rand (approximately $5,106,383.00 as of November 8, 1996) which consideration was comprised of both cash and Class B shares of FSAH, of which approximately 50% remains to be paid subsequent to the date of this Prospectus.

            On January 23, 1997, the Company acquired Seemanns through FSAH from Mark and Ivan Jericevich. The consideration for all the stock of Seemanns was Rand 25,000,000 (approximately $5,300,000 as of January 23, 1996), which consideration was comprised of both cash and Class B shares of FSAH, of which approximately 40% remains to be paid subsequent to the date of this Prospectus.

            On April 22, 1997, the Company acquired Gull Foods through FSAH from Ian Store, Allen James, and Douglas Varkevisser. The consideration for all the stock of Seemanns was Rand 18,000,000 (approximately $10,660,000 as of April 22,
1996), which consideration was comprised of both cash and Class B shares of FSAH, of which approximately 48% remains to be paid, subsequent to the date of this Prospectus.

            As of March 31, 1997, the Company had approximately $9.5 million in cash contingent payment due to the vendors of the various businesses it had acquired. The Company utilized approximately $1.35 million of the money raised through the sale of its debentures to meet a portion of these payments. In addition, approximately $3.4 million raised by the Company in the sale through a private placement of 12,500,000 shares of FSA Food will be utilized to pay down forthcoming contingency payments due by September 30, 1997. The Company anticipates that the remaining amounts, under these obligations, will be paid through its operating cash flow, external borrowings, or further equity placements.

            The Company also utilized $3 million from the sale of its debentures for the acquisitions of Gull Foods and approximately $1 million for the acquisition of Pakmatic. The remaining proceeds from the debenture offering will be utilized for further acquisitions and other corporate purposes.

            The Company intends to continue to pursue an acquisition strategy in South Africa and anticipates utilizing a substantial portion of its cash balances and operating earnings to fund this strategy to the extent that suitable acquisition candidates can be identified.

            The Company may be required to incur additional indebtedness or equity financing in connection with future acquisitions. There is no assurance that the Company will be able to incur additional indebtedness or raise additional equity to finance future acquisitions on terms acceptable to management, if at all.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

            Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," issued in February 1997, changes the method of calculating earnings per share and will be effective for the Company's financial statements for the year ending December 31, 1997. Earlier application is not permitted. However, the Company is permitted to disclose pro forma earnings per share amounts computed using this Statement in periods prior to adoption. Upon adoption, all prior period earnings per share data presented shall be restated to conform to this Statement. The calculation of earnings per share under SFAS No. 128 is simpler than prior methods and more consistent with International Accounting Standards. Given the Company's historical losses, common stock equivalents were excluded from prior pro forma earnings per share calculations because they were anti-dilutive. Therefore, adoption of this standard is not expected to have a material impact on amounts previously reported as pro forma net loss per common share.

            As calculated under SFAS 128, pro forma basic earnings per share for the Company, on an As Adjusted basis, would be as follows:

                 Year ended June 30, 1995.......................  $0.51
                 Year ended June 30, 1996.......................  (1.95)
                 Nine months ended March 31, 1997...............   0.53
                 Nine months ended March 31, 1996...............   0.42

            Amounts previously disclosed As Adjusted pro forma earnings per share are not materially different from diluted earnings per share as computed under SFAS 128.

            SFAS No. 130, "Reporting Comprehensive Income," issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on available-for-sale securities. This Statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. The Company expects to adopt this Statement beginning with its 1998 financial statements.

            SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company is currently evaluating its options for disclosure and will adopt the Statement in its financial statements for the year ending December 31, 1998.

                                    BUSINESS

GENERAL

            The Company was organized to acquire, own and operate seasoned, closely held companies in South Africa with annual sales in the range of approximately $5 to $50 million. The Company has acquired through FSAH, ten businesses based in South Africa that are as a group engaged in the following industry segments:

            1.          High quality plastic packaging machinery.
            2.          Metal washers used in the fastener industry.
            3.          Air conditioning and refrigeration machinery components.
            4.          Processed foods.

            Upon completion of its initial public offering in January 1996, the Company acquired Starpak (Pty) Limited, which is engaged in the manufacture of high quality plastic packaging machinery; L.S. Pressing (Pty) Limited, which is engaged in the manufacture of washers for use in the fastener industry; and Europair Africa (Pty) Ltd., which is engaged in the manufacture and supply of air conditioning products. In April 1996, L.S. Pressings acquired the assets and business of Paper & Metal Industries, a small manufacturer of rough washers for use in the fastener industry. In April 1996, Europair acquired the assets and business of Universal Refrigeration, an agent and supplier of refrigeration products. In June 1996, FSAH acquired Piemans Pantry, a manufacturer and distributor of high quality meat pies. In October 1996, FSAH acquired Astoria Bakery and Astoria Bakery Lesotho, manufacturers and distributors of speciality baked breads and confectionary products. In November 1996, the Company acquired the assets of Alfapak (Pty) Ltd., a manufacturer of plastic film and printed plastic bags. In January 1997, FSAH acquired Seemann's, a manufacturer and distributor of a wide range of processed meat products. In April 1997, FSAH acquired the business and assets of Gull Foods, a manufacturer of value-added prepared foods. In May 1997, the Company acquired Pakmatic Company (Pty), Ltd., a distributor of automatic process and packaging machinery. In June 1997, FSAH transferred all of the shares of Piemans Pantry, Astoria, Seemanns and Gull Foods to FSA Food and completed (i) the initial public offering of 5,000,000 ordinary shares of common stock of FSA Food in South Africa, which shares are listed on the Johannesburg Stock Exchange, (ii) an institutional private placement in South Africa of 20,000,000 ordinary shares of common stock of FSA Food, and (iii) a private placement of 12,500,000 ordinary shares of common stock to management and staff. As of August 11, 1997, FSAH owned 70% of the issued and outstanding shares of FSA Food.

            FSAH manages the Company's business interests in South Africa. FSAH monitors the operational performance of its subsidiaries and seeks out prospective acquisition candidates in businesses that complement or are otherwise related to the Company's existing acquisitions, and in other businesses that may be identified by the Company's management.

HISTORY

            The  Company  was   founded  in   September   1995  in  response  to
management's perception of a growing global interest in South Africa as an emerging market. The Company believes that the recent relaxation of trade and financial sanctions and the reintegration of South Africa into the world economic community may increase the opportunity for improved growth in the South African economy in general and more particularly in the industry segments in which the Company is engaged.

STRATEGY

            The Company intends to continue to focus its efforts on businesses related to infrastructure development and consumer goods that the Company believes are well situated to benefit from South Africa's on-going transformation into an active participant in the global market place. The Company's strategy is to expand and improve its current operations in the industry sectors in which its operating subsidiaries are currently engaged, and in other related industry sectors, by acquiring mid-size, closely held companies in South Africa that operate efficiently, profitably and have seasoned management. The Company believes that it can acquire these types of companies at lower multiples of earnings than comparable companies would command in the United States. The Company seeks to benefit from the combination of business factors that South Africa has to offer, which includes a skilled work force, effective and expanding infrastructure and increasing access to foreign markets. The Company may also consider investments in businesses that are located in other countries, or are engaged in other industries, and in South African companies, the securities of which are publicly traded, that meet the Company's price and quality requirements. The Company has and will continue to identify potential acquisition candidates through the industry contacts of management and the managements of its subsidiaries, as well as through other general business sources. To date, the Company has financed its acquisitions through a combination of cash, issuance of shares of stock of FSAH or the Company and debt financing. The Company anticipates that it will continue to follow similar financing strategies in its future acquisitions.

THE ACQUISITIONS

            The following is a description of the businesses in each of the Company's industry segments:

PLASTIC PACKAGING MACHINERY
STARPAK

            Starpak manufactures high quality plastic packaging machinery and does business under the name of Levy and Smith. Starpak's operations are located in Johannesburg with service offices in Durban and Cape Town. Machinery manufactured by Starpak is generally used by manufacturers to provide low cost and high quality packaging for a broad spectrum of consumer goods. Its machines are used in industries such as food, baking, beverages, cosmetics, pharmaceuticals, chemicals, motor oils, printing, hardware and general trade. Starpak markets its products directly and through independent sales agents. Over 96% of Starpak's sales are generated through its in-house sales force. During the last fiscal year, no one customer accounted for more than 10% of Starpak's annual sales. Prior to such time, Albany Bakeries, which developed a new bread packaging product, and the Premier Group, which purchased a wide range of bakery packaging equipment, accounted for more than 10% of Starpak's annual sales in the previous two fiscal years.

            Starpak competes on the basis of quality. Starpak faces competition from major competitors whose machines are frequently less expensive, although Starpak believes that they are of lower quality than machines produced by Starpak. To the best of its knowledge, management estimates that the total market for shrink packaging machinery in South Africa in 1996 was approximately $11,100,000. Of this total market, Starpak has an estimated 46% share, with the remainder of the market being serviced by a number of small packaging machine manufacturing companies. In the past, Starpak has experienced a seasonal down-turn in its business during the period commencing mid-December and ending at the end of February. This down-turn appears to be due to the main summer holidays in South Africa that occur during such period. The most active period for receipt of orders has historically been from July to the beginning of December. As of July 31, 1997, Starpak's backlog of firm orders was approximately 4,171,152 Rand compared to approximately 3,754,037 Rand as of July 31, 1996.

            Although Starpak's principal suppliers are foreign companies, each principal supplier is represented locally in South Africa and to date, Starpak has not experienced material difficulties or delays in obtaining products or supplies. Almost all local suppliers are on thirty-day terms, while items purchased directly from overseas suppliers require irrevocable letters of credit. Motors, which comprise approximately 5% of the cost of the machines, are imported directly from non-African sources. Other products obtained by Starpak from its suppliers include electronic controllers, pneumatics, overloads, contractors, switches and Teflon tape.

FASTENER INDUSTRY
L.S. PRESSINGS

            L.S. Pressings and its subsidiary, Paper & Metal Industries, manufacture washers for supply to distributors of nuts and bolts who in turn distribute L. S. Pressing products to end users in various industries and markets. L.S. Pressings' operations are located in Johannesburg. L.S Pressings manufactures a full range of washers to metric, capital imperial as well as U.S. specifications. In addition, it manufactures special size washers to suit customers specific requirements. Washers are manufactured from mild steel, black (heat tempered) steel, copper, brass, fiber and various plastics. Washers are used in numerous industries, including automotive, electrical, furniture and construction industries. They are also used for sealing purposes, water piping and as a non-conductive element. L.S. Pressings has no sales representatives with orders being placed directly by customers. Substantially all of the customers are distributors who resell the washers to end users.

            L.S. Pressings believes that it is the single largest supplier of washers in the South African market, although a number of competitors compete with L.S. Pressings in particular niches. L.S. Pressings' strongest competition is from importers of standard size washers manufactured in Taiwan. However, importers of Taiwanese washers generally do not offer a "one-stop" source of supply and L.S. Pressings believes it competes successfully with respect to pricing. As a result, the importers have not had a substantial impact on L.S. Pressings' sales although there can be no assurance that this will remain the case. L.S. Pressings believes that no other South African manufacturer of washers offers a comparable range of products. L.S. Pressings typically manufactures to order and delivers within approximately 10 days of order. Backlog numbers are therefore not significant for L.S. Pressings and tend to vary widely. However, as of July 31, 1997, L.S. Pressings' firm order backlog was 210,000 Rand as compared with 167,000 Rand on July 31, 1996.

            All of L.S. Pressings' suppliers are local companies. In the last year there has been a shortage of scrap metal in South Africa, although L.S. Pressings has had no material problems obtaining scrap required for its operations. Spring washers, which comprise approximately 10% of L.S. Pressings' annual sales, are manufactured using a different process to that adopted by L.S. Pressings. As a result, L.S. Pressings purchases spring washers from locally-represented suppliers. Apart from the month of December when its factories are closed, there is no particular seasonality to these businesses.



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



AIR CONDITIONING AND REFRIGERATION
EUROPAIR

            Europair manufactures and supplies products, parts and accessories to the heating, ventilation and air conditioning industry ("HVAC") in South Africa. Europair's operations are located in Johannesburg with branch offices in Durban, Cape Town, Port Elizabeth, East London, Nelspruit and Petersburg. Europair seeks to provide a single source of components and accessories for original equipment manufacturers, contractors and duct shops in South Africa and neighboring countries. Its products include grilles, flexible ducting, flanging, insulation, humidifiers, fire dampers and other accessory products for the air conditioning industry. Europair markets its products primarily through its sales personnel directly to air conditioning and building contractors as well as to other agents.

            Europair believes it is unique in South Africa in its increasing capacity as a full-range supplier to the HVAC industry and believes it does not currently compete directly with any supplier that offers as comprehensive a range of products. Europair does, however, have a number of competitors in each of its product groups. Increasingly, the threat of competition is presented by less expensive imports, although such imports are sometimes lower quality and the importers are generally unable to stock a broad range of products. As Europair is in the air conditioning and refrigeration business it experiences a seasonality that corresponds with the summer months in the Southern hemisphere. Typically, sales are higher in the months of October through February.
Europair's firm order backlog does not represent a material portion of its annual sales.

            Europair relies on local suppliers to provide it with aluminum extrusions, aluminum foil, fiberglass and other insulation material, fire dampers, steel and wire in the manufacturing of Europair's products and for inclusion in other products sold by Europair. The principal foreign suppliers of Europair provide it with humidifiers, glue, air valves, vinyl, polyester, access doors and fans. Ordinarily, Europair does not experience material difficulty in procuring the raw materials required for its production processes. Aluminum prices are, however, commodity driven and change frequently. The Durban factory experienced a substantial inventory shortage with respect to its aluminum requirements in October and November 1994 due to a countrywide shortage of aluminum. In response to such shortage Europair has accumulated and maintains a substantial stockpile of aluminum.

            Universal Refrigeration has been renamed Europair Refrigeration and is a wholly-owned subsidiary of Europair engaged as an agent in the distribution and supply of various refrigeration related products. Its sales are generated through Europair's existing national sales network.

PROCESSED FOODS - FSA FOODS
PIEMANS PANTRY

            Piemans Pantry was acquired by the Company in June 1996. Piemans Pantry manufactures, sells and distributes quality meat, vegetarian and fruit pies, both in the baked and frozen, unbaked form. The business manufactures, markets and distributes from its headquarters in Krugerdorp, Gauteng and has a regional sales office in KwaZulu-Natal. Piemans Pantry strives to emphasize the highest standards of quality control and consistency of product. It's major customers are independent retail baker shops, pie shop franchises, in-store bakeries, national bread bakery groups, institutional cafeterias and convenience stores. Piemans Pantry's sales are conducted through its own employees, as well as through distributors/agents. Approximately 60% of Piemans' sales are internally generated with the remainder


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



through agents. During the last fiscal year the Spar Group (a cooperative of independent supermarkets) accounted for 19% of the Piemans Pantry's sales, while the London Pie Company (a pie store franchise chain) contributed 15% of Piemans Pantry's sales. In the previous two fiscal years, no customer accounted for more than 20% of Piemans Pantry's sales.

            Piemans Pantry competes on the basis of quality. It faces competition from a number of manufacturers, primarily those supplying to the lower end of the market. Piemans Pantry believes that it has only one significant competitor and that its market share is currently around 20%. Piemans Pantry's business is slightly stronger in the months of July through October as well as in December. However, these increases are not significant to make this a seasonal business. Piemans Pantry manufactures to order on a daily basis. Backlog is therefore not counted, nor is it relevant in the analysis of Piemans Pantry's business.

            Piemans Pantry's principal suppliers for its pastry and filling ingredients are both local and foreign companies. All suppliers except one have immediate alternative sources. Piemans Pantry selects its suppliers on the basis of quality and price and to date it has had no difficulty in obtaining sufficient supplies.

ASTORIA BAKERY

            Astoria Bakery manufactures, sells and distributes high margin specialty breads such as special rye breads in the Republic of South Africa from its bakery in Randburg. Its major customer is Woolworths, a large South African department chain store, accounting for approximately 65% of sales. In the previous two fiscal years, Woolworths accounted for approximately 57% of Astoria's sales. Astoria strives to emphasize the highest standards of quality as well as uniqueness of product in its specialty lines. It faces competition from a number of manufacturers, however, Astoria believes that it dominates the market for specialty breads in Gauteng.

            In addition, Astoria Bakers Lesotho manufactures, sells and distributes staple bread to the Lesotho market, from its bakers in Maseru, the capital of Lesotho. In Lesotho, Astoria has one major competitor who has 40% of the Lesotho bread market. Astoria also has approximately 40% of this market and the balance is controlled by in-store bakeries.

GULL FOODS

            Gull Foods manufactures and sells a wide range of prepared food products. Gull's product line includes over 150 products ranging from hamburger patties, prepared sandwiches, salads, prepared pastas, pizzas, and flavored breads. Gull manufactures and markets from its headquarters in Bronkhorstpruit, a small town east of Pretoria. It strives to emphasize the highest standard of quality in all its product lines. Its major customer is Woolworths, (a large South African department store chain) which in Gull's last three fiscal years has accounted for approximately 86% of Gull's revenues. Gull's remaining business is derived from sales to the airline and institutional catering industries.

            Gull competes on the basis of quality and range of product. It believes that it does not face direct competition in the Gauteng area of South Africa and has a number of smaller competitors who supply to Woolworths in the South African Cape. All of the products sold to Woolworths are marketed under the Woolworths label. Gull generally sees an increase in its business during November and December, as well as a seasonal increase during the Easter period. However, these increases are not significant enough to make Gull a seasonable business.

            Gull sells its products to order and therefore does not carry a backlog. Gull's suppliers are all located in South Africa. All of Gull's suppliers have immediate alternative sources. Gull selects its suppliers on the basis of quality and price and to date has had no difficulty obtaining adequate supplies.

SEEMANNS

            Seemanns manufactures, sells, and distributes a wide range of processed meat products including products typically found in retail butcheries, as well as high margin processed and smoked meat products. Seemanns manufactures, markets and distributes from its headquarters in Randburg. It strives to emphasize the highest standard of quality in all its product lines and has become a well known brand name in its specialty areas. Its major customers are its own retail outlets, accounting for approximately 35% of its revenues, as well as the Pick n' Pay Group, one of South Africa's largest supermarket chains, which accounted for approximately 35% of Seemann's sales in Seemanns fiscal year ending February 28, 1997. In the previous two years, Pick n' Pay accounted for more than 10% but less than 20% of Seemann's sales. In addition, Seemanns sells to a number of institutional catering organizations, restaurant chains, and other institutional customers. Seemanns competes on the basis of quality and range of product. It faces competition from retail butchery chains, as well as supermarket groups. As a manufacturer, Seemanns believes that it has established a strong niche in the market for high quality smoked and processed meat products in the Johannesburg area. Seemanns generally sees an increase in its business during November and December, as well as a seasonal increase during the Easter period. However, these increases are not significant enough to make Seemanns a seasonable business.

            Seemanns carries significant amounts of raw meat inventory, as it purchases supplies on a market related basis. When raw materials are cheap, Seemanns typically uses its strong cash resources, to stock pile meat at favorable prices. On the manufacturing side however, Seemanns sells it processed meats on a daily basis and therefore does not carry a significant backlog of orders. Seemanns' principal suppliers are mostly local. All suppliers have immediate alternative sources. Seemanns selects is suppliers on the basis of quality and price and to date has had no difficulty obtaining adequate supplies.

REGULATION

            The Company's South African business operation is subject to a number of laws and regulations governing the use and disposition of hazardous substances, air and water pollution and other activities that effect the environment. The Company's management believes that each of its subsidiaries is in substantial compliance with applicable South African law and the regulations promulgated under such law and that no violation of any such law or regulation by any such company has occurred which would have a material adverse effect on the financial condition of the Company.

EMPLOYEES

            As of August 8, 1997, in addition to its President who devotes substantially all of his business time to the Company, the Company had only one full-time salaried employee. "See Management - Employment Agreements". As of such date, FSAH had only four full-time salaried employees. The Company intends to add employees as necessary to meet management and other requirements from time to time. On July 1,


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



1996, FSAH entered into an employment agreement with Cornelius J. Roodt to act as its Managing Director. See "Management- Employment Agreements". As of August 8, 1997, the Company's operating subsidiaries employed approximately 1,500 people.

PROPERTIES

            The Company's principal executive offices are located at Clarendon House, Church Street, Hamilton, HM 11, Bermuda. The Company's U.S. subsidiary, First South African Management Corp. (FSAM) has its principal executive offices at 2665 South Bayshore Drive, Suite 702, Coconut Grove, Florida 33133. FSAM's offices consist of approximately 2,000 square feet of office space in an office section of Coconut Grove, Florida, which FSAM occupies pursuant to a three-year lease agreement with a monthly rental of $2,400. FSAH's principal executive offices are located in the facilities of Europair in South Africa.

            Starpak and L.S. Pressings operate out of a facility made up of adjacent buildings owned by Levy & Smith Properties (Proprietary) Limited, a wholly-owned subsidiary of Starpak. The facility has a total lot size of approximately 30,000 square feet. The facility has three floors at 85% coverage equal to a total of 76,500 square feet. The Company anticipates that it will require additional space and is considering the rental of additional space at a nearby location. Starpak also has branches in Durban and Cape Town, South Africa.

            Europair operates from premises and facilities that it owns in Gauteng and from leased premises in KwaZulu-Natal, Western Cape and the Eastern Cape. Pursuant to an option granted by the Company, Mr. Bruce Thomas (the Chief Executive Officer of Europair) has acquired Europair's premises for $890,868 and entered into a ten year lease with Europair with respect to such premises for an initial rental rate of $110,111 per annum. Europair believes this property is well suited to Europair's operations and can accommodate relatively large increases in manufacturing and storage. Europair's other leased properties are located in Durban, Cape Town and Port Elizabeth.

            Piemans Pantry operates from premises and facilities that it owns in Krugersdorp. The facility has two floors with a total size of 38,000 square feet. In addition, Piemans Pantry rents a retail facility in Krugersdorp, as well as an office space in KwaZulu-Natal.

            Paper & Metal Industries rents two adjacent industrial properties in Germiston, Gauteng. The total size of the facility is 8,975 square feet. Paper & Metal have a two year lease at approximately $34,744 per annum.

            Astoria leases approximately 20,000 square feet of space in Randberg for which it pays an annual rental amount of approximately $100,000. Astoria also leases approximately 6,000 square feet in Lesotho for which it pays an annual rental amount of approximately $7,000.

            Gull operates from premises and facilities that it rents in Bronkhorstspruit. Such premises include approximately 52,000 square feet of space. Rental cost is approximately $44,000 per annum with a lease term of five years. In addition, Gull rents a small manufacturing and retail facility of approximately 4,000 square feet in downtown Johannesburg. Rental cost of these premises is approximately $8,000 per annum with a lease term of five years.

            Seemanns operates from premises and facilities that it owns in Randburg. These premises include the retail outlet and comprises approximately 44,000 square feet.

LEGAL PROCEEDINGS

            Neither the Company nor any of its subsidiaries are subject to any material legal proceedings.

                                  SOUTH AFRICA

            Except where otherwise indicated, sources of the statistical information contained in this section include data compiled and made public by the following South African governmental agencies: the Department of Manpower (with respect to labor and employment statistics), the Department of Customs and Excise (with respect to trade statistics), the Central Statistical Service (with respect to data on the economy) and SATOUR (South African Tourist Board with respect to data on tourism). The source for statistical information relating to investment, spending, consumption and exchange rates is information compiled and made publicly available by the South African Reserve Bank.

BACKGROUND

            The Republic of South Africa ("South Africa") is located on the southernmost portion of the African continent and has a land area of approximately 471,000 square miles, which is approximately one eighth the size of the United States and five times the size of the United Kingdom. The country is bounded by the Atlantic and Indian Oceans on the east, west and south, and by Zimbabwe, Mozambique, Namibia, Botswana and Swaziland to the north. In addition, the independent Kingdom of Lesotho is situated within South Africa's borders. South Africa is currently divided into nine provinces: Eastern Cape, Mpumalanga, Kwazulu/Natal, Northern Province, Northwest, Free State, Gauteng, Northern Cape and Western Cape. South Africa is a signatory to the GATT agreement and is a member of the Organization of African Unity and the Southern African Customs Union which includes Botswana, Swaziland, Lesotho and Namibia.

            According to Government  estimates,  the  population of South Africa was approximately 45 million in October 1995. Government statistics and estimates generally are believed to be inaccurate due to significant undercounting of the black population. The last official Government census was conducted in 1996, however. as of the date of this Prospectus, official results with respect to such census have not been released.

DOMESTIC ECONOMY

            South Africa has a highly developed free market economy. The base of the economy has evolved from agriculture to mining and, more recently, to manufacturing, which accounted for approximately 24.3% (as of the second quarter of 1997) of the gross domestic product. The historic strength of the South African economy has been its extensive mineral deposits. Diamonds, gold and other metals account for a majority of South Africa's annual exports. Government incentives have been introduced in recent years to encourage greater processing and finishing by the country's industrial sector of South Africa's wealth of natural resources to add value to the economy and increase foreign export earnings. Although the country represents only 4% of the land area of the continent of Africa and accounts for just over 6% of its total population, South Africa accounted for approximately 26.4% of the continent's gross domestic product ("GDP") in 1994. Apart from manufacturing and mining, agriculture, finance, communications, transport and energy also play an important part in the South African economy. Alongside South Africa's developed economy there also exists a large informal economy which was effectively imposed by apartheid. Due to the political changes currently taking place, it is anticipated that the formal and informal economies will eventually merge.

LABOR AND SOCIAL LEGISLATION

            The economically active population in 1996 (wage and salary earners, self-employed individuals and unemployed individuals) was estimated by means of mid-year estimates at 14.3 million individuals. The total employment in the formal non-agricultural sectors in 1996 was 1,424,000 of which approximately 28% were employed in manufacturing, 12.3% in mining, 6.4% in service industries, 14.4% in the trade sector, comprised of wholesale, retail and motor trade, and 7% in the construction sector. Data for the agricultural sector is not published; only estimates are available. Total estimated employment in the formal agricultural sector in 1990 was 1,208,370.

            Approximately 21% of South Africa's wage and salary earners in the formal non-agricultural sector were unionized as of year-end 1995. As of
December 31, 1995, 3,065,860 employees (21% of the economically active population), belonged to registered trade unions. The remaining union employees were members of unregistered trade unions. Unions must be registered with the Department of Manpower in order to operate within the framework of the Labor Relations Act, which provides procedures for arbitration and court action in industrial disputes.

            Most of the major industries in South Africa are unionized. There are well developed collective bargaining structures and many of the unions have affiliated themselves to trade union federations such as the non-racial Congress of South African Trade Unions and the National Congress of Trade Unions. A number of the trade unions and their leaderships have close links to various political parties. Similarly, many employers have become affiliated with employer organizations and federations of these organizations, such as the Steel Engineering Industries Federation of South Africa, for purposes of collective bargaining with trade unions. In some industries there are industrial councils which provide a forum for collective bargaining and which administer the collective bargaining agreements arrived at. Existing legislation requires parties to industrial disputes to endeavor, in most cases, to settle their disputes through conciliation prior to embarking on industrial action or having the dispute resolved through adjudication by the industrial court. The industrial court has a wide unfair labor practice jurisdiction intended to further the aim of maintaining industrial peace through adjudicating upon and, where possible, preventing harm arising from disputes of right such as unfair dismissals. Both the industrial court and the High Court are empowered to make orders preventing the occurrence or continuation of illegal strikes or lock-outs.

FOREIGN DIRECT INVESTMENT

            South Africa imposes restrictions on the debt-equity ratio of a foreign-owned Company, which restrictions are imposed and administered by the South African Reserve Bank. Also, if 50% or more of the shares of a South
African company are held by a foreigner, the ability of the local company to borrow from local sources is restricted. The restriction is calculated by reference to the company's so-called "effective capital" which is comprised of, among other things, share capital and share premium, foreign and local shareholders loans (local shareholders loans are only included to the extent that they are pro-rata to foreign shareholders loans) and retained earnings. The local borrowing restrictions are often waived for listed companies with dispersed shareholders. Although the current debt-equity restrictions are imposed and administered by the South African Reserve Bank, amendments to the Income Tax Act passed in July 1995 impose similar statutory thin-capitalization rules which provide that excessive interest will be treated as a dividend, disallowed for tax purposes, and subjected to secondary tax on companies at the rate of 12.5% of the disallowed interest. A safe harbor debt-equity ratio of 3:1 is generally permissible. Debt-equity ratios in excess of this will require approval from the taxation authorities. The Company intends to utilize a substantial portion of the use of proceeds from this Offering to acquire additional companies in South Africa. The Company anticipates that these acquisitions will be funded with sufficient equity infusions into FSAH so that the safe harbor debt equity ratio should be easily maintained. The Company and its auditors intend to monitor the Company's compliance with these debt/equity restrictions on an ongoing basis. The Company does not anticipate that these restrictions will significantly impact the Company's acquisition strategies or its ongoing operations.

RECONSTRUCTION AND DEVELOPMENT PROGRAMME

            The Government of National Unity has adopted a Reconstruction and Development Programme (the "RDP") to address the inequalities arising from apartheid. The RDP is intended to provide a framework for social and economic policy. The Government of National Unity wishes to implement the RDP within a framework of fiscal discipline and it is expected that much of the finance for the RDP will be made available from the reallocation of existing financial resources.

            The RDP aims to achieve numerous objectives. These include meeting the basic needs of the population (such as for housing and water), the development of human resources, building the economy, democratizing the South African state and society at large and the reform of government structures.

            In March 1996, the South African Government adopted a further plan known as "Gear" which forms part of the overall RDP and concerns the implementation of the RDP policy. Gear is premised on national growth, job creation, a responsible fiscal framework and the alleviation of poverty.



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



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

            The officers and directors of the Company, their ages and present positions held with the Company are as follows:


   NAME                 AGE          POSITIONS WITH THE COMPANY
   ----                 ---          --------------------------
Michael Levy             51     Chairman of the Board of Directors
Clive Kabatznik          40     Chief Executive Officer, President, Chief
                                Financial Officer, Controller and Director
Tucker Hall              41     Secretary
Charles S. Goodwin       58     Director
John Mackey              56     Director
Cornelius J. Roodt       38     Director

            The following is a brief summary of the background of each director and executive officer of the Company:

            MICHAEL LEVY is a co-founder of the Company and has served as Chairman of the Board of Directors since the Company's inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

            CLIVE KABATZNIK is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Since June 1992, Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking Company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements. From 1989 to 1992, Mr. Kabatznik was the President of Biltmore Capital Group, a financial holding Company that he co-founded that controlled a registered NASD broker-dealer. From 1981 to 1986, Mr. Kabatznik was the Chief Financial Officer of the Learning Annex, Inc., which he co-founded. Mr. Kabatznik was born in South Africa.

            TUCKER HALL has been the Secretary of the Company since its inception and is an employee of Codan Services Limited, an affiliated company of Conyers, Dill & Pearman, Bermuda counsel to the Company, and has been employed by such Company as a manager since 1989.

            CHARLES S. GOODWIN has been a director for the Company since its inception and has been Managing Director and Chief Executive Officer of Tessellar Investment, Ltd., a money management firm operating from Cape Cod, Massachusetts since 1985. Mr. Goodwin was Senior Vice President and Director of International Research of Arnhold & S. Bleichnoder, Inc., an institutional brokerage firm from 1983 to 1984. During the period 1971 to 1983, Mr. Goodwin was a Director and Vice President of Warburg Pincus Capital Corp., EMW Ventures; Senior Vice President and Director of Research for Warburg Pincus Counsellors, and a Partner and Managing Director of E.M. Warburg Pincus & Co., an investment counseling and venture capital firm. Mr. Goodwin is the author of "The Third World Century" and "A Resurrection of the Republican Ideal" published by University Press of America, Lanham, Md. in 1994 and 1995 respectively. Mr. Goodwin received his Bachelor of Arts in Russian History from Harvard

College in 1961 and his Master of Business Administration - International Finance from the Columbia University Graduate School of Business in 1965.

            JOHN MACKEY is the Chairman of the Board of QTI, Inc., a privately-held global trading firm doing business in Africa, Asia and in the United States since 1992. Mr. Mackey has also been a member of the Board of Advisors of the Leukemia Society of America since 1987, and a member of the Board of Advisors of the Syracuse University Business School since 1990. Mr. Mackey played football for 10 seasons in the National Football League and was elected to the Pro Football Hall of Fame in 1992. Mr.
Mackey has been a director of the Company since January 1996.

            CORNELIUS J. ROODT has been a director of the Company since December 1996. Mr. Roodt was appointed Managing Director and Chief Financial Officer of FSAH, on July 1, 996. Mr. Roodt is responsible for overseeing all the activities of FSAH's operations in South Africa. From 1994 to 1996 Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From 1991 to 1994 he was an audit partner at Price Waterhouse, South Africa. Prior to that he was a partner at the accounting firm of Wichahn Meyernel in South Africa.

OTHER KEY EMPLOYEES

            Samuel S. Smith, 41. Mr. Smith is a joint Managing Director of Starpak. Mr. Smith has been employed by Starpak and its predecessor since 1976. Mr. Smith is responsible for the technical operations of Starpak which include conceptual design of machinery, management of the factory and production processes, commissioning and installation of machinery at customers' premises.

            Alan R. Grant, 45. Mr. Grant is the financial director of Starpak and L.S. Pressings and is responsible for all of Starpak's accounting, administrative and financial management functions as well as its industrial relations and statutory personnel functions. Mr. Grant has been employed by Starpak since 1981.

            Rhona L. Kabatznik, 61. Ms. Kabatznik is a General Manager and Director of L.S. Pressings. Ms. Kabatznik's responsibilities include production and sales administration. Ms. Kabatznik is the mother of Clive Kabatznik, the Vice Chairman, President and Chief Executive Officer of the Company, and a first cousin of Michael Levy, the Chairman of the Company's Board of Directors.

            Raymond Shaftoe, 45. Mr. Shaftoe has been a joint Managing Director of Starpak since 1986 and has been employed by Starpak since 1980. Mr. Shaftoe has also served on the Board of Directors of Starpak since 1986. His current responsibilities include supervision of the sales and marketing of Starpak's products, administration and product development.

            Bruce  Thomas,  44.  Mr.  Thomas is the Chief  Executive  Officer of
Europair. He has held this position since 1991 and was the principal shareholder of Europair until its sale to the Company. Prior to that he was the Chief Financial Officer for Europair and held that position from 1976. His responsibilities include the management of Europair, product development, sales and financial oversight.

            John Welch, 48. Mr. Welch is the founder and Managing Director of Piemans Pantry, a company he established in 1982. His responsibilities include overall supervision of all aspects of the business.

            Michael Morgan, 49. Mr. Morgan is Director of Human Resources at Piemans Pantry, a position he has held since joining Piemans Pantry in 1989 and is responsible for all aspects of labor relations and employee benefits.

            Helen Britz, 41. Ms. Britz is National Sales Manager for Piemans Pantry and has held that position since 1992 when she joined Piemans Pantry. Prior to such time, Ms. Britz was the National Sales Manager for a rival pie manufacturer. Ms. Britz oversees Piemans Pantry national sales staff.

            Malcolm Moore, 38. Mr. Moore is the Financial Manager of Piemans Pantry, a position he has held for the last three years. Prior to such time, Mr. Moore was Financial Manager of Burhose, a leading South African hosiery manufacturer.

            Trevor Knight, 36. Mr. Knight is the Factory Manager for Piemans Pantry, a position he has held for the last five years. Mr. Knight was an independent food consultant prior to joining Piemans Pantry. He is responsible for all aspects of plant production at Piemans Pantry.

            Wolfgang Burre, 55. Mr. Burre is the founder of Astoria. He is a fifth generation master baker and is responsible for overall corporate strategy, product development and quality control. Mr. Burre traditionally has devoted 50% of his time to Astoria and will continue to do so.

            Mrs. H. Hoffman, 60. Mrs. Hoffman is the General Manager of Astoria Bakery. Mrs. Hoffman is in charge of all financial and operational issues at Astoria Bakery. She has been employed in this position since 1975.

            Wilfred Wesslau, 48. Mr. Wesslau is the joint General Manager of Astoria Bakery Lesotho. Mr. Wesslau focuses on technical production issues, as well as all aspects of distribution, including motor vehicle repair and maintenance. He has held this position since 1981.

            Ms. Dagmar Blanker, 54. Ms. Blanker is the General Manager of Astoria Bakery Lesotho. Ms. Blanker is in charge of all financial matters as well as sales. She has held this position since 1981.

            Each of the above key employees, other than Bruce Thomas, John Welch, Michael Morgan, Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker has entered into a three-year service contract with their respective companies, commencing March 1, 1995. Bruce Thomas and Europair have executed a Management Agreement which shall be in effect for a three year period commencing January 24, 1996. Cornelius Roodt and FSAH entered into an employment agreement commencing July 1, 1996. John Welch and Michael Morgan have each entered into a two year employment agreement with Piemans Pantry commencing March 1, 1996. Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker have each agreed to enter into three year employment agreements to be effective as of July 1, 1996.

            Mark Jericevich, 51. Mark Jericevich was the founder of Seemanns and has been a Managing Director since Seemanns' inception in 1983.

            Matthew Jericevich, 27. Matthew Jericevich has been a Managing Director of Seemanns since November 1996. For the past five years Mr. Jericevich has held a number of marketing and production positions at Seemanns. Mark Jericevich and Matthew Jericevich are jointly responsible for overall corporate strategy, as well as all financial and operational issues at Seemanns.

            Hans Karner, 56. Mr. Karner has been the Production Manager at Seemanns for the past six years. He is a master butcher and is in charge of all meat processing, smoking and product development.

            Theo Osmond, 59. Mr. Osmond has been the Sales Manager at Seemanns for the past five years and is in charge of Seemanns' telesales organization.

            Mark Jericevich and Matthew Jericevich have entered into three year service contracts with Seemanns, commencing November 1, 1996.

            Ian Store, 44. Mr. Store is a Managing Director and founder of Gull Foods. Mr. Store is responsible for all production and operational management at Gull, and together with Alan James, is jointly responsible for overall corporate strategy.

            Alan James, 45. Mr. James is a Managing Director and founder of Gull. Mr. James is responsible for Gull's marketing and sales efforts.

            Douglas Varkevisser, 34. Mr. Varkevisser has been the Factory Manager at Gull for the past twelve years and works closely with Mr. Store in supervising Gull's manufacturing facility.

            Marty Roodt, 34. Mr. Roodt has been a food scientist at Gull for the past seven years and is in charge of quality control, and along with Messrs. Store and James, is responsible for new product development.

            David Legett, 34. Mr. Legett has been the Chief Buyer at Gull for the past nine years and is in charge of all Gull's purchases.

            Robert Store, 40. Mr. Store has been the System Manager at Gull for the past three years and is in charge of all information systems and computerized production systems.

            Ian Store and Alan James have entered into three year service contracts with Gull Foods, commencing January 1, 1997.

            All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, until they resign or until they have been removed from office. The Company has no executive committee. Pursuant to the Underwriting Agreement, dated January 24, 1996 by and among the Company, FSA Stock Trust and D.H. Blair and executed with respect to certain provisions thereof by Messrs Clive Kabatznik and Michael Levy, the Company is required to nominate a designee of D.H. Blair of its initial public offering to the Board of Directors for a period of five years from the date of the completion of the Offering. D.H. Blair has not yet selected such a designee.

            Except for Mr. Levy, directors of the Company do not receive fixed compensation for their services as directors other than options to purchase 5,000 shares under the Company's stock option plan.

Mr. Levy receives an annual service fee of $30,000 and options to purchase 5,000 shares of the Company's Common Stock for every year of service as a director of the Company. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

COMMITTEES OF THE BOARD

            The Board has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee is composed of Clive Kabatznik, Charles Goodwin and John Mackey. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Compensation Committee is composed of Charles Goodwin and John Mackey. These persons are intended to be Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the Securities Exchange Act). The responsibilities of the Compensation Committee are described below under the heading Stock Option Plan.

EXECUTIVE COMPENSATION

            The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to its Chief Executive Officer during the Period from September 6, 1995 through June 30, 1997. Apart from Mr. Kabatznik, whose annual salary is $180,000, no executive officer of the Company received compensation in excess of $100,000 during such period.

                           SUMMARY COMPENSATION TABLE


                                                                     LONG-TERM
                                        ANNUAL COMPENSATION         COMPENSATION
                                        YEAR         SALARY        STOCK OPTIONS
                                        ----         ------        -------------
Clive Kabatznik, President              1997       $180,000          255,000(1)
     and Chief Executive Officer        1996       $135,000          205,000(2)

---------------------------------
(1) Includes (i) options granted under the Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share, and (ii) options granted by the Board of Directors to purchase 250,000 Shares of common Stock at an exercise price of $4.75 per share (of which 125,000 were immediately exercisable and 125,000 would become exercisable on June 24, 1999, if Mr. Kabatnick is still employed by the Company on such date).

(2)  See " - Stock Option Plan."

EMPLOYMENT AGREEMENTS

            FSAM has entered into an Employment Agreement with Clive Kabatznik, the Vice Chairman President and Chief Executive Officer of the Company and of FSAM. Under the terms of such agreement, Mr. Kabatznik shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and receives an annual salary of $180,000 and options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share. In addition, Mr. Kabatznik has been granted additional options to purchase 150,000 shares of Common Stock of the Company at the exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, and (iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income (as provided in Mr. Kabatznik's employment agreement) above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

            FSAM has entered into a consulting agreement with Michael Levy, pursuant to which Mr. Levy serves as a consultant to FSAM. The term of the agreement is for a period of three years until January 31, 1999. Mr. Levy's compensation for such consulting services is $60,000 per annum.

            FSAH has entered into an Employment Agreement with Cornelius J. Roodt, the Managing Director and Chairman of the Board of FSAH. Under the terms of such agreement, Mr. Roodt shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $150,000 and options to purchase 150,000 shares of FSAH Class B Stock at an exercise price of Rand 13.05 per share. Mr. Roodt's salary under his Employment Agreement shall be reviewed on an annual basis. In addition, the 150,000 shares of FSAH Class B Stock are exercisable after the fifth anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, and (iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends, during the term of Mr. Roodt's employment agreement, to pay Mr. Roodt an annual incentive bonus of four percent of the Minimum Pretax Income (as provided in Mr. Roodt's employment agreement) above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Roodt is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

STOCK OPTION PLAN

            The  Board  of   Directors  of  the  Company  has  adopted  and  the
shareholders (prior to the Company's initial public offering) approved the Company's 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the Code to key employees and (ii) options not intended to so qualify (Nonqualified Stock Options) to key employees (including directors and officers who are employees of the Company), and to directors and consultants who are not employees. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 350,000 shares.

            The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Committee shall determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

            The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of the outstanding capital stock of the Company (or any of its subsidiaries). The term of each option granted pursuant to the Stock Option Plan shall be established by the Committee, in its sole discretion; provided, however, that the maximum term for each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years (five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of the outstanding capital stock of the Company (or any of its subsidiaries). Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

            The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company is automatically granted an option for 5,000 shares of Common Stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of shareholders will be automatically granted an option for an additional 5,000 shares of Common Stock. Each grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

            The Company has granted options to purchase 250,000 shares of Common Stock under the Plan as described in the table set forth below:

                                                OPTIONS GRANTED

                                                                        POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED
                                                                                  ANNUAL
                               PERCENT OF TOTAL                            RATE OF STOCK PRICE
                                    OPTIONS                              APPRECIATION FOR OPTION
                                  GRANTED TO     PER SHARE                        TERM
                      OPTIONS    EMPLOYEES IN    EXERCISE   EXPIRATION   -----------------------
                     GRANTED(1)  FISCAL YEAR(2)    PRICE       DATE           5%          10%
                     ----------  --------------   -------      ----      ----------   ----------
Michael Levy .........  5,000        1.11%        $ 5.00        (3)      $    6,900   $   15,273
                        5,000        1.11%          3.75        (3)           5,200       11,500
Clive Kabatznik ......205,000       90.01%          5.00        (4)       1,547,571    1,363,332
                        5,000        1.11%          3.75        (3)           5,200       11,500
Laurence M. Nestadt...  5,000        1.11%          5.00        (3)           6,900       15,273
Charles S. Goodwin....  5,000        1.11%          5.00        (3)           6,900       15,273
                        5,000        1.11%          3.75        (3)           5,200       11,500
John Mackey ..........  5,000        1.11%          5.00        (3)           6,900       15,273
                        5,000        1.11%          3.75        (3)           5,200       11,500
Cornelius J. Roodt....  5,000        1.11%          3.75        (3)           5,200       11,500

---------------
(1) Excludes options to purchase 250,000 shares of Common Stock at an exercise price of $4.75 granted by the Board of Directors to each of Mr. Kabatznik and Mr. Roodt in the fourth quarter of fiscal year 1997 (of which 125,000 were immediately exercisable and 125,000 will become exercisable on June 24, 1999, if the optionee is still employed by the Company on such date).

(2)  The numbers have been rounded for the purpose of this table.

(3) Options granted will expire five years from the date granted and are immediately exercisable.

(4) 55,000 options granted will expire five years from the date granted; 150,000 additional options will be exercisable following the seventh anniversary of the grant date and until the tenth anniversary of such date, subject to accelerated vesting upon the Company's realization of certain earnings per share targets.

                              CERTAIN TRANSACTIONS

            In connection with the Company's organization in September 1995, the Company sold 1,212,521 shares of Class B Common Stock to Clive Kabatznik, the President and Chief Executive Officer of the Company for a purchase price of $.01 per share, which amount was paid by Mr. Kabatznik in the form of advances made by him to pay for certain expenditures of the Company. In October 1995, Mr. Kabatznik transferred 1,002,521 of such shares, which included 670,137 shares to Mrs. Stephanie Levy as Trustee of the FSA Stock Trust, 97,210 shares to the Stopia Trust, 97,210 shares to the 2 RAS Trust, 93,307 to the Presspack Trust, 24,657 shares to the Two Year Trust and 20,000 shares to Henry Rothman. The transferees have paid Mr. Kabatznik $.01 per share for each of such shares.

STARPAK ACQUISITION

            In January 1996, pursuant to the terms of an agreement executed by the FSA Stock Trust, Raymond Shaftoe, Steven Smith and FSAH, as amended (the "Starpak Agreement"), the previous shareholders of Starpak sold 100% of the equity shares of Starpak (the "Starpak Stock") to FSAH in exchange for 167,709 shares of FSAH Class B Stock.

            The 167,709 shares of FSAH Class B Stock delivered to the previous Starpak shareholders may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company (which shares will automatically convert to Common Stock upon such sale) and delivery of the net proceeds thereof pursuant to the terms of the FSAH Escrow Agreement.
See "Certain Transactions - FSAH Escrow Agreement."

L.S. PRESSINGS ACQUISITION

            In January 1996, pursuant to the terms of an agreement executed by the FSA Stock Trust, Rhona Kabatznik, Raymond Shaftoe, Samuel Smith and FSAH, as amended, (the "L.S. Pressings Agreement"), the previous shareholders of L.S. Pressings sold 100% of the equity shares of such company (the "L.S. Pressings Stock") to FSAH in exchange for 380,181 shares of FSAH Class B Stock.

            The 380,181 shares of FSAH Class B Stock delivered to the previous L.S. Pressings' shareholders may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may be made through sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company (which shares will be automatically converted to Common Stock upon such sale) and delivery of the net proceeds thereof pursuant to the terms of the FSAH Escrow Agreement.

            In September 1995, prior to the execution of the Starpak Agreement and the L.S. Pressings Agreement, Michael Levy transferred all of his shares in Starpak and L.S. Pressings to the FSA Stock Trust, which shares constitute all of the shares of Starpak and L.S. Pressings sold to the Company by the FSA Stock Trust.

FSAH ESCROW AGREEMENT

            The FSAH Escrow Agreement, executed in January 1996, provided for the concurrent issuance and delivery by the Company of 729,979 shares of Class B Common Stock to the FSAH Escrow Agent.

The FSAH Escrow Agreement is intended to provide security for certain holders of FSAH Class B Stock, who are residents of South Africa and are prohibited by South African law from holding shares in a foreign company. The FSAH Escrow Agreement provides that the parties to such Agreement that are holders of FSAH Class B Stock will not sell such shares of stock except as provided in such Agreement. Specifically, the FSAH Escrow Agreement provides that the FSAH Class B Stock may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may consist of the proceeds obtained from the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company, provided that the proceeds of such sale shall be delivered to the holder in exchange for his or her shares of FSAH Class B Stock. Upon the sale by the FSAH Escrow Agent of any shares of Class B Common Stock of the Company pursuant to the FSAH Escrow Agreement, the FSAH Escrow Agent will deliver to the Company the equivalent number of shares of FSAH Class B Stock tendered in connection therewith. Such shares of FSAH Class B Stock will then automatically convert into shares of FSAH Class A Stock and will be held by the Company together with the other shares of FSAH Class A Stock owned by the Company. The Company has granted certain piggyback registration rights to the FSAH Escrow Agent on behalf of the holders of the shares of FSAH Class B Stock held pursuant to the FSAH Escrow Agreement. Such shares of Class B Common Stock will be automatically converted to Common Stock of the Company upon the sale of such shares by the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. Such shares of Class B Common Stock will be controlled by the terms of the FSAH Escrow Agreement. Michael Levy has paid the purchase price of $.01 per share for each of the shares of Class B Common Stock held pursuant to the FSAH Escrow Agreement and the FSAH Escrow Agent has granted to Michael Levy an irrevocable proxy to vote each of such shares of Class B Common Stock prior to the sale or forfeiture of such shares, as the case may be. The Company owns 25,000,000 shares of FSAH Class A Stock, or approximately 97% of the total outstanding shares of FSAH, and the remaining shares are held by the following persons in the amounts set forth below:

                               FSAH CLASS B STOCK
                               ------------------

               FSA Stock Trust ................383,523 shares
               Global Capital .................50,000 shares
               Bruce Thomas ...................80,000 shares
               Samuel Smith ...................58,766 shares
               Raymond Shaftoe ................58,766 shares
               Rhona Kabatznik ................62,472 shares
               Michael Levy ...................36,452 shares


                       Total ..................729,979 shares




FSAC ESCROW AGREEMENTS

            Since the consummation of the Company's IPO in January 1996, the Company has entered into the FSAC Escrow Agreements which are comprised of a number of additional agreements with the FSAH Escrow Agent, FSAH and certain principal shareholders of the Company's subsidiaries which were acquired since January 1996. The terms of the FSAC Escrow Agreements are substantially similar to the terms of the FSAH Escrow Agreement, except that only the FSAH Escrow Agreement provided for the issuance of shares of Class B Common stock to the FSAH Escrow Agent while each of the FSAC Escrow Agreements provided for the issuance of shares of Common stock to the FSAH Escrow Agent which correspond to the following issuances of FSAH Class B Stock by FSAH:

 ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE PIEMAN'S PANTRY ACQUISITION(1)

Heinz Andreas ..........................      220,262 shares
John Welch .............................      220,262 shares
Michael Morgan .........................       48,950 shares
                                              --------------
                      Total.............      489,474 shares
                                              ==============
     ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ASTORIA ACQUISITION(2)

Wolfgang Burre .........................      186,407 shares


    ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE SEEMANN'S ACQUISITION(3)

Mark Jericevich ........................      129,033 shares
Matthew Jericevich .....................      129,033 shares
                                              --------------
                      Total.............      258,066 shares
                                              ==============


      ADDITIONAL SHARES ISSUED IN CONNECTION WITH GULL FOODS ACQUISITION(4)

Trek Biltong ...........................      238,660 shares


                 ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE
                    ACQUISITION OF FIRST STRUT (PTY) LTD.(5)

The Coch Family Trust ..................      19,230 shares

--------
1 The Company has issued an additional 489,474 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of certain FSAC Escrow Agreements by and among the Company, the FSAH Escrow Agent, and each of Mr. Andreas, Mr. Morgan and Mr. Welch in connection with the Pieman's acquisition.

2 The Company has issued an additional 258,066 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and each of Mr. Mark Jericevich and Mr. Matthew Jericevich, respectively, in connection with the Seemanns Acquisition.

3 The Company has issued an additional 238,660 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent, and Trek Biltong in connection with the Gull Foods Acquisition.

4 The Company has issued an additional 186,407 shares of Common Stock to the FSAH Escrow Agent in connection with the Astoria Acquisition pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Burre.

5 The Company has issued an additional 19,230 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAH Escrow Agreement by and among the Company the FSAH Escrow Agent, First Strut (Pty) Ltd. and Michael Levy in connection with the acquisition of First Strut (Pty) Ltd.

            The rights and preferences accruing to holders of FSAH Class A Stock and holders of FSAH Class B Stock are substantially identical except that (i) FSAH is required to pay dividends to holders of FSAH Class B Stock equivalent, on a pro rata basis, to the dividends paid by the Company to holders of its Common Stock, (ii) payment of the above dividends on FSAH Class B Stock must be made no later than three business days subsequent to payment of dividends by the Company on its Common Stock, (iii) accrued dividends on FSAH Class B Stock must be paid prior to payment of any declared dividends on FSAH Class A Stock and
(iv) any shares of FSAH Class B Stock acquired by the Company will be automatically converted to shares of FSAH Class A Stock upon such acquisition.

J. LEVY LOAN

            In 1986, Mr. J. Levy, Michael Levy's father, extended to Starpak a loan in the principal amount of R600,000 (which equaled approximately $300,000 at the prevailing exchange rate at the time of the loan), which loan bears interest at 1% per annum below the prime bank overdraft rate and is secured by a second mortgage on certain property owned by Starpak having a book value of $767,180. The original loan contained no fixed terms of repayment. Upon the closing of the Offering, the terms of the loan were amended as follows: the loan bears interest at 1% below the prime bank overdraft rate (currently 19.25% per annum) and is repayable over a period of 30 months. The first twenty four monthly installments are $5,563 each, inclusive of principal and interest, the first of which was paid on October 30, 1995. The balance outstanding after twenty four months will be repayable in six equal monthly installments.

MICHAEL LEVY LOAN AND MANAGEMENT FEES

            During the period commencing March 1, 1995 and ending January 15, 1996, Michael Levy received certain non-interest bearing loans from Starpak and L.S. Pressings in the aggregate amount of $47,000. Mr. Levy shall repay such amount by September 30, 1997. Mr. Levy has received no non-interest bearing loans from the Company (or any of its subsidiaries) since January 15, 1996. In the years ended February 28, 1995 and 1994, Starpak and L.S. Pressings paid Mr. Levy management fees of $83,570 and $93,670, respectively.

                             PRINCIPAL SHAREHOLDERS

            The following table sets forth certain information as to the stock ownership of (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock or Class B Common Stock,
(ii) each director of the Company, (iii) each named executive officer and (iv) all executive officers and directors as a group.

                       Amount and Nature of
                       Beneficial Ownership(1)
                       -----------------------
                                                                       Before offering       After offering
                                                                          Percentage of
                                            Class B Common    Percentage of   Voting  Percentage of  Percentage of
Name and Address of                         --------------    -------------   ------  -------------  -------------
Beneficial Shareholder       Common Stock    Stock (2)(3)      Ownership(3)  Power(3)   Ownership      Ownership
----------------------       ------------    ------------      ------------  --------   ---------      ---------
Michael Levy .............   1,201,837(4)   1,300,116(5)(6)        46.0%      60.5%      34.3%          52.5%
9511 West River Street
Shiller Park, IL 60176

Clive Kabatznik ..........     185,000(7)     190,000               6.9%       8.9%       5.2%           7.8%
2665 S. Bayshore
Suite 702
Coconut Grove, FL 37137

FSA Stock Trust ..........           0        953,660(5)(8)        17.5%      37.2%      13.1%          32.5%
9511 West River Street
Shiller Park, IL 60176

Charles S. Goodwin .......      10,000(4)           0                 *          *          *              *
801 Old Post Road
Cotuit, MA 02635

John Mackey ..............      10,000(4)           0                 *          *          *              *
1198 Pacific Coast Highway
Seal Beach, CA 90470

Cornelius J. Roodt .......     130,000(9)           0               2.4%       1.0%       1.8%             *
P.O. Box 4001
Kempton Park, South Africa

All executive officers and
directors as a group (5
persons) .................   1,536,837(10)  1,490,116              55.7%      70.6%      41.4%          61.3%

---------------
*    Less than 1%

(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the 1934 Act.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B Common Stock indicated below.

(3) For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock. The Class B Common Stock is entitled to five votes per share, whereas the Common Stock is entitled to one vote per share.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(5) For purposes of Rule 13d-3 under the Exchange Act, such individual or entity is deemed to be the beneficial owner of the shares held pursuant to the terms of the FSAH Escrow Agreement, although such individual or entity disclaims ownership of such shares under South African law.

(6) Includes (i) 570,137 shares of Class B Common Stock owned by the FSA Stock Trust, (ii) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, for which the FSA Stock Trust may be deemed the beneficial owner and for which Mr. Levy has been granted a voting proxy and (iii) 36,452 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, which shares correspond to a like number of shares of FSAH Class B Stock which was purchased by Mr. Levy upon the closing of the Europair acquisition. Also includes 310,004 additional shares of Class B Common Stock issued to the FSAH Escrow Agent, for which Mr. Levy has been granted a voting proxy and (i) 489,474 shares of Common Stock issued to the FSAH Escrow Agent in connection with the Piemans Pantry acquisition, (ii) 186,407 shares of Common Stock issued to the FSAH Escrow Agent in connection with the Astoria acquisition, (iii) 258,066 shares of Common Stock issued by the Company to the Escrow Agent in connection with the Seemanns acquisition, (iv) 238,660 shares of Common Stock issued by the Company to the Escrow Agent in connection with the Gull Foods acquisition, with respect to which the FSAH Escrow Agent has granted an irrevocable proxy to Mr. Levy and (v) 19,230 shares of Common Stock issued by the Company to the Escrow Agent in connection with the acquisition of First Strut (Pty) Ltd. Mr. Levy's wife is the trustee, and his wife and their children are the beneficiaries, of the FSA Stock Trust. Mr. Levy disclaims ownership of all shares held by the FSA Stock Trust, as well as the additional shares held by the FSAH Escrow Agent for which he has been given a voting proxy. See "Certain Transactions."

(7) Includes 185,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(8) Includes (i) 570,137 shares of Class B Common Stock owned by the FSA Stock Trust and (ii) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. See Certain Transactions - FSAH Escrow Agreement.

(9) Includes 130,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(10) Represents shares issuable upon exercise of options that are immediately exercisable. Does not include 400,000 shares issuable upon exercise of options not exercisable within 60 days.

                            DESCRIPTION OF SECURITIES

GENERAL

            The authorized capital stock of the Company consists of an aggregate of 23,000,000 shares of Common Stock, par value $.01 per share, 2,000,000 shares of Class B Common Stock, par value $.01 per share, and 5,000,000 shares of
Preferred Stock, par value $.01 per share. As of the date hereof, 1,822,500 shares of Class B Common Stock are outstanding. The following statements are summaries of certain provisions of the Company's Memorandum of Association, bye-laws and The Companies Act 1981 of Bermuda. These summaries do not purport to be complete and are qualified in their entirety by reference to the full Memorandum of Association and bye-laws which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

UNITS

            Each Unit consists of one share of Common Stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant. Each Class B Warrant entitles the holder to purchase one share of Common Stock. The Common Stock, Class A Warrants and Class B Warrants comprising the Units were immediately separately transferable upon issuance.

COMMON STOCK

            Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders and a ratable right to the net assets of the Company upon liquidation. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the shareholders, subject to the preferential rights of the Preferred Stock. All of the shares of Common Stock offered hereby are validly authorized and will be, when issued, fully paid and non-assessable.

CLASS B COMMON STOCK

            The Class B Common Stock and the Common Stock are substantially identical on a share-for-share basis, except that the holders of Class B Common Stock have five votes per share on each matter considered by shareholders and the holders of the Common Stock have one vote per share on each matter considered by shareholders, and except that the holders of each class will vote as a separate class with respect to any matter requiring class voting by The Companies Act 1981 of Bermuda.

            Each share of Class B Common Stock is automatically converted into one share of Common Stock upon (i) the death of the original holder thereof, or, if such shares are subject to a shareholders agreement or voting trust granting the power to vote such shares to another original holder of Class B Common Stock, then upon the death of such other original holder, or (ii) the sale or transfer to any person other than the following transferees: (a) the spouse of a holder of Class B Common Stock; (b) any lineal descendants of a holder of Class B Common Stock, including adopted children (said descendants, together with the holder of Class B Common Stock and his or her spouse are hereinafter referred to as "Family Members"); (c) a trust for the sole benefit of a Class B Common shareholder's Family Members; (d) a partnership made up exclusively of Class B Common shareholders and their Family Members or a corporation wholly-owned by a holder of Class B Common Stock and their Family Members, and (e) any other holder of Class B Common Stock thereof. Presently, there are 1,842,500 shares of Class B Common Stock issued and outstanding. The difference in voting rights increases the voting power of the holders of Class B Common Stock and accordingly has an anti-takeover effect. The existence of the Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the shareholders of the Company other than the holders of Class B Common Stock. Thus, the shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of Class B Common Stock in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, which may be under the control of the holders of Class B Common Stock, and if shareholder approval were required, the approval of the holders of Class B Common Stock will be necessary before any such business combination can be consummated.

REDEEMABLE WARRANTS

            Class A  Warrants.  Each  Class A Warrant  entitles  the  registered holder to purchase one share of Common Stock and one Class B Warrant, at an exercise price of $6.50, until January 24, 2001. The Class A Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class A Warrant, if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). "Closing price" shall mean the closing bid price, if listed in the over-the-counter market on Nasdaq, or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. The notice of redemption will be sent to the registered address of the registered holder of the Class A Warrant. All Class A Warrants must be redeemed if any are redeemed; provided, however, that the Class A Warrants underlying the Unit Purchase
Options may only be redeemed under limited circumstances. See "Warrant Solicitation Fee."

            Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 per share at any time after issuance until January 24, 2001. The Class B Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share (subject to adjustment by the Company, as described below, in the event of any reverse, stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class B Warrant. All Class B Warrants must be redeemed if any are redeemed; provided, however, that the Class B Warrants subject to the Unit Purchase Options may only be redeemed under limited circumstances. See "Description of Securities - Unit Purchase Options."

            General. The Class A Warrants and Class B Warrants (collectively, the "Warrants") were issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, D.H. Blair and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain
circumstances   including  a  stock  split  of,  or  stock  dividend  on,  or  a subdivision, combination or recapitalization of, the Common Stock or the issuance of shares of Common Stock at less than the market price of the Common Stock. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company for less than the market value, a merger or other unusual events (other than share issuances pursuant to employee benefit and stock incentive plans for directors, officers and employees of the Company) so as to enable holders of Warrants, to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the kind and number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrants. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants.

            The exercise prices of the Warrants were determined by negotiation between the Company and D.H. Blair and should not be construed to be predictive of, or to imply that, any price increases will occur in the Company's securities.

            The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election of Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of Warrants being exercised. Shares of Common Stock issuable upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

            The Warrants do not confer upon the holders of Warrants any voting or other rights of the Shareholders of the Company. Upon notice to the holders of Warrants, the Company has the right in its sole discretion to reduce the exercise price or extend the expiration date of the Warrants. Although this right is intended to benefit the holders of Warrants, to the extent the Company exercises this right when the Warrants would otherwise be exercisable at a price higher than the prevailing market price of the Common Stock, the likelihood of exercise, and resultant increase in the number of shares outstanding, may result in making more costly, or impeding, a change in control in the Company.

            The description above is subject to the provisions of the Warrant Agreement, which has been filed as an exhibit to the Registration Statement, a copy of which this Prospectus forms a part, and reference is made to such exhibit for a detailed description thereof summarized here.

UNIT PURCHASE OPTIONS

            The Company granted to D.H. Blair the Unit Purchase Options to purchase up to 200,000 Units. The Units issuable upon exercise of the Unit Purchase Options will, when so issued, be identical to the Units offered in connection with the Offering, except that the warrants contained therein are subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Option has been exercised and the underlying warrants are outstanding. The Unit Purchase Options cannot be transferred, sold, assigned or hypothecated for three years, except to any officer of D.H. Blair or members of the selling group (in connection with the Offering) or their officers. The Unit Purchase Options are exercisable during the two year period commencing January 24, 1999 at an exercise price of $6.00 per Unit (120% of the initial public offering price) subject to adjustments in certain events. The holders of the Unit Purchase Options have certain demand and piggyback registration rights.

PREFERRED STOCK

            The Company is authorized to issue up to 5,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

DEBENTURES

            The Debentures were issued by the Company under an indenture (the "Indenture"), dated April 25, 1997 between the Company, as issuer, and American Stock Transfer & Trust Company, as Trustee ("the Trustee"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular defined terms of the Indenture are referred to, such defined terms are incorporated herein by reference.

            General. The Debentures are unsecured senior subordinated obligations of the Company, limited to $10,000,000 aggregate principal amount and maturing June 15, 2004. The Debentures bear interest at the rate of nine percent (9%) per annum, payable quarterly commencing June 15, 1997 to the persons in whose names such Debentures are registered at the close of business on the first day of the month in which the interest is to be paid (the "Interest Payment Date"). Interest is computed on the basis of a 360-day year of twelve 30-day months. Principal and interest are payable, and the Debentures may be presented for conversion, redemption, exchange or transfer, at the office of the Company or its agent maintained by the Company for such purpose. In addition, payment of interest will be made by check mailed to the address of the person entitled thereto as it appears in the register of the holders ("Holders") of the Debentures on the record date for each interest payment. The Debentures were issued in fully registered form without coupons, in authorized denominations of $1,000 and any whole multiple thereof. A Holder may transfer or exchange Debentures in accordance with the Indenture. The company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Company need not transfer or exchange any Debentures if such Debentures have been selected for redemption.

            Conversion Rights. The Debentures are convertible into shares of the Company's Common Stock at the option of the holder at any time period to maturity at a price of $6.00 per share (the "Conversion Price"). The conversion Price is subject to adjustment under certain conditions. A Holder may convert his Debentures by surrendering them to the Company in accordance with the terms of the Indenture, at any time after forty (40) days after the last closing of the Debentures.

            The Conversion Price will be subject to adjustment upon the occurrence of certain events, including, (i) the issuance of stock of the Company as a divided or distribution on any shares of Common Stock, (ii) subdivisions, combinations and certain reclassifications of Common Stock, (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase shares of common Stock at less than the then current market price per share (as determined in the manner set forth in the Indenture), and (iv) the distribution to all holders of Common Stock of any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or other assets (including securities, but excluding any rights or warrants referred to above, excluding any dividend or distribution paid in cash out of the earned surplus of the Company). In addition the Conversion Price will be adjusted upon the issuance of Common Stock or of rights or warrants entitling holders thereof to subscribe for or purchase shares of Common Stock, or the issuance of securities convertible into or exchangeable for shares of Common Stock, at less than the then current market price of the Common Stock to equal the price offered by the Company to such holders if such subscription or purchase price is less than the then Conversion Price.

            No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

            If the Company consolidates or merges into or sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any person, and the Debentures are assumed by the successor, the Debentures will become convertible into the kind and amount of securities, cash or other assets which the Holders of the Debentures would have owned immediately after the transaction if the Holders and converted the Debentures immediately before the effective date of the transaction at the Conversion Price in effect immediately prior to such effective date.

            Redemption. The Debentures may be redeemed by the Company at any time or from time to time commencing June 15, 1999, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' notice, mailed to the registered Holders thereof at their last registered addresses, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest to the Redemption Date (and subject to the right of any record holder to receive the interest payable on the applicable Interest Payment Date that is on or prior to the Redemption Date). If redeemed during the periods indicated below, the applicable redemption percentage would be:


                        FROM               THROUGH         PERCENTAGE
                        ----               -------         ----------
                   June 15, 1999       June 14, 2000...      109.0%
                   June 15, 2000       June 14, 2001...      107.0%
                   June 15, 2001       June 14, 2002...      105.0%
                   June 15, 2002       June 14, 2003...      102.5%
                   June 15, 2003       June 15, 2004...      100.0%

            Debentures  in  denominations  larger than $1,000 may be redeemed in part in whole multiples of $1,000. If fewer than all the Debentures are redeemed, the Trustee will select the particular Debentures to be redeemed by such methods as the Trustee shall deem fair and appropriate and as are in accordance with the rules and regulations of the applicable self-regulatory organizations. The Company may not redeem the Debentures prior to June 15, 1998. The Company may redeem the Debentures after June 15, 1998 but prior to June 15, 1999 if the market price of the Common Stock on any 20 trading days during a period of 30 consecutive trading days shall be equaled or exceeded 150% of the then Conversion Price of the Debentures. The applicable redemption percentage would be 109%. On and after the Redemption Date, unless the company defaults on the payment of the redemption price or on interest accrued and unpaid to the Redemption Date, interest will cease to accrue on Debentures called for redemption and all rights of Holders of the Debentures will cease except the right to receive the applicable redemption price, plus interest accrued and unpaid to the Redemption Date.

            Sinking Fund. The Debentures are redeemable, subject to the terms of the Indenture, through the operation of a mandatory sinking fund in two equal installments totaling 67% of the issue on June 15, 2002 and June 15, 2003, with the balance of the issue being retired at maturity on June 15, 2004.

SUBORDINATION OF DEBENTURES

            The payment of principal of, premium, if any, and interest on the Debentures are, to the extent set forth in the Indenture, subordinated and subject to right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company, whether outstanding at the date of the Indenture or later incurred. In the event and during the continuation of any default in the payment of the principal of, or interest on, any Senior Indebtedness of the Company or any event of default under any Senior Indebtedness of the Company, no payment with the respect to the principal or interest on the Debentures will be made by the Company unless and until such default has been cured or waived. Upon any payment or distribution of the Company's assets to creditors upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency, receivership or other proceedings relating to the Company, whether voluntary or involuntary, the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full prior to any payment upon the principal of, premium, if any, or interest on the Debentures.

            "Senior Indebtedness" means Indebtedness of the Company outstanding at any time for money borrowed from a bank, financial company or other lending institution and Indebtedness which is at least 50% secured by assets of the Company or any subsidiary. "Indebtedness" means any debt of the Company for borrowed money, capitalized leases and purchase money obligations or evidenced by a note, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets; any debt of any subsidiary of the Company described in the preceding definition which the Company has guaranteed or for which it is otherwise liable; and any amendment, renewal, extension or refunding of any such debt.

            By reason of such subordination, in the event of the insolvency of the Company, Holders of the Debentures may recover less, ratably, then holders of Senior Indebtedness of the Company.

            At March 31, 1997, the principal amount of Senior Indebtedness of the Company on a consolidated basis was approximately $5,296,038 consisting primarily of bank and other long term debt.

            Events of Default, Notice of Waiver. The Indenture provides that, if an Event of Default specified therein shall have happened and be continuing, either the Trustee or the Holders of 25% in principal amount of the Debentures then outstanding may declare the principal of all such Debentures to be due and payable; provided, however, that if any and all defaults (other than the non-payment of principal and interest on Debentures then outstanding) shall have been remedied, the Holders of a majority in aggregate principal amount of Debentures then outstanding may waive such defaults and rescind and annul such declaration and its consequences.

            "Events of Default" are defined in the Indenture as being (i) a default for ten (10) days in payment of any interest installment; (ii) a default for ten (10) days in payment of principal and premium, if any, when due and payable; (iii) a default for ten (10) days in the deposit of any sinking fund payment when and as due; (iv) a default for thirty (30) days after written notice to the company by the Trustee or to the Company and the Trustee by the Holders of 25% in principal amount of the outstanding Debentures, in the performance of any other covenant or agreement in the Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, which default shall constitute a failure to pay any portion of interest or principal when due after any applicable grace period or shall have resulted in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled; (vi) certain events of bankruptcy, insolvency and reorganization; and (vii) in the event that the Company's reporting obligations pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are suspended or terminated.

            The Indenture provides that the Trustee shall, within thirty (30) days after learning of the occurrence of a default give to the Holders of the Debentures notice of all uncured defaults known to it; provided that except in the case of default in the payment of principal and premium, if any, or interest on any of the Debentures, or failure to make a required sinking fund deposit or redemption payment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders. The term "default" for the purposes of this provision only shall mean the happening of any of the Events of Default specified above, not including any grace period or any requirement for the giving of written notice.

            Merger and Consolidation. The Indenture provides that the Company may not be consolidated with or merged into another entity, or have transferred all or substantially all of its assets in one or more related transactions, unless (i) the Company shall be the surviving entity, or the successor shall expressly assume by supplemental indenture all of the obligations of the Company under the Debentures and the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing,
(iii) the assuming corporation has a net worth not less than the consolidated net worth of the Company, and (iv) certain other conditions are met.

            Covenants.

            (i) Dividend and Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company may not, and may not permit any of its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction, unless such encumbrance or restriction relates to presently existing Senior Indebtedness, on the ability of any subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its subsidiaries or pay any Indebtedness owed to the Company or any of its subsidiaries, (ii) make loans or advances to the Company or any of its subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its subsidiaries, except for such encumbrances or restrictions in existence on the date of the Indenture and encumbrances or restrictions existing under or by reason of (A) the Indenture and the Debentures, (B) applicable law, (C) any instrument governing Indebtedness or capital stock of a person acquired by the Company, or any of its subsidiaries, in existence at the time of such acquisition (bit not in connection with such acquisition), including any renewals, refundings or refinancings thereof, provided that the restrictions contained in such renewals, refundings, or refinancings, or refinancings are no more restrictive than those contained in such instrument at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or to the properties or assets of any person, other than the person, or the property or assets of the person, so acquired or its subsidiaries, (D) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (E) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business. For purposes of the covenants, a "subsidiary" shall mean any corporation in which the Company, directly or indirectly, owns more than 50% of the outstanding voting stock.

            (ii) Restriction of Payment of Dividends and Stock Repurchases. The Company may not (i) declare or pay any dividend or make any distribution on its capital stock of any class or its shareholders (other than dividends or distributions payable in shares of capital stock of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any subsidiary or other affiliate (other than any Equity Interests owned by the Company or any subsidiary and other than in connection with an acquisition of any business entity where payment includes a stock in lieu of cash component); or (iii) permit any subsidiary to declare or pay any dividend on, or make any distribution to the holders (as such), of, any shares of its capital stock except to the Company or a subsidiary (other than dividends or distributions payable in Equity Interests of it or the Company) or (iv) permit any subsidiary to purchase, redeem or otherwise acquire or retire for value any Equity Interests of such subsidiary, the

Company or any affiliate of either of them (other than any such Equity Interests owned by the Company or any subsidiary), if at the time of such action a Event of Default (see above) shall have occurred and be continuing, or shall occur as a consequence thereof, or if upon giving effect to such payment the aggregate amount expended favor all such payments (the amount expended for such purposes, if other than cash, to be conclusively determined by the Board of Directors as evidenced by a Board resolution) subsequent to the date of execution of the Indenture shall exceed the sum of (1) 30% of the aggregate Consolidated Net Income of the Company accrued during fiscal quarters ending subsequent to December 31, 1996; (2) the aggregate net proceeds, including cash and the fair market value of property other than cash, received by the Company from the issue or sale after the date of execution of the Indenture of capital stock of the Company (other than Disqualified Stock) or of warrants to purchase such capita stock (other than warrants to purchase such Disqualified Stock), other than in connection with the conversion of any Indebtedness; (3) the aggregate net proceeds received by the Company subsequent to the date of the execution of the Indenture from the issue or sale of any debt securities or Disqualified Stock of the Company, if, at such time, such debt securities, or Disqualified Stock, as the case may be, have been converted into capital stock of the Company; and (4) $500,000.

            "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the Company and its subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (i) the Net Income of any person which is not a subsidiary or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Company or a subsidiary, and (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. "Net Income" of any person shall mean the net income (loss) of such person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net Income any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to leaseback transactions, except any gain from such leaseback transaction may be amortized into Net Income over the term of the lease) of any real property or equipment of such person which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of the Company or a subsidiary owned by such person.

            "Disqualified Stock" means capital stock subject to mandatory redemption or redemption at the option of the holder, in either case prior to the maturity of the Debentures.

            "Equity Interests" means capital stock or warrants, options or other rights to acquire capital stock.

            (iii) Restriction on Transactions with Affiliates. Neither the Company nor any of its subsidiaries may (i) engage in any transaction with an affiliate of the Company on terms less favorable to the Company or such subsidiary than that which might be obtained at the time of such transaction from unrelated entities, (ii) loan or advance any funds to any affiliate(s) (other than to the Company or any of its direct or indirect subsidiaries) in excess of $100,000 in the aggregate outstanding at any time, or (iii) purchase less than all of the securities of an affiliate or an entity controlled by any affiliate; provided, however, that any such purchase of all securities shall be deemed fair to the Company as evidenced by an opinion rendered by an investment banker selected by independent directors of the Company.

            (iv) Plan of Liquidation. The Company may not adopt any plan of liquidation (other than a plan of liquidation incident to a permitted merger, consolidation, sale of assets or other transaction described above) which provides for, contemplates or the effectuation of which is preceded by, (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety and (ii) the distribution of all the proceeds of such sale, lease, conveyance or other disposition unless the Company redeems the Debentures at the then redemption price.

            Modification of the Indenture and Waiver. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in the aggregate principal amount of the outstanding Debentures, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Debentures, provided that no such supplemental indenture may (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of each Holder of the Debentures so affected, (ii) modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders or alter the provisions of the Indenture with respect to the sinking fund, without the consent of the Holders of all of the outstanding Debentures, or (iii) reduce the aforesaid percentage of Debentures, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all the outstanding Debentures. The Holders of a majority in aggregate principal amount of outstanding Debentures may waive any past default under the Indenture, except a default in the payment of principal (and premium, if any) or interest or default with respect to certain covenants under the Indenture.

            Direction of Trustee by Holders of Debentures. In addition to the rights of the Holders of the Debentures to take certain action previously described, the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding, subject to the provision of the Indenture relating to the duties and rights of the Trustee, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any trust or power conferred on the Trustee. However, the Trustee will have the right to decline to follow any such direction, if the Trustee determines that the action requested may not be lawfully taken, would subject the Trustee to liability, or would be unduly prejudicial to the other Holders of the Debentures. As a requisite to taking any such action, the Trustee may require the Holders of the Debentures requesting the same to provide it with reasonable security or indemnity against the cost, expenses and liabilities which may be incurred in connection with such action. The Holders of at least 10% in aggregate principal amount of Debentures may call a meeting of the Holders of the Debentures if the Trustee fails to do so within twenty (20) days after receiving the request.

                  The Trustee. The Trustee will also act as the paying and conversion agent with respect to the payments under the conversion of the Debentures in accordance with the terms of the Indenture, subject to the Trustee's right to resign.

ANTI-TAKEOVER PROTECTIONS

            The voting provisions of the Common Stock and Class B Common Stock and the broad discretion conferred upon the Board of Directors with respect to the issuance of series of Preferred Stock (including with respect to voting rights) could substantially impede the ability of one or more shareholders (acting in concert) to acquire sufficient influence over the election of directors and other matters to effect a change in control or management of the Company, and the Board of Directors' ability to issue Preferred Stock could also be utilized to change the economic and control structure of the Company. As a result, such provisions, together with certain other provisions of the bye-laws summarized in the succeeding paragraph, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such shareholder's best interest, including attempts that might result in a premium over the market price for the Common Stock held by shareholders.

            The bye-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors at annual general meetings of shareholders. In general, notice of intent to nominate a director at such meeting must be received by the Company not less than 90 days prior to the meeting and must contain certain specified information


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



concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

DIFFERENCES IN CORPORATE LAW

            The Companies Act 1981 of Bermuda differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of The Companies Act (including any modifications adopted pursuant to the Company's bye-laws) applicable to the Company, which differ in certain respects from provisions of Delaware corporate law. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.

            Interested Directors. The bye-laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law no such transaction would be voidable if (i) the material facts as to such interested directors' relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for any transaction for which such director derived an improper personal benefit.

            Merger and Similar Arrangements. The Company may amalgamate (merge) with another Bermuda exempted company or a company incorporated outside Bermuda and carry on such business when it is within the objects of the Company's Memorandum of Association. See "Description of Securities - Certain Provisions of Bermuda Law." A shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote.
Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder (as determined by a court or by agreement of the corporation and the stockholder) in lieu of the consideration such stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. Under Bermuda law, the Company's shareholders have the right to vote on (i) any compromise or arrangement between the Company and its shareholders, (ii) a take-over scheme for 100% of the Company's shares enabling the compulsory acquisition of a 10% minority interest (iii) an amalgamation (merger) of the Company and (iv) the discontinuance of the Company from Bermuda.

            Takeover. Bermuda law provides that where an offer is made for shares of another Company and, within four months of the offer the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any 90% or more owned subsidiary. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

            Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the right of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of the Memorandum of Association and bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys fees incurred in connection with such action. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorney fees incurred in connection with such action.

            Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may adopt a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty, for acts or omission not in good faith or which involve intentional misconduct or knowing violations of law, for improper payment of dividends or for any transaction from which the director derived an improper personal benefit. Delaware law has provisions and limitations similar to Bermuda regarding indemnification by a corporation of its directors or officers, except that under Delaware law the statutory rights to indemnification may not be as limited.

            Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to an increase, reduction or other alteration of the Company's share capital. The shareholders have the additional right to inspect the bye-laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.



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



CERTAIN PROVISIONS OF BERMUDA LAW

            In a September 1, 1995 letter to the Company's Bermuda counsel, the Bermuda Monetary Authority approved the Company's application for "non-resident" status in Bermuda for exchange control purposes. The Bermuda Monetary Authority has granted permission for the issuance of the Debentures and shares of Common Stock of the Company. Prior to the Offering, this Prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law.

            In granting such permission and in accepting this Prospectus for filing, neither the Bermuda Monetary Authority, nor the Registrar of Companies in Bermuda accepts any responsibility for the financial soundness of the Company or of the correctness of any of the statements made or opinions expressed in this Prospectus.

            The transfer of securities between persons regarded as resident outside Bermuda for exchange control purposes and the issue of securities after the completion of the Offering to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of securities involving any person regarded as resident in Bermuda for exchange control purposes require specific prior approval under the Exchange Control Act 1972.

            Owners of the Company's shares of Common Stock who are non-residents of Bermuda for Bermuda exchange control purposes are not restricted in the exercise of the rights to hold or vote their shares. Because the Company has been designated as a non-resident for Bermuda exchange control purposes there are no restrictions on its ability to transfer funds in and out of Bermuda or to pay dividends to United States residents who are holders of the Company's Common Stock, other than in respect of local Bermuda currency.

            In accordance with Bermuda law, securities certificates are only issued in the names of corporations, partnerships or individuals. In the case of an applicant acting in a special capacity (for example as a trustee), certificates may, at the request of the applicant, record the capacity, in which the applicant is acting. Notwithstanding the recording of any such special capacity the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such trust.

            The Company will take no notice of any trust applicable to any of its securities whether or not it had notice of such trust. Specifically, the Company has no obligation under Bermuda law to ensure that a Trustee who is holding shares of the Company subject to a trust is properly carrying out the terms of such trust.

            As an "exempted Company", the Company is exempt from Bermuda laws which restrict the percentage of share capital that may be held by non-Bermudians, but as an exempted Company the Company may not participate in certain business transactions including: (1) the acquisition or holding of land in Bermuda (except that required for its business and held by way of lease or tenancy for terms of not more than 21 years); (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister of Finance of Bermuda; or (3) the carrying on of business of any kind in Bermuda, except in furtherance of the business of the Company carried on outside Bermuda or under a license granted by the Minister of Finance of Bermuda.

TRANSFER AGENT, WARRANT AGENT AND TRUSTEE

            The Company's transfer and warrant agent for the Units, Common Stock and Warrants, and the trustee and paying agent with respect to the Debentures, is American Stock Transfer & Trust Company, New York, New York.

                             SELLING SECURITYHOLDERS

            An aggregate of up to 10,000 Debentures and up to 1,826,667 shares of Common Stock underlying the Debentures, Placement Warrants and the Purchase Options may be offered for resale by the Selling Securityholders.

            The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. To the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years, except that Value Investing Partners Inc. was the placement agent for the Company's Private Placement and Barretto Pacific Corporation provided certain public relations services for the Company during the first half of 1997.

                                          Number of Debentures           Number of Shares
                                           Beneficially Owned        of Common Stock Beneficially
                                           and Maximum Number          Owned and Maximum Number
    Selling Securityholders                  to be Sold (1)              to be Sold (1)(2)(3)
    -----------------------                  ---------------         ----------------------------
Michelangelo L.P.                                  200                        33,333
Angelo Eurdon's Co. L.P.                           100                        16,666
Raphael L.P.                                       200                        33,333
EP Opportunity Fun L.L.C.                          700                       116,666
Weghsteen & Driege                                 200                        33,333
Ferri S.A.                                         250                        41,666
Chase Manhattan Bank                               250                        41,666
L.I.P. Select Fund Ltd.                            100                        16,666
Reverse Convertible Securities Fund                450                        74,999
G.E. Pension Trust                                 157                        26,166
Global Developing Markets Fund                     126                        20,999
U.S. West Pension Trust                            217                        36,166
RCB Trust New Africa                               359                        59,833
Leonard Loventional Trust U/A/B 9/24/92             25                         4,166
BT Global Credit Limited                         1,000                       166,666
First National Nominees Pty. Ltd.                2,500                       416,666
Jeffries Int'l Ltd.                              1,000                       166,666
Starlight & Co.                                  1,000                       166,666
Calver New African Fund                            141                        23,499
Bank Sal Oppenheimer Jr.                            50                         8,333
Ellis AG                                            50                         8,333
Cogefin (Bermuda) Limited                          100                        16,666
Waveland Partners, L.P.                            500                        83,333
Paul Pardon                                         50                         8,333
LA Investments LDC                                 150                        24,999
De Martelaere                                       25                         4,166
Van Moer Santelle Luxembourg SA                     50                         8,333
Bankers Trust                                       50                         8,333
Value Investing Partner Inc.                         0                       135,000
Barretto Pacific                                     0                        25,000
                                          ------------                   -----------
             Total:                             10,000                     1,826,650

---------------
(1) None of the Selling Securityholders will beneficially own in excess of 1%of the outstanding Debentures or shares of Common Stock after this Offering, if the maximum amount of Debentures and shares are sold.

(2) Assumes the conversion of all the Debentures and the exercise of all the Placement and Purchase Options by the Securityholders.

(3) The Company will not issue fractional shares of Common Stock upon conversion of the Debentures and, in lieu thereof, will pay a cash adjustment based upon the last reported sale price of the Common Stock on NASDAQ (or on such National Securities exchange or automated trading system on which the Common Stock is then primarily traded) on the last trading day prior to the date of conversion.

                              PLAN OF DISTRIBUTION

            The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

            The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

            Under applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the securities to be sold by the Selling Securityholders may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event that D.H. Blair, the underwriter of the company's initial public offering, or D.H. Blair & Co., Inc., a selling group member which distributed substantially all of the Units offered in connection with the Company's initial public offering ("Blair"), is engaged in a distribution of the securities to be sold by the Selling Securityholders, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither D.H. Blair nor Blair have agreed to nor are either of them obliged to act as broker/dealer in the sale of the securities owned by the Selling Securityholders and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling

Securityholder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

            The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CERTAIN TAX CONSIDERATIONS

            The following discussion is a summary of certain anticipated tax consequences of the operations of the Company and of an investment in the Common Stock under Bermuda tax laws and South African tax laws and United States federal income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Debentures and Common Stock. In particular, the discussion does not address the tax consequences under state, local and other (e.g., non-United States federal, non-Bermuda) tax laws. Accordingly, each prospective investor should consult his or her tax advisor regarding the tax consequences of an investment in the Debentures and Common Stock. The discussion is based upon laws and relevant interpretation thereof in effect as of the date of this Prospectus, all of which are subject to change.

BERMUDA TAXATION

            The following discussion describes correctly certain tax consequences to the Company with respect to this offering and with respect to ownership of shares of Common Stock and Debentures under Bermuda law. The Company will not obtain an opinion of tax counsel with respect to tax consequences under Bermuda law.

            At the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company, or its stockholders or holders of Debentures other than stockholders or holders of Debentures ordinarily resident in Bermuda. The Company is not subject to stamp or other similar duty on the issue, transfer or redemption of the Common Stock or holders of Debentures.

            The Company has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertaking Tax Protection Act 1966 that, in the event there is enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to the Company or to its operations, or to the shares, debentures or other obligations of the Company until March 28, 2016 except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations of the Company or any real property or leasehold interests in Bermuda owned by the Company. No reciprocal tax treaty affecting the Company exists between Bermuda and the United States.

            As an exempted Company, the Company is liable to pay in Bermuda a registration fee based upon its authorized share capital and the premium on its issued shares at a rate not exceeding $25,000 per annum.

SOUTH AFRICAN TAXATION

            The   following   discussion   describes   correctly   certain   tax
consequences to the Company with respect to this offering and with respect to ownership of the Common Stock and Debentures under South African law.

            Taxation of the Company. Dividends received by the Company will not be subject to South African withholding tax. Interest received by the Company will not be subject to South African tax provided the Company is not managed and controlled in South Africa and provided that such interest income is not effectively connected with any business carried on by the Company in South Africa. It is intended that the Company will not be managed and controlled in South Africa. Royalties received by the Company from South Africa will be subject to a flat rate of taxation equivalent to 10.5% of the gross value of such royalties.

Taxation of FSAH

            Income Tax. Income tax is levied in South Africa on income which is classified as being of a "revenue" nature. Income of a capital nature is not currently subject to tax. The current corporate income tax rate is 35%. Dividends to be received by FSAH from its subsidiaries will be exempt from income tax. Interest received by FSAH will be subject to income tax. No assurance can be given that proceeds derived by FSAH from the sale of its investments in underlying companies will not be subject to South African corporate income tax at a rate of 35%. Although an exemption from tax is available under the South African Income Tax Act, an application by the Company to take advantage of such exemption was not granted. Based on this denial, the Company's income may be subject to South African income tax at a rate of 35%. However, the denial of the application is not dispositive of the ultimate tax treatment of the Company's realization gains, and although no assurance can be given as to the tax treatment of such gains, the Company believes that based on its investment policy of acquiring, owning and operating closely-held South African companies, its realization gains will be held to be of a capital nature. South Africa does not currently impose any tax on capital gains. However, no assurance can be given that a capital gains tax will not be introduced in the future.

            Secondary Tax on Companies. A Company declaring a dividend becomes liable to an additional tax known as secondary tax on companies ("STC"). STC is levied at the rate of 12.5% on the difference between dividends declared by a Company and dividends received by that Company in any given "dividend cycle." An exemption from STC is available in respect of dividends declared by one South African Company which is a wholly owned subsidiary of another South African Company, where the subsidiary derives at least 90% of its profits from its sources within South Africa and has notified the Commissioner for Inland Revenue that it is availing itself of the exemption. The exemption will be available in respect of dividends declared by wholly-owned subsidiaries of FSAH to FSAH. Dividends declared by FSAH to the Company will be subject to STC.

            Marketable Securities Tax and Stamp Duty. Any listed securities purchased by FSAH through a stockbroker will be subject to marketable securities tax. The current rate of marketable securities tax is 0.25% of the acquisition price. Unlisted securities are subject to the payment of stamp duty at the rate of 0.25% of the greater of the acquisition price or market value.

            General. Effective July 1, 1997, exchange control restrictions on South African resident individuals were relaxed to permit such persons to invest a limited amount abroad. South African residents may therefore lawfully acquire debentures offered by the Company within the financial limits imposed by the South African Reserve Bank.

            Coupled with the relaxation in exchange controls new Section 9C was introduced into the Income Tax Act with effect from July 1, 1997. In essence, this section extends the source of South African deemed source income to include "Investment Income." "Investment Income" includes interest and would encompass interest paid on the debentures. Section 9C(2) provides that any investment income received by or accrued to any South African resident from any country other than the Republic of South Africa shall be deemed to have been received by or accrued to such resident from a South African source and will hence be subject to South African tax.

            Debenture Interest will, unless a South African resident taxpayer may avail itself of any exemption, be deemed to be from a South African source and will be taxable at 35% after allowable deductions.

UNITED STATES FEDERAL INCOME TAXATION

            The following is a general summary of certain material United States federal income tax consequences to a United States citizen or resident individual, a United States corporation, a Untied States partnership, a trust in which one or more United States fiduciaries have the authority to control all substantial decisions of the trust and a United States court is able to exercise primary supervision over the administration of the trust, or an estate subject to United States federal income tax on all of its income regardless of source (each a "United States Investor"), who purchases a Debenture, or acquires shares of Common Stock by purchase or upon conversion of a Debenture that was purchased, subsequent to the Registration hereunder and who holds such Debentures and/or shares of Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This summary is provided for general information only and does not purport to address all the United States federal income tax consequences that may be relevant to a United States Investor, including without limitation the treatment of certain types of United States Investors (e.g., persons who own, directly or constructively, at least 10% of the voting power or value of the Company's outstanding stock, qualified plans, financial institutions, insurance companies, tax-exempt organizations or other persons subject to special treatment under United States federal income tax laws) or persons other than United States Investors, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, it does not discuss any state, local, foreign or minimum income or other United States federal tax considerations. The discussion is based upon the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.

            THE FOLLOWING DISCUSSION OF CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES IS NOT TAX ADVICE. EACH PERSON CONSIDERING THE PURCHASE OF A DEBENTURE OR OWNERSHIP OF COMMON STOCK SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE DEBENTURE OR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAXES INCOME OR OTHER TAX LAWS, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

Taxation of the Company and its Subsidiaries

            In general, the Company and its foreign subsidiaries will be subject to United States federal corporate income tax only to the extent they have income which has its source in the United States or is effectively connected with a United States trade or business. It is not anticipated that either the Company or any of its foreign subsidiaries will be engaged in a trade or business in the United States.

            The United States subsidiary of the Company will be subject to United States federal income taxation on its worldwide income (subject to reduction by allowable foreign tax credits, if any), and distributions by such United States subsidiary to the Company generally will be subject to United States withholding taxes. There is no income tax treaty between the United States and Bermuda.

Conversion of Debentures

            Except as otherwise indicated below, no gain or loss will be recognized upon the conversion of Debentures into Common Stock pursuant to the conversion feature in the Debentures. Cash paid in lieu of fractional shares of Common Stock will be taxed as if the fractional shares of Common Stock were issued and then redeemed for cash, resulting in either sale treatment or dividend treatment depending upon whether the redemption is considered "not essentially equivalent to a dividend." The tax basis of the Common Stock received upon conversion will be equal to the tax basis of the Debentures converted reduced by the portion of such basis, if any, allocable to any fractional share interest deemed to have been exchanged for cash. The holding period of the Common Stock received upon conversion will include the holding period of the Debentures converted.

            A distribution to the United States Investor which has the effect of preventing dilution of the treatment of the United States Investor will not be taxable. However, a distribution which increases a United States Investor's proportionate interest in the Company's earnings and profits or assets will be treated as a taxable dividend.

Distributions on Common Stock

            Distributions paid with respect to shares of Common Stock will be includible in the gross income of the United States Investor as ordinary income to the extent such distribution is paid from current or accumulated earnings and profits of the Company, as determined under United States federal income tax principles. Such distribution will be treated as foreign source dividend income and will not be eligible for the dividends received deduction allowed to United States corporations. Distributions in excess of the

Company's current and accumulated earnings and profits will be treated as a non-taxable return of basis to the extent thereof, and then as a gain from the sale of Common Stock.

Dispositions

            A United States Investor will recognize gain or loss upon the sale or other disposition of the Debenture or Common Stock in an amount equal to the difference between the amount realized and the United States Investor's tax basis in such Debenture or Common Stock. Such gain or loss will be long-term capital gain or loss if the Debenture (subject to the discussion below under "Market Discount") or the Common Stock, as the case may be, has been held for more than one year at the time of sale or other disposition.

Market Discount

            A United States Investor is required to include the stated interest derived from a Debenture in income in accordance with his or her method of accounting. In addition, if a United States Investor purchases a Debenture at a market discount, any gain recognized on a disposition of the Debenture (or the Common Stock into which such Debenture is converted) is treated as ordinary interest income to the extent it does not exceed the accrued market discount on such Debenture. Gain may also be required to be recognized to the extent of accrued market discount upon certain dispositions which would otherwise be nonrecognition transactions.

            Market discount is defined as the excess of the Debenture's stated redemption price at maturity over the United States Investor's tax basis in the Debenture immediately after its acquisition. If the market discount is less than 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years remaining to maturity at the time the Untied States Investor acquires the Debenture, the market discount is considered to be zero. Unless a United States Investor elects to use a constant rate method, market discount accrues ratably each day. If a United States Investor that acquires a Debenture at a market discount receives a partial principal payment on the Debenture prior to maturity, that payment is treated as ordinary income to the extent of the accrued market discount on the Debenture at the time payment is received. When the United States Investor subsequently disposes of the Debenture, the accrued market discount at that time is reduced by the amount of the partial principal payment already included in income.

            Alternatively, a United States Investor may elect to include the market discount in income as the discount accrues, either on a ratable basis, or if elected, on a constant interest rate basis. Once made, the current inclusion election applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

            In addition, the United States Investor who does not elect to currently accrue the market discount may deduct his or her net direct interest expense incurred or continued to purchase or carry a Debenture acquired at a market discount only to the extent it exceeds the portion of market discount allocable to the days during such year the Debenture is held by the United States Investor. The net direct interest expense is the excess of interest paid or accrued to purchase or carry such Debenture over the interest includible in the United States Investor's gross income for the taxable year. Any net direct interest expense that is not deductible is deferred and deducted in the year of disposition, or if an election is made, in any year prior to disposition. In the year of such an election and for any subsequent year, if the United States Investor's interest income exceeds his or her net direct interest expense for the taxable year, the United States Investor may deduct any deferred net direct interest expense in an amount equal to such excess.

Bond Premium

            If, as a result of a purchase of a Debenture at a premium, a United States Investor's tax basis (for determining loss on a subsequent sale or exchange) in a Debenture exceeds the amount payable at the Debenture's maturity or, if it results in a smaller amortizable bond premium, on an earlier call date, the United States Investor may elect to amortize any such excess under the constant interest rate method as an offset against interest income earned on the Debenture. The premium does not include any amount attributable to the conversion feature. If the United States Investor is required to amortize bond premium by reference to a call date and the Debenture is not in fact called on such date, the remaining unamortized premium must be amortized by reference to the next succeeding call date or maturity.

            An election to amortize bond premium applies to all taxable bonds held by the United States Investor at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Investor and is irrevocable without the consent of the Internal Revenue Service. A United States Investor's tax basis in a Debenture must be reduced by the amortization of the bond premium. Upon conversion of the Debenture into Common Stock, any remaining unamortized bond premium is included in the basis of the Common Stock received in the conversion. (See "Conversion of Debentures").

Backup Withholding and Other Rules

            To prevent United States federal "backup withholding" equal to 31% of any payment of (i) principal, premium, if any, and interest on the Debentures, (ii) proceeds from the sale or redemption of the Debentures, (iii) dividends on the Common Stock and (iv) proceeds from the sale or redemption of the Common Stock, the United States Investor must either (a) qualify as a payee exempt from backup withholding and demonstrate this fact when required, or (b) provide a taxpayer identification number to the payor (or certify that it has applied for a taxpayer identification number), certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. Any amounts paid as backup withholding with respect to the Debentures or Common Stock will be credited to the income tax liability of the United States Investor receiving the payment from which such amount was withheld. United States Investors should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. A United States Investor that is otherwise required to but does not provide the Company with a correct taxpayer identification number may be subject to penalties imposed by the Code.

            A United States Investor who owns or acquires 5% or more in value of the Company's stock on or before December 31, 1997 and 10% or more in value or vote thereafter may be required to file certain additional reports with respect to the Company with the United States Internal Revenue Service.

                         SHARES ELIGIBLE FOR FUTURE SALE

            On the date of this Prospectus, the Company has outstanding an aggregate of 3,614,133 shares of Common Stock and 1,822,500 shares of Class B Common Stock, which shares of Class B Common Stock are held by 8 holders. In addition, an aggregate of 8,097,704 shares of Common Stock are issuable upon exercise of the Class A and Class B Warrants included in the Units and the exercise of certain other Class A Warrants and Class B Warrants. The 2,300,000 shares included in the Units sold in connection with the Offering are freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. 1,191,837 shares of Common Stock currently held by the Escrow Agent are "restricted securities" and may not be sold unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. None of the shares of Common Stock held by the Escrow Agent will be eligible for sale under Rule 144 until July 1998. All of the 1,822,500 shares of Class B Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. See "Certain Transactions." See "Certain Transactions - FSAH Escrow Agreements." All of the shares of Class B Common Stock issued prior to the Company's initial public offering are currently eligible for sale under Rule 144.

            In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) may sell within any three-month period a number of restricted shares beneficially owned for at least one year which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares beneficially owned for at least two years by a person who is not an affiliate of the Company without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or non-recourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of the Rule.

            D.H. Blair also has demand and piggyback registration rights with respect to the securities underlying the Unit Purchase Options.

            No predictions can be made of the effect, if any, that sales of Common Stock or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock or other securities of the Company in the public market could adversely affect prevailing market prices.

                                  LEGAL MATTERS

            The validity of the shares of Common Stock and Debentures offered hereby has been passed upon for the Company by Conyers, Dill & Pearman, Bermuda counsel for the Company. Certain legal matters have been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York, United States counsel for the Company. A partner of Parker Chapin Flattau & Klimpl, LLP owns shares of the Company's Class B Common Stock. Certain other legal matters have been passed on by Webber Wentzel Bowens, Johannesburg, South Africa, South African counsel for the Company.

                                     EXPERTS

            The Consolidated Balance Sheets of the Company at June 30, 1996 and 1995, the Consolidated Statements of Income and Cash Flows for the year ended June 30, 1996, four months ended June 30, 1995 and the years ended February 28, 1995 and 1994, and the Consolidated Statements of Changes in Stockholders' Investment for the period February 28, 1993 to June 30, 1996, appearing in this Prospectus and Registration Statement have been audited by Price Waterhouse, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                       ENFORCEABILITY OF CIVIL LIABILITIES

            The Company is organized under the laws of Bermuda. Certain of the directors and officers of the Company, and the South African experts named herein, are or may be residents of Bermuda or South Africa and all or a substantial portion of the assets of the Company and such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. The Company understands that the United States does not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters with Bermuda or South Africa and that there is doubt (i) whether a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated upon the civil liability provisions of the United States federal securities laws, would be enforceable in Bermuda or South Africa against the Company or certain of the Company's officers and directors, and (ii) whether an action could be brought in Bermuda or South Africa against the Company or certain of the Company's officers and directors in the first instance on the basis of liability predicated solely upon the provisions of the United States federal securities laws.

                             ADDITIONAL INFORMATION

            The Company has filed with the Commission, Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company, reference is hereby made to the Registration Statement, and exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Branch of the Commission, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement. Electronic registration statements made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http:\\www.sec.gov.).

                         FIRST SOUTH AFRICA CORP., LTD.



                         FIRST SOUTH AFRICA CORP., LTD.
                          INDEX TO FINANCIAL STATEMENTS



I.   FIRST SOUTH AFRICA CORP., LTD.

A.   Annual Financial Statements


Report of the independent auditors                                           F-4

Consolidated Balance Sheets at June 30, 1996 and 1995                        F-5

Consolidated  Statements of Income for the year ended June 30, 1996, four months ended June 30, 1995 and the years ended February 28,
1995 and 1994                                                                F-7

Pro forma Consolidated Statements of Income for the years ended
June 30, 1996 and 1995 (Unaudited)                                           F-8

Consolidated Statements of Cash Flows for the year ended June 30,
1996, four months ended June 30, 1995 and the years ended February
28, 1995 and 1994                                                            F-9

Consolidated Statements of Changes in Stockholders' Investment for
the period February 28, 1993 to June 30, 1996                               F-10

Notes to the Consolidated Financial Statements for the year ended           F-11
June 30, 1996, four months ended June 30, 1995 and years ended
February 28, 1995 and 1994

B.   Interim Financial Statements


Consolidated Balance Sheets at March 31, 1997 and June 30, 1996             F-28

Consolidated Statements of Income for the nine months ended March
31, 1997 and 1996                                                           F-29

Consolidated Statements of Cash Flows for the nine months ended
March 31, 1997 and 1996                                                     F-30

Consolidated Statements of Changes in Stockholders' Investment for
the period December 31, 1996 to March 31, 1997                              F-31

Notes to the Consolidated Financial Statements for the nine months          F-32
ended March 31, 1997

                         FIRST SOUTH AFRICA CORP., LTD.



                         FIRST SOUTH AFRICA CORP., LTD.
                         INDEX TO FINANCIAL STATEMENTS



C.   Pro Forma Financial Information


Pro Forma Consolidated Balance Sheet at March 31, 1997
(Unaudited)                                                                 F-35

Pro Forma Consolidated Statements of Income for the nine months
ended March 31, 1997 and the year ended June 30, 1996  (Unaudited)          F-36

Notes to the Pro Forma Consolidated Financial Statements
for the nine months ended March 31, 1997 and year ended
June 30, 1996 (Unaudited)                                                   F-38

II.  ASTORIA BAKERY CC AND ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

A.   Interim Financial Statements


Unaudited Combined Balance Sheet at June 30, 1996                           F-41

Unaudited Combined Statements of Income for the four months ended
June 30, 1996 and 1995                                                      F-42

Unaudited Combined Statements of Cash Flows for the four months
ended June 30, 1996 and 1995                                                F-43

Notes to the unaudited Consolidated Financial Statements for the four       F-44
months ended June 30, 1996 and 1995

B.   Annual Financial Statements


Audited Combined Balance Sheet at February 29, 1996                         F-45

Audited Combined Statements of Income for the years ended February
29, 1996 and February 28, 1995                                              F-46

Audited Combined Statements of Cash Flows for the years ended
February 29, 1996 and February 28, 1995                                     F-47

Audited Combined Statements of Changes in Stockholders' Investment
for the years ended February 29, 1996 and February 28, 1995                 F-48

Notes to the Audited Combined Financial Statements for the years
ended February 29, 1996 and February 28, 1995                               F-49

                         FIRST SOUTH AFRICA CORP., LTD.



                         FIRST SOUTH AFRICA CORP., LTD.
                          INDEX TO FINANCIAL STATEMENTS



III. GULL FOODS CC

A.   Interim Financial Statements


Unaudited Balance Sheet at December 31, 1996                                F-56

Unaudited Statements of Income for the ten months ended December
31, 1996 and 1995                                                           F-57

Unaudited Statements of Cash Flows for the ten months ended
December 31, 1996 and 1995                                                  F-58

Notes to the Unaudited Financial Statements for the ten months ended
December 31, 1996 and 1995                                                  F-59

B.   Annual Financial Statements


Audited Balance Sheet at February 29, 1996                                  F-60

Audited Statements of Income for the years ended February 29, 1996
and February 28, 1995                                                       F-61

Audited Statement of Cash Flows for the years ended February 29,
1996 and February 28, 1995                                                  F-62

Audited Statements of Change in Stockholders' Investment for the
years ended February 29, 1996 and February 28, 1995                         F-63

Notes to the Audited Financial Statements for the years ended               F-64
February 29, 1996 and February 28, 1995

                         FIRST SOUTH AFRICA CORP., LTD.
                       REPORT OF THE INDEPENDENT AUDITORS




To the Board of Directors
of First South Africa Corp., Ltd.


            In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in stockholders' investment present fairly, in all material respects, the financial position of First South Africa Corp., Ltd. and its subsidiaries at June 30, 1996 and 1995, and the results of their operations and their cash flows for the year ended June 30, 1996, four months ended June 30, 1995 and the years ended February 28, 1995 and 1994 in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





Price Waterhouse
Sandton, South Africa
September 27, 1996

                         FIRST SOUTH AFRICA CORP., LTD.

             CONSOLIDATED BALANCE SHEETS AT JUNE 30, 1996 AND 1995


                                     ASSETS

                                                  JUNE 30, 1996    JUNE 30, 1995
                                                        $                $
                                                   -----------      -----------

CURRENT ASSETS
      Cash on hand                                   4,682,035          744,251
      Trade accounts receivable                      5,833,542        2,287,572
      Less: Allowances for bad debts                  (402,333)        (232,442)
                                                   -----------      -----------
                                                     5,431,209        2,055,130

Inventories (net)                                    2,510,868        1,232,728
Prepaid expenses and other current assets              451,551          188,937
                                                   -----------      -----------

      TOTAL CURRENT ASSETS                          13,075,663        4,221,046
Property, plant and equipment                        9,000,334        1,854,831
Less: Accumulated depreciation                      (2,119,912)        (320,529)
                                                   -----------      -----------
                                                     6,880,422        1,534,302
Goodwill                                               408,541             --
Recipes and other intellectual property              2,848,532             --
Other assets                                           318,286           16,224
Deferred income taxes                                   73,550           10,145
Loan to related company                                   --            145,823
                                                   -----------      -----------
                                                    23,604,994        5,927,540
                                                   ===========      ===========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES
      Bank overdraft payable                           745,724          270,822
      Current portion of long term debt              2,101,799          147,126
      Trade accounts payable                         2,162,257          479,179
      Other provisions and accruals                  1,923,371        1,369,663
      Income taxes payable                           1,518,095          430,127
                                                   -----------      -----------
                TOTAL CURRENT LIABILITIES            8,451,246        2,696,917
Long term debt                                       2,361,372          954,717
Loan from related company                                 --            257,909
                                                   -----------      -----------
           TOTAL LIABILITIES                        10,812,618        3,909,543

                         FIRST SOUTH AFRICA CORP., LTD.

              CONSOLIDATED BALANCE SHEETS AT JUNE 30, 1996 AND 1995

              LIABILITIES AND STOCKHOLDERS'S INVESTMENT (CONTINUED)

                                                             JUNE 30, 1996  JUNE 30, 1995
                                                              -----------    -----------
STOCKHOLDERS' INVESTMENT

Capital stock:
First South Africa Corp., Ltd:
      A class common stock, $0.01 par value -
      authorized 23,000,000 shares; issued and
      outstanding 2,200,000                                        22,000           --

      B class common stock, $0.01 par value-
      authorized 2,000,000 shares; issued and
      outstanding 1,942,500 (see footnote 24)                      19,701           --

      Preferred stock, $0.01 par value-
      authorized 5,000,000 shares; issued and
      outstanding nil shares                                         --             --

      Capital in excess of par                                 18,518,986           --

LS Pressings (Pty) Ltd.
      Common stock, R1 par value - authorized, issued
      and outstanding 3 million shares in 1995                       --          460,978

Starpak (Pty) Ltd.
      Common stock, R1 par value - authorized 4,000 shares;
      issued and outstanding 1,250 shares in 1995                    --            1,010

      Capital in excess of par                                       --          746,790

Retained earnings                                              (3,887,407)     1,850,153
Foreign currency translation adjustments                       (1,888,211)    (1,040,934)
Income restricted as to distribution                                7,307           --
                                                              -----------    -----------
                                                               23,604,994      5,927,540
                                                              ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

              CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED
                 JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995
                 AND THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

                                           JULY 1, 1995 TO    MARCH 1, TO        YEAR ENDED         YEAR ENDED
                                            JUNE 30, 1996    JUNE 30, 1995    FEBRUARY 28, 1995  FEBRUARY 28, 1994
                                                  $                 $                 $                 $
                                             -----------       -----------       -----------       -----------
Revenues                                      14,911,097         3,297,507         8,826,856         6,851,457
                                             -----------       -----------       -----------       -----------

Operating expenses
    Cost of sales                              8,385,511         1,881,686         5,058,749         4,513,384
       Selling, general and administrative
       costs                                   5,134,431         1,081,120         3,120,334         1,900,760
       Non cash compensation charge            6,314,000              --                --                --
                                             -----------       -----------       -----------       -----------
                                              19,833,942         2,962,806         8,179,083         6,414,144
                                             -----------       -----------       -----------       -----------
Operating (loss)/income                       (4,922,845)          334,701           647,773           437,313

Other income                                     539,636            43,145            40,830            64,966
Interest expense                                (865,733)          (18,801)         (152,163)         (180,960)
                                             -----------       -----------       -----------       -----------

(Loss)/income before income taxes             (5,248,942)          359,045           536,440           321,319
Provision for taxes on income                   (488,618)         (145,216)         (222,558)         (113,403)
                                             -----------       -----------       -----------       -----------

Net (loss)/income                             (5,737,560)          213,829           313,882           207,916
                                             -----------       -----------       -----------       -----------

Net loss per share                                ($3.03)

Weighted average number of shares              1,893,463
outstanding

                         FIRST SOUTH AFRICA CORP., LTD.

                   PROFORMA CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)



                                                        1996            1995
                                                         $               $
                                                    -----------     -----------

Revenues                                             36,907,198      33,062,715

Operating expenses
   Cost of sales                                     19,555,997      17,983,400
   Selling, general and administrative costs         13,670,868      12,110,748
   Non cash compensation charge                       6,314,000            --
                                                    -----------     -----------
                                                     39,540,865      30,094,148
                                                    -----------     -----------
Operating (loss)/income                              (2,633,667)      2,968,567

Other income                                            832,519         466,356
Interest expense                                     (1,428,617)       (768,413)
                                                    -----------     -----------
(Loss)/income before income taxes                    (3,229,765)      2,666,510
Provision for taxes on income                        (1,293,084)       (944,383)
                                                    -----------     -----------
Net (loss)/income                                    (4,522,849)      1,722,127

Net (loss)\profit per share                         ($     1.34)    $      0.51

Weighted average number of shares
outstanding                                           3,374,079       3,374,079

            The pro forma information has been prepared assuming that the acquisitions had taken place and that operations had commenced on July 1, 1994.

            The pro forma information does not purport to be indicative of the results that would have actually been obtained if the acquisitions had occurred at the beginning of the period nor is it indicative of future results.

                         FIRST SOUTH AFRICA CORP., LTD.

            CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
               JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

                                                                                                      YEAR ENDED
                                                  JULY 1, TO      MARCH 1, TO       YEAR ENDED       FEBRUARY 28,
                                                 JUNE 30, 1996   JUNE 30, 1995  FEBRUARY 28, 1995        1994
                                                       $                $                $                $
                                                  ----------       ----------       ----------       ----------
Cash flows from operating activities:
    Net (loss)/income                             (5,737,560)         213,829          313,882          207,916
Adjustments to reconcile net (loss)/income to
net cash provided by operating activities
    Non-cash compensation charge                   6,314,000             --               --               --
    Depreciation                                     345,884           50,678           92,746           82,988
    Amortization of other assets                      49,873             --               --               --
    Deferred income taxes                            (90,559)            --            (69,295)           5,363
    Net (gain)/loss on sale of assets                (22,523)           1,320           19,636            3,526
    Effect of changes in assets and liabilities       10,185          (94,090)         (23,012)         (65,840)
    Assets acquired at a discount                      7,307             --               --               --
                                                  ----------       ----------       ----------       ----------
Net cash provided by operating activities            876,607          171,737          333,957          233,953
                                                  ----------       ----------       ----------       ----------

Cash flows from investing activities:

Net additions to property, plant and equipment      (453,768)        (166,124)        (327,039)        (255,454)
Other assets (acquired)/disposed                    (704,117)         (16,502)          22,053           (5,188)
Decrease/(increase) in loans to related
companies                                            145,823             (280)          45,241           94,418
Acquisition of subsidiaries (net of cash of
$4,746)                                           (4,498,043)            --               --               --
                                                  ----------       ----------       ----------       ----------

Net cash used in investing activities             (5,510,105)        (182,906)        (259,745)        (166,224)
                                                  ----------       ----------       ----------       ----------

Cash flows from financing activities:

Net borrowings/(repayments) in bank overdraft        135,941          119,473          (26,269)         (24,815)
Net (repayments)/borrowings of long term debt     (1,525,613)          93,202           93,618           68,616
Net (repayments)/borrowings in loans from
related parties                                     (880,034)            --             30,473          (66,408)
Net repayments of loans from stockholders            137,656             --               --               --
Net borrowings/(repayments) in short term debt     1,954,673             --             81,972          (11,835)
Net proceeds on stock issues                       9,197,446             --               --               --
                                                  ----------       ----------       ----------       ----------

Net cash provided by financing activities          9,020,069          212,675          179,794          (34,442)
                                                  ----------       ----------       ----------       ----------

Effect of exchange rate changes as cash             (448,787)          (9,783)         (16,573)         (31,301)
                                                  ----------       ----------       ----------       ----------

Net increase in cash on hand                       3,937,784          191,723          237,433            1,986
Cash on hand at beginning of period                  744,251          552,528          315,095          313,109
                                                  ----------       ----------       ----------       ----------

Cash on hand at end of period                      4,682,035          744,251          552,528          315,095
                                                  ==========       ==========       ==========       ==========

                         FIRST SOUTH AFRICA CORP., LTD.
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' INVESTMENT
                FOR THE PERIOD FEBRUARY 28, 1993 TO JUNE 30, 1996

[PART 1 OF 2]

                                           Capital                                                  Capital in
                                            stock                                      Capital       excess of
                                         First South                   Capital          Stock           par
                                            Africa      Capital in     Stock LS        Starpak         Starpak
                                            Corp.,       excess of     Pressings        (Pty)          (Pty)
                                             Ltd.           par        (Pty) Ltd.        Ltd.           Ltd.
                                               $             $              $              $              $
                                          -----------   -----------    -----------    -----------    -----------
Balance at February 28, 1993                     --            --          460,978          1,010        746,790
Net income                                       --            --             --             --             --
Translation adjustment                           --            --             --             --             --
                                          -----------   -----------    -----------    -----------    -----------

Balance at February 28, 1994                     --            --          460,978          1,010        746,790
Net income                                       --            --             --             --             --
Translation adjustment                           --            --             --             --             --
                                          -----------   -----------    -----------    -----------    -----------

Balance at February 28, 1995                     --            --          460,978          1,010        746,790
Net income                                       --            --             --             --             --
Translation adjustment
                                                 --            --             --             --             --
                                          -----------   -----------    -----------    -----------    -----------
Balance at June 30, 1995                         --            --          460,978          1,010        746,790
Issuance of stock to acquire
predecessor, Starpak and LS Pressings             150     1,208,628       (460,978)        (1,010)      (746,790)
Issuance of stock to acquire subsidiary
companies                                          98     1,840,365           --             --             --
Other stock issues                                 28       260,024           --             --             --
Proceeds on First South Africa Corp.,
Ltd. stock issues                              41,425     9,896,646           --             --             --
Share issue expenses written off                 --      (1,000,677)          --             --             --
Escrow stock released                            --       6,314,000           --             --             --
Subsidiary assets acquired at a
discount                                         --            --             --             --             --
Net loss                                         --            --             --             --             --
Translation adjustment                           --            --             --             --             --
                                          -----------   -----------    -----------    -----------    -----------
Balance at June 30, 1996                       41,701    18,518,986           --             --             --
                                          ===========   ===========    ===========    ===========    ===========

[PART 2 OF 2]

                                                              Income        Foreign
                                                           restricted as    currency
                                              Retained          to        translation
                                              earnings     distribution   adjustments       Total
                                                 $              $              $              $
                                            -----------    -----------    -----------    -----------
Balance at February 28, 1993                  1,114,526           --         (795,948)     1,527,356
Net income                                      207,916           --             --          207,916
Translation adjustment                             --             --         (154,446)      (154,446)
                                            -----------    -----------    -----------    -----------

Balance at February 28, 1994                  1,322,442           --         (950,394)     1,580,826
Net income                                      313,882           --             --          313,882
Translation adjustment                             --             --          (66,052)       (66,052)
                                            -----------    -----------    -----------    -----------

Balance at February 28, 1995                  1,636,324           --       (1,016,446)     1,828,656
Net income                                      213,829           --             --          213,829
Translation adjustment
                                                   --             --          (24,488)       (24,488)
                                            -----------    -----------    -----------    -----------
Balance at June 30, 1995                      1,850,153           --       (1,040,934)     2,017,997
Issuance of stock to acquire
predecessor, Starpak and LS Pressings              --             --             --             --
Issuance of stock to acquire subsidiary
companies                                          --             --             --        1,840,463
Other stock issues                                 --             --             --          260,052
Proceeds on First South Africa Corp.,
Ltd. stock issues                                  --             --             --        9,938,071
Share issue expenses written off                   --             --             --       (1,000,677)
Escrow stock released                              --             --             --        6,314,000
Subsidiary assets acquired at a
discount                                           --            7,307           --            7,307
Net loss                                     (5,737,560)          --       (5,737,560)
Translation adjustment                             --             --         (847,277)      (847,277)
                                            -----------    -----------    -----------    -----------
Balance at June 30, 1996                     (3,887,407)         7,307     (1,888,211)    12,792,376
                                            ===========    ===========    ===========    ===========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

1.          ORGANIZATION

First South Africa Corp., Ltd. (the "Company") was founded on September 6, 1995. The purpose of the Company is to make investments in South African companies. The predecessor to the Company was the combined entity under common control, Starpak (Proprietary) Limited and its subsidiary companies and LS Pressings (Proprietary) Limited.

On January 24, 1996, subsequent to an initial public offering and in terms of an agreement reached before the initial public offering, the Company acquired 100% of the common stock of the business combination of Starpak (Proprietary) Limited and its subsidiary companies and LS Pressings (Proprietary) Limited. The acquisition was accounted for using the purchase method of accounting at net book value at date of acquisition.

On January 24, 1996, also subsequent to the initial public offering and also in terms of an agreement reached before the initial public offering, the Company acquired 100% of the common stock of Europair Africa (Proprietary) Limited for an aggregate net purchase price of $1,029,206. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

                                                           EUROPAIR AFRICA
                                                             (PTY) LTD.
                                                                  $
                                                           ---------------
Acquisition costs
            Stock issued in lieu of cash                      399,638
            Cash consideration                                629,568

      Purchase price to be allocated                        1,029,206
                                                            =========

      Summary allocation of purchase price
            Current assets                                  1,582,299
            Property, plant and equipment                   1,598,128
            Deferred income taxes                              21,398
            Goodwill                                           91,150
                                                            ---------

      Total assets acquired                                 3,292,975

            Current liabilities                               923,688
            Long term debt                                  1,196,636
            Loans from related parties                        143,445
                                                            ---------

      Total liabilities assumed                             2,263,769
                                                            ---------
            Excess of assets over liabilities assumed       1,029,206
                                                            =========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

1.          ORGANIZATION (CONTINUED)

On June 3, 1996 the Company acquired 100% of the common stock of the business combination of Piemans Pantry (Proprietary) Limited and Surfs-Up Investments Limited for an aggregate net purchase price of $5,314,045.

The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

                                                   PIEMANS PANTRY (PTY) LTD.
                                                         AND SURFS-UP
                                                    INVESTMENTS (PTY) LTD.
                                                               $
                                                   -------------------------
Acquisition costs
      Stock issued in lieu of cash                         1,440,825
      Cash consideration                                   3,630,796
      Other direct expenses                                  242,424
                                                           ---------

Purchase price to be allocated                             5,314,045
                                                           =========

Summary allocation of purchase price
      Current assets                                       2,594,124
      Property, plant and equipment                        3,988,033
      Stockholders loans                                     137,656
      Recipes and other intellectual property              2,829,299
      Goodwill                                                12,483
                                                           ---------

Total assets acquired                                      9,561,595
                                                           ---------

      Current liabilities                                  1,984,686
      Loans to related companies                             478,680
      Long term debt                                       1,735,632
      Deferred income taxes                                   48,552
                                                           ---------

Total liabilities assumed                                  4,247,550
                                                           ---------

      Excess of assets over liabilities assumed            5,314,045
                                                           =========

2.          PRINCIPLE ACTIVITIES OF THE GROUP

The principle activities of the group include the business of manufacturing, servicing and selling packaging machines, receiving rental income, manufacture of washers for use in the fastener industry, manufacture and supply of air-conditioning products and the manufacture, sale and distribution of both ready to eat and ready for bake off pastry related food products.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

3.          SUMMARY OF ACCOUNTING POLICIES

The consolidated and combined financial statements have been prepared in accordance with US generally accepted accounting principles and incorporate the following significant accounting policies.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company, First South Africa Corp., Ltd. and its subsidiaries. All subsidiaries are wholly owned and no minority interests exist. Material intercompany transactions have been eliminated on consolidation.

The combined financial statements include the financial statements of Starpak (Proprietary) Limited, its wholly owned subsidiaries, Levy & Smith Properties (Proprietary) Limited and Michael Levy Family Holdings (Proprietary) Limited and LS Pressings (Proprietary) Limited, as they are entities under common control. All significant intercompany balances and transactions have been eliminated.

ACCOUNTING ESTIMATES

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

Earnings per share for the Company on common shares is based on net income and reflects dilutive effects of any stock options which exists at year end.

INTANGIBLE ASSETS

Goodwill resulting from acquisitions, and recipes and other intellectual property is being amortized on a straight line basis over a period of twenty to twenty five years. If facts and circumstances were to indicate that the carrying amount of goodwill, recipes and other intellectual property is impaired the carrying amount would be reduced to an amount representing the discounted future cash flows to be generated by the operation. Also included in intangible assets are non-competition agreements relating to the Europair acquisition which are being amortized on a straight line basis over a six year term of the agreements. The company has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121") Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". No impairments in long-lived assets has taken place.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

3.          SUMMARY OF ACCOUNTING POLICES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The functional currency of the underlying companies is that of South African Rands. Accordingly, the following rates of exchange have been used for translation purposes:

(a) Assets and liabilities are translated into United States Dollars using the exchange rates at the balance sheet date.

(b) Common stock and capital in excess of par are translated into United States Dollars using historical rates at date of issuance.

(c) Revenue, expenses, gains and losses are translated into United States Dollars using the weighted average exchange rates for each year.

The  resultant  translation   adjustments  are  reported  in  the  component  of
shareholders'   investment   designated   as   "Foreign   currency   translation
adjustment".

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments to reduce its exposure to fluctuations in foreign exchange rates by creating offsetting positions through the use of derivative financial instruments. The market risk related to the foreign exchange option is offset by changes in the valuation of the underlying profits being hedged.

The option premium is accounted for on the accrual basis, and is amortized over the option term. The notional amount of the option is the amount bought or sold at maturity. Notional amounts are indicative of the extent of the Company's involvement in the use of derivative financial instruments and are not a measure of the company's exposure to credit or market risks through its use of derivatives.

FOREIGN ASSETS AND LIABILITIES

Transactions in foreign currencies arise as a result of inventory purchases from foreign countries and intercompany funding transactions between the subsidiaries and First South Africa Corp., Ltd. Transactions in foreign currencies are accounted for at the rates ruling on transaction dates. Exchange gains and losses are charged to the income statement during the period in which they are incurred. Foreign assets and liabilities of the group which are not denominated in United States Dollars are converted into United States Dollars at the exchange rates ruling at the financial year end or at the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994


3.          SUMMARY OF ACCOUNTING POLICES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost and net realizable value, using both the first-in, first-out and the weighted average methods. The value of work-in-progress and finished goods includes an appropriate portion of manufacturing overheads.

PROPERTY, PLANT AND EQUIPMENT

Land is stated at cost and is not depreciated. Buildings are depreciated on the straight line basis over estimated useful lives of 50 years.

Buildings, plant and equipment, and motor vehicles are written off over their estimated useful lives to each asset's residual value.

The following rates are considered appropriate:


                                               Percentage
                                               ----------
                Buildings                          2%
                Plant and equipment               10-33%
                Motor vehicles                    20%

INCOME TAXES

Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxes are measured by applying currently enacted tax laws.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at June 30 1996, the carrying value of accounts receivable, accounts payable and investments approximate their fair value.

REVENUES

Revenues comprise net invoiced sales of washers, manufactured packaging machines, spares and service charges, food products, air conditioning systems, fans and related accessories, and rental income. Combined revenues exclude sales to group companies. The Company recognizes revenues on an accrual basis.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994


4.          INVENTORIES

Inventories consist of the following:



                                                   JUNE 30,            JUNE 30
                                                     1996               1995
                                                      $                  $
                                                  ----------         ----------

          Finished goods                           2,077,679          1,481,124
          Work-in-progress                           272,377            185,140
          Raw materials                              501,562            390,852
          Supplies                                    93,055               --
                                                  ----------         ----------
          Inventories (gross)                      2,944,673          2,057,116
          Less:  Valuation allowances               (433,805)          (824,388)
                                                  ----------         ----------

          Inventories (net)                        2,510,868          1,232,728
                                                  ==========         ==========

5.          PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:


                                          ACCUMULATED    NET BOOK     NET BOOK
                                COST     DEPRECIATION      VALUE       VALUE
                               JUNE 30     JUNE 30,      JUNE 30,     JUNE 30,
                                1996         1996          1996         1995
                                  $            $             $           $
                             ----------    ----------    ----------   ----------

Land and buildings            2,713,473       (17,147)    2,696,326      845,479
Plant and equipment           3,463,121    (1,415,524)    2,047,597      372,244
Vehicles                      1,789,905      (687,241)    1,102,664      316,579
Capital work in progress      1,033,835          --       1,033,835         --
                             ----------    ----------    ----------   ----------
                              9,000,334    (2,119,912)    6,880,422    1,534,302
                             ==========    ==========    ----------   ----------

Depreciation                                                345,884      50,678
                                                            =======      ======

Certain assets of the company are encumbered as security for the liabilities of the group (Refer note 11)

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

6.          GOODWILL

Goodwill consists of the following:


                                                     ACCUMULATED    NET BOOK
                                           COST     AMORTIZATION      VALUE
                                         JUNE 30,     JUNE 30,      JUNE 30,
                                           1996         1996          1996
                                             $           $              $
                                         ---------    ---------     ---------

Goodwill arising on acquisitions          414,610       (6,069)      408,541
                                          =======      =======       =======


7.          RECIPES AND OTHER INTELLECTUAL PROPERTY

Recipes and other intellectual property consists of the following:


                                                         ACCUMULATED    NET BOOK
                                                COST    AMORTIZATION     VALUE
                                              JUNE 30,    JUNE 30,     JUNE 30,
                                                1996        1996         1996
                                                  $          $             $
                                              ---------   ---------    ---------

Recipes and other intellectual property       2,858,011      (9,479)   2,848,532
                                              =========   =========    =========

8.          OTHER ASSETS

Other assets consists of the following:


                                                ACCUMULATED  NET BOOK  NET BOOK
                                       COST    AMORTIZATION   VALUE      VALUE
                                     JUNE 30,    JUNE 30,    JUNE 30,  JUNE 30,
                                       1996        1996        1996      1995
                                        $           $           $          $
                                     --------    --------    --------   --------

Loans to shareholder                   84,768        --        84,768       --
Non competition agreements            115,842      (8,992)    106,850       --
Derivative financial instruments      152,000     (25,332)    126,668       --
Other                                    --          --          --       16,224
                                     --------    --------    --------   --------
                                      352,610     (34,324)    318,286     16,224
                                     ========    ========    ========   ========


Derivative financial instruments consist of a purchased foreign currency option with a notional amount of South African Rands (ZAR) 25,000,000 with a strike price of ZAR5 to $1. The option term is twelve months and expires on May 2, 1997.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

9.          LOAN TO RELATED COMPANY


                                                   JUNE 30, 1996   JUNE 30, 1995
                                                         $               $
                                                     --------         --------

Michael Levy Family Holdings (Proprietary) Limited         --          145,823
                                                     ========         ========


The terms of this loan have changed with the closing of the initial public offering. The loan has been revalued and disclosed as loans to shareholders, and is unsecured, interest free and repayable on February 28, 1998.

10.         BANK OVERDRAFT FACILITIES

The Company has general short term unsecured banking facilities, which are renewable annually, of $2,460,437 available. These facilities bear interest at prime lending rates, which is currently 19.5%, and are repayable on demand.

11.         SHORT AND LONG TERM DEBT


                                                  JUNE 30, 1996    JUNE 30, 1995
                                                       $                 $
                                                   ----------        ----------

LONG TERM DEBT
Secured debt
       Mortgage loans                               1,508,870           561,301
       Equipment notes                              1,904,980           540,542
Unsecured debt
       Unsecured notes                                125,214              --
                                                   ----------        ----------
                                                    3,539,064         1,101,843
Less: Current portion                              (1,177,692)         (147,126)
                                                   ----------        ----------
Total long term debt                                2,361,372           954,717
                                                   ==========        ==========

SHORT TERM DEBT
Current portion of long term debt                   1,177,692           147,126
Trade finance loan                                    924,107              --
                                                   ----------        ----------
                                                    2,101,799           147,126
                                                   ==========        ==========

MORTGAGE LOANS

Mortgage loans are secured by first and second mortgage bonds over property. These loans are generally repayable in equal instalments of $27,568 over periods ranging from five to twenty years and bear interest at rates ranging from 12% to 18.5%. Generally these interest rates are linked to the prime lending rate which is currently at 19.5%.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

11.         SHORT AND LONG TERM DEBT (CONTINUED)

EQUIPMENT NOTES

Equipment notes are secured over movable assets. These loans are generally repayable in equal monthly instalments over a maximum period of five years. These loans bear interest at rates ranging from 16.9% to 2% above the prime lending rate, which is currently 19.5%.

UNSECURED NOTES

Unsecured notes bear interest at the prime lending rate, which is currently 19.5%, and have no fixed repayment terms. These notes have been included in the current portion of long term liabilities.

TRADE FINANCE LOAN

The trade finance loan is denominated in United States Dollars and is repayable within 90 days. This loan is covered forward by a forward exchange contract and bears interest at 6.5625%. This facility is made available to the group by the companies bankers as a significant part of the general short term banking facilities. (see note 10)

The following is a schedule of repayments of long term liabilities by year of repayment

            YEAR ENDED JUNE 30, 1996                       $
            ------------------------                  -----------

                       1997                             543,812
                       1998                             537,723
                       1999                             476,208
                       2000                             274,749
                       Thereafter                       528,880
                                                        -------
                                                      2,361,372
                                                      =========

12.         LOAN FROM RELATED COMPANY


                                                 JUNE 30, 1996  JUNE 30, 1995
                                                       $              $
                                                   --------        -------

Trumetric Washers (Proprietary) Limited                  --        257,909
                                                   ========        =======

This loan was repaid from cash generated by operations. This loan was unsecured and interest free.

13.         INCOME RESTRICTED AS TO DISTRIBUTION

This represents the excess of assets acquired over liabilities assumed in the purchase of the assets and liabilities of operating entities. This amount is not distributable until such time as the assets so acquired are disposed.
There are no restrictions on the future income of the Company.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

14.         OPERATING LEASES

The group has several operating leases over land and buildings. These leases generally expire within the next five years. These leases generally contain renewal options at the fair market value at the date of renewal.

In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 1996:


YEAR ENDED JUNE 30, 1996                               $
------------------------                     -----------

1997                                             337,690
1998                                             553,677
1999                                             431,237
2000                                              35,047
Thereafter                                         2,233
                                             -----------
                                               1,359,884
                                             ===========

The following schedule shows the composition of total rental expense for all operating leases except those with terms of a month or less:


                                     FOUR MONTHS   YEAR ENDED    YEAR ENDED
                      YEAR ENDED       JUNE 30,    FEBRUARY 28,  FEBRUARY 28,
                    JUNE 30, 1996        1995         1995          1994
                         $                $            $              $
                      -------          -------       -------       -------

Minimum rentals       415,815           25,562        78,730        98,135
                      =======          =======       =======       =======

15.         OTHER INCOME

Other income includes interest received, proceeds from insurance claims, bad debts recovered, commissions received and profits on sale of assets.

16.         INCOME TAXES

Income taxes are accounted for under Statement of Financial Standards No. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the Company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent realization of such benefit is more likely than not.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

16.         INCOME TAXES (CONTINUED)

The provision for income taxes charged to continuing operations was as follows:


                                           FOUR MONTHS
                                YEAR ENDED    ENDED     YEAR ENDED   YEAR ENDED
                                 JUNE 30,    JUNE 30,  FEBRUARY 28, FEBRUARY 28,
                                   1996        1995        1995        1994
                                    $           $           $           $
                                 --------    --------   --------    --------
Current
      South African normal        848,006     145,216    291,853     108,040
                                 --------    --------   --------    --------
Total current taxes               848,006     145,216    291,853     108,040
                                 --------    --------   --------    --------
Deferred
       South African normal      (359,388)       --      (69,295)      5,363
                                 --------    --------   --------    --------
Total deferred taxes             (359,388)       --      (69,295)      5,363
                                 --------    --------   --------    --------
Provision for taxes on income     488,618     145,216    222,558     113,403
                                 ========    ========   ========    ========



Deferred tax asset at June 30, is comprised of the following:


                                            JUNE 30, 1996      JUNE 30, 1995
                                                  $                  $
                                              --------           --------
Fixed assets                                   346,961             58,956
Prepaid expenditure                             12,245               --
                                              --------           --------
   Gross deferred tax liabilities              359,206             58,956
                                              --------           --------
Accruals                                      (372,447)           (69,101)
Deposits received on equipment sales           (60,309)              --
                                              --------           --------
      Gross deferred tax assets               (432,756)           (69,101)
                                              --------           --------
Net deferred tax asset                         (73,550)           (10,145)
                                              ========           ========

The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory income tax rate to pre-tax income from continuing operations as a result of the following differences:

The Company reflects a net loss position of $5,248,942 before taxation. However, there is a recorded tax charge as $6,743,000 of the loss before taxation consists of expenditure not allowable for tax purposes, including a charge of $6,314,000 for the non cash compensation charge. The balance of the expenditure not allowable for tax purposes is incurred mainly in Bermuda, where no taxation laws are in existence. After eliminating non allowable expenditure, the tax rate reconciliation is as follows:

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

16.         INCOME TAXES (CONTINUED)

                                               FOUR MONTHS
                                  YEAR ENDED      ENDED       YEAR ENDED     YEAR ENDED
                                   JUNE 30,     JUNE 30,     FEBRUARY 28,   FEBRUARY 28,
                                     1996         1995           1995           1994
                                      %             %              %              %
                                   --------     --------     ------------   ------------
South African Statutory tax rate       35           35             35             40
Capital allowances                     (2)         --             --             --
Disallowable expenditure                1            5              1              2
Transitional levy                     --           --               6            --
Tax rate adjustment                   --           --              (2)            (3)
Non taxable income                     (1)         --             --             --
Other                                 --           --               1             (4)
                                   ------       ------         ------         ------
Effective tax rate                     33           40             41             35
                                   ======       ======         ======         ======

17.         CASH FLOWS

The changes in assets and liabilities consist of the following:

                                                                FOUR MONTHS
                                                   YEAR ENDED      ENDED       YEAR ENDED     YEAR ENDED
                                                    JUNE 30,     JUNE 30,     FEBRUARY 28,   FEBRUARY 28,
                                                      1996         1995           1995           1994
                                                       %             %              %              %
                                                    --------     --------     ------------   ------------
(Increase)/decrease in trade accounts
receivable                                          (756,684)     36,382       (989,374)       (22,786)
Decrease/(increase) in inventories                   146,179    (357,614)        13,759       (189,278)
(Increase)/decrease in prepaid expenses
and other current assets                            (134,650)   (146,445)        15,906          5,453
Increase in trade accounts payable                   360,265      91,094         97,479         49,638
(Decrease)/increase in other provisions
and accruals                                         (38,785)    127,573        659,078        178,901
Decrease in dividends payable                           --          --             --          (90,242)
Increase in income taxes payable                     433,860     154,920        180,140          2,474
                                                    --------    --------       --------       --------
                                                      10,185     (94,090)       (23,012)       (65,840)
                                                    ========    ========       ========       ========
Supplemental disclosure of cash flow information:
Interest paid                                        865,733      18,801        152,163        180,960
                                                    ========    ========       ========       ========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

18.         EMPLOYMENT BENEFITS

The Company participates in various retirement benefit funding plans and medical aid plans for the benefit of its employees.

All of the retirement benefit funds are defined contribution plans and by nature of the funds there can be no unfunded obligations or responsibility on the employer. The only obligation of the Company is the contribution to these schemes which generally ranges from 6% to 9% of the employees annual earnings.

Amounts charged to pension costs and contributed by the Company to the funds were as follows:


                                FOUR MONTHS
                   YEAR ENDED      ENDED      YEAR ENDED     YEAR ENDED
                    JUNE 30,     JUNE 30,    FEBRUARY 28,   FEBRUARY 28,
                      1996         1995          1995           1994
                        $            $            $              $
                   ----------   -----------  ------------   -------------

Pension costs        99,028         37,440       84,438         77,508
                     ======         ======       ======         ======

The group and employees participate in various medical aid schemes which provide medical cover for employees on an annual basis. Neither the medical aid nor the group are liable for post retirement medical costs. The contributions to the medical aid are borne equally by the employee and the group except for a few salaried employees where the company is responsible for 100% of the contribution. The Company has no liability for employees medical costs in excess of the contributions to the medical fund.

Amounts charged to medical aid costs and contributed by the Company were as follows:


                                FOUR MONTHS
                   YEAR ENDED      ENDED      YEAR ENDED     YEAR ENDED
                    JUNE 30,     JUNE 30,    FEBRUARY 28,   FEBRUARY 28,
                      1996         1995          1995           1994
                        $            $            $              $
                   ----------   -----------  ------------   -------------

Medical aid costs   242,186         42,366      123,233        156,981
                    =======         ======      =======        =======

19.         PROFIT SHARE

Management receive an annual bonus, determined at the discretion of the board of directors. The amounts paid to management were as follows:

                                FOUR MONTHS
                   YEAR ENDED      ENDED      YEAR ENDED     YEAR ENDED
                    JUNE 30,     JUNE 30,    FEBRUARY 28,   FEBRUARY 28,
                      1996         1995          1995           1994
                        $            $            $              $
                   ----------   -----------  ------------   -------------

Medical aid costs   140,828             -       294,307         86,031
                    =======         ======      =======        =======

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

20.         EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with, the president and chief executive officer of the Company. In terms of the agreement he receives an annual salary of $180,000 and options to purchase 55,000 shares of common stock at an exercise price of $5 per share. In addition he has been granted additional options to purchase 150,000 shares of common stock of the Company at an exercise price of $5 per share exercisable after the seventh anniversary of the grant date, providing that the vesting of such options will be accelerated as follows:
i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $0.75 or more on a fiscal year basis, ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and
iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends to pay an annual incentive bonus of five percent of the Minimum pre-tax income above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which the president is employed, exclusive of any extraordinary earnings or charges which would result from the release of the earnout escrow shares.

The Company has entered into an employment agreement with the managing director of the company. In terms of the agreement he receives an annual salary of $150,000. He has been granted options to purchase 150,000 shares of First South African Holdings (Proprietary) Limited class B common stock at an exercise price of R13.05 per share exercisable after the fifth anniversary of the grant date, providing that the vesting of such options will be accelerated as follows: i) 30,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $0.75 or more on a fiscal year basis, ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and
iii) an additional 70,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends to pay an annual incentive bonus of four percent of the Minimum pre-tax income above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which the managing director is employed, exclusive of any extraordinary earnings or charges which would result from the release of the earnout escrow shares.

21.         STOCK OPTION PLAN

The board of directors have adopted the Company's 1995 Stock Option Plan. The stock option plan provides for the grant of i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the code to key employees and ii) options not so intended to qualify ("Nonqualified Stock Options") to key employees (including directors and officers who are employees of the Company, and to directors and consultants who are not employees ). The total number of shares of common stock for which options may be granted under the stock option plan is 350,000 shares.

The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The committee shall determine the terms of the options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No options granted under the Stock Option Plan are transferable by the optionee other than by the will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

21.         STOCK OPTION PLAN (CONTINUED)

The exercise price of Incentive Stock Options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant (110% of fair market value in the case of an optionee who owns or is deemed to own more than 10% of the voting rights of the outstanding capital stock of the company or any of its subsidiaries). The maximum term for each Incentive Stock Option granted is ten years (five years in the case of an optionee who owns or is deemed to own more than 10% of the voting rights of the outstanding capital stock of the company or any of its subsidiaries). Options shall be exercisable at such times and in such instalments as the committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company on January 24, 1996 (other than Graham B.R. Collis and Anthony D. Whaley) was granted an option of 5,000 shares of common stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of shareholders will automatically be granted an option for an additional 5,000 shares of common stock. Each grant will have an exercise price per share equal to the fair market value of the common stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a board member is terminated for cause.

The Company has granted options to purchase 75,000 shares of common stock under the Plan as described below:

                                   OPTIONS   PER SHARE EXERCISE
NAME                               GRANTED         PRICE         EXPIRATION DATE       EXERCISABLE
----                               -------         -----         ---------------       -----------
Stock options issued during 1996    75,000         $5.00        January 24, 2001       Immediately

22.         EARNOUT ESCROW SHARES

In terms of the underwriting agreement, the Company arranged with the president and chief executive officer to contribute a total of 1,100,000 shares into escrow in terms of the earnout escrow agreement. These shares were to be released based on the attainment of a pre-set Net income before income taxes target. If the targets were not attained the earnout escrow shares would have been canceled. This target was attained based on the unaudited proforma profit and loss resulting in the release of these shares from escrow and resulted in a non-cash compensation charge to the profit and loss account for the period ended June 30, 1996 of $6,314,000. This was a fourth quarter event after the acquisition of the business combination of Piemans Pantry (Pty) Ltd and Surfs-Up Investments (Pty) Ltd.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

23.         WARRANTS OUTSTANDING

In terms of the initial public offering, each unit issued consisted of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant. In addition, an additional 100,000 warrants were issued to the underwriter in terms of the underwriting agreement. Concurrently with the initial public offering the selling security holder offered 650,000 selling security holder warrants, 650,000 selling security holder Class B warrants issuable upon exercise of the selling security holder warrants and 1,300,000 shares of common stock issuable upon exercise of these selling security holder warrants and selling security holder Class B warrants. These selling security holder warrants are identical to the Class A warrants, except that there are certain restrictions imposed upon the transferability of these warrants.

Warrants outstanding at June 30, 1996 were as follows:

                         NUMBER OF
    WARRANT               WARRANTS     EXERCISE PRICE       EXPIRY DATE           ENTITLEMENT
    -------               --------     --------------       -----------           -----------
Class A Redeemable                                                           One share of common stock and
Warrants                   2,300,000       $6.50          January 24, 2001   one Class B warrant

Class B Redeemable
Warrants                   2,300,000       $8.75          January 24, 2001   One share of common stock

Selling Security Holder      650,000       $6.50          January 24, 2001   One share of common stock and
Warrants                                                                     one Class B warrant

The Class A warrants are redeemable beginning January 24, 1997, or earlier at the option of the Company with the underwriter's consent, at a redemption price of $0.05 per Class A Warrant, if the "closing price" of the Company's common stock trades at an average price in excess of $9.10 per share for any consecutive 30 trading day period, ending within 15 days of the notice of redemption. All class A warrants are to be redeemed if any are to be redeemed. The Class B warrants are redeemable beginning January 24, 1997, or earlier at the option of the Company with the underwriters consent, at a redemption price of $0.05 per Class B Warrant, if the "closing price" of the Company's common stock trades at an average price in excess of $12.25 per share for any consecutive 30 trading day period, ending within 15 days of the notice of redemption. All Class B warrants are to be redeemed if any are to be redeemed.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

24.         FIRST SOUTH AFRICAN HOLDINGS ESCROW AGREEMENT

The First South African Holdings (FSAH) escrow agreement was executed prior to the closing of the offering and provided for the concurrent issuance and delivery of 729,979 shares of Class B common stock to the FSAH escrow agent. The FSAH escrow agreement is intended to provide security for the holders of First South African Holdings (Pty) Ltd Class B common stock, who are residents in South Africa and are prohibited in terms of South African law from holding shares in a foreign company. The FSAH escrow agreement provides that the parties to this agreement that are holders of FSAH Class B common stock will not sell such shares of stock, but may tender the shares to the FSAH escrow agent against payment therefore by the escrow agent, which payment may consist of the proceeds obtained from the sale of an equal number of Class B common stock of the Company, provided that the proceeds of the sale will be delivered to the holder of the Class B common stock in exchange for the shares in First South African Holdings (Pty) Ltd. These shares will be tendered to the Company and they will be immediately converted to FSAH Class A common stock.

Included in the First South Africa Corp., Ltd. Class B issued common stock is 1,061,558 First South Africa Holdings (Proprietary) Limited Class B common stock, in terms of this escrow arrangement.

25.         CONTINGENT LIABILITIES

South African Secondary Tax on Companies at 12.5 percent is payable on all future dividends declared out of distributable reserves.

A contingent purchase consideration for the acquisition of Europair existed at year end. This contingency was met and resulted in an additional payment to the previous shareholders of approximately $80,861 which occurred subsequent to year end.

A contingent purchase consideration for the acquisition of the Business Combination of Piemans Pantry (Proprietary) Limited and Surf-Up Investments (Proprietary) Limited, is payable based on the pre-tax profit of the Business Combination as follows:

FIRST INSTALMENT

Four times pre-tax profit for the year ending February 28, 1997 multiplied by twenty percent, which is then increased by 18.75%, to take into account the interest cost of the delayed payment.

SECOND INSTALMENT

Four times pre-tax profit for the year ending February 28, 1998 multiplied by twenty percent, which is then increased by 18.75%, to take into account the interest cost of the delayed payment.

These instalments will be settled in part by the issue of First South African Holdings (Proprietary) Limited Class B common stock and in part by a cash consideration.

                         FIRST SOUTH AFRICA CORP., LTD.

                  CONSOLIDATED BALANCE SHEETS AT MARCH 31, 1997
                                AND JUNE 30, 1996
                                   (UNAUDITED)




                                                               ACTUAL
                                                     --------------------------
                                                       MARCH 31,      JUNE 30,
                                                         1997           1996
                                                          $              $
                                                     -----------    -----------

CURRENT ASSETS
      Cash on hand                                     2,245,322      4,682,035
      Trade accounts receivable                       11,241,016      5,833,542
      Less: Allowances for                              (531,110)      (402,333)
                                                     -----------    -----------
                                                      10,709,906      5,431,209

Inventories (net)                                      6,740,715      2,510,868
Prepaid expenses and other current assets              1,010,110        451,551
                                                     -----------    -----------

      TOTAL CURRENT ASSETS                            20,706,053     13,075,663
Property, plant and equipment                         17,918,680      9,000,334
Less: Accumulated depreciation                        (5,888,082)    (2,119,912)
                                                     -----------    -----------
                                                      12,030,598      6,880,422
Goodwill                                                 165,139        408,541
Recipes and other intellectual property                9,907,666      2,848,532
Other assets                                              12,667        318,286
Deferred income taxes                                     10,619         73,550
                                                     -----------    -----------
                                                      42,832,742     23,604,994
                                                     ===========    ===========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES
      Current portion of long term debt                1,002,356      2,101,799
      Bank overdraft payable                           2,941,899        745,724
      Trade accounts payable                           7,225,415      2,162,257
      Other provisions and accruals                    6,304,376      1,923,371
      Income taxes payable                             1,599,287      1,518,095
                                                     -----------    -----------
           TOTAL CURRENT LIABILITIES                  19,073,333      8,451,246
Long term debt                                         4,293,682      2,361,372
                                                     -----------    -----------
           TOTAL LIABILITIES                          23,367,015     10,812,618

Stockholder's investment
      Common stock                                        41,857         41,701
      Capital in excess of par                        22,059,698     18,518,986
      Retained earnings                                 (914,818)    (3,887,407)
      Foreign currency translation adjustments        (1,728,317)    (1,888,211)
      Income restricted as to distribution                 7,307          7,307
                                                     -----------    -----------
                                                      42,832,742     23,604,994
                                                     ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

          CONSOLIDATED STATEMENTS OF INCOME FOR THE NINTH MONTHS ENDED
                             MARCH 31, 1997 AND 1996
                                   (UNAUDITED)





                                                     THE COMPANY    PREDECESSOR
                                                     -----------    -----------
                                                                    INCEPTION TO
                                                       MARCH 31,  MARCH 31, 1996
                                                         1997      (NINE MONTHS)
                                                          $              $
                                                     -----------    -----------

Revenues                                              44,536,940      3,349,100
                                                     ===========    ===========
Operating expense
Cost of sales                                         24,543,952      2,062,287
Selling, general and administrative expense           16,050,703      1,242,155
                                                     -----------    -----------
                                                      40,594,655      3,304,442
Operating income                                       3,942,285         44,658
Other income                                             599,521         98,809
Interest expense                                        (770,087)      (497,094)
                                                     -----------    -----------
Income before income taxes                             3,771,719       (353,627)
Provision for taxes on income                           (799,130)        (8,601)
                                                                    -----------
Net Income                                             2,972,589       (362,228)
                                                     ===========    ===========
Net profit per share                                        0.61          (0.29)
Weighted average number of shares outstanding          4,902,280      1,251,243

                         FIRST SOUTH AFRICA CORP., LTD.

        CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINTH MONTHS ENDED
                             MARCH 31, 1997 AND 1996
                                   (UNAUDITED)

                                                            THE COMPANY    PREDECESSOR
                                                            -----------    -----------
                                                                FOR        INCEPTION TO
                                                              MARCH 31,      MARCH 31,
                                                                1997           1996
                                                                 $              $
                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)/income                                         2,972,589       (362,228)
Adjustments to reconcile net (loss)/income to net cash
provided by operating activities
    Depreciation                                              1,189,800        493,019
    Amortization of other assets                                208,524              0
    Net gain on sale of assets                                  (18,012)             0
    Deferred income taxes                                       240,635        (29,559)
    Effect of changes in assets and liabilities               1,586,881        314,860
                                                            -----------    -----------
Net cash provided by operating activities                     6,180,417        416,092
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Net additions to property, plant and equipment           (2,526,740)       (86,179)
    Other assets (acquired)/disposed                            287,069       (414,264)
    Increase in loans to related companies                        2,891              0
    Acquisition of subsidiaries (net of cash of $334,405)    (7,935,813)          --
                                                            -----------    -----------

Net cash used in investing activities                       (10,172,593)      (500,443)
                                                            -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES:

    Net borrowings/(repayments) in bank overdraft             1,867,474       (808,287)
    Net (repayments)/borrowings of long term debt               720,806       (366,503)
    Net (repayments) in loans from related companies               --           (3,294)
    Net borrowings in short term debt                        (1,099,443)      (348,975)
    Common Stock Issue                                             --        9,689,795
                                                            -----------    -----------

Net cash provided by financing activities                     1,488,837      8,169,324
                                                            -----------    -----------

Effect of exchange rate changes as cash and assets              (66,626)        52,583
                                                            -----------    -----------
Net increase/(decrease) in cash on hand                      (2,436,713)     8,137,556
Cash on hand at beginning of period                           4,682,035         12,125
                                                            -----------    -----------
Cash on hand at end of period                                 2,245,322      8,149,681
                                                            ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' INVESTMENT
               FOR THE PERIOD DECEMBER 31, 1996 TO MARCH 31, 1997
                                   (UNAUDITED)

                                                                        INCOME       FOREIGN
                                                                     RESTRICTED AS  CURRENCY
                               CAPITAL IN  CAPITAL STOCK  RETAINED        TO       TRANSLATION
                                EXCESS OF  FIRST SOUTH    EARNINGS   DISTRIBUTION  ADJUSTMENTS
                                   PAR     AFRICA, LTD.      $             $            $            TOTAL
                               ----------   ----------   ----------    ----------   ----------    ----------
Balance at December 31, 1996       41,805   20,746,840   (2,060,916)        7,307   (2,653,489)   16,081,547
Issuance of stock to acquire
    subsidiary companies               52    1,312,858         --            --           --       1,312,910
Net profit for the period            --           --      1,146,098          --           --       1,146,098
Translation adjustment               --           --           --            --        925,172       925,172
                               ----------   ----------   ----------    ----------   ----------    ----------
Balance at March 31, 1997          41,857   22,059,698     (914,818)        7,307   (1,728,317)   19,465,727
                               ==========   ==========   ==========    ==========   ==========    ==========

                         FIRST SOUTH AFRICA CORP., LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1997


1.  ORGANIZATION

On July 1, 1996 the Company acquired 100% of the common stock of First Strut (Proprietary) Limited for an aggregate net purchase price of $ 300,335. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

On July 1, 1996 the Company acquired the business and assets of Astoria Bakery CC and 100% of the common stock of Astoria Bakery (Lesotho) (Proprietary) Limited for an aggregate net purchase price of $3,696,431. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

On November 1, 1996 the company acquired 100% of the common stock of Seemanns Meat Products (Proprietary) Limited and Hammer Street Investments (Proprietary) Limited for an aggregate net purchase price of $3,810,054. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

On January 1, 1997 the company acquired the business and assets of Gull Foods CC and 100% of the common stock of Trek Biltong (Proprietary) Limited for an aggregate net purchase price of $5,293,079. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

                                                     Gull Foods Group
                                                            $
                                                     ----------------
Acquisition costs
         Stock in lieu of cash                          1,312,910
         Cash consideration                             3,980,169

Purchase price to be allocated                          5,293,079

Summary allocation of purchase price
         Current assets                                 2,105,052
         Property, plant and equipment                    640,824
         Recipes and other intangibles                  3,920,291
                                                        ---------

         Total assets acquired                          6,666,167
                                                        ---------
                  Current liabilities                   1,146,049
                  Long term debt                          227,039
                                                        ---------

         Total liabilities assumed                      1,373,088
                                                        5,293,079
                                                        =========

                         FIRST SOUTH AFRICA CORP., LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1997

2.          PRINCIPLE ACTIVITIES OF THE GROUP

The principle activities of the group include the business of manufacturing, servicing and selling packaging machines, receiving rental income, manufacture of washers for use in the fastener industry, manufacture and supply of air-conditioning products, and the manufacture, sale and distribution of ready to eat and ready to bake off pastry related food products, rye bread and a limited number of confectionery items, manufacture, packaging, and distribution of fresh processed meat products, and manufacture, packaging and distribution of specialized added value food products.

3.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete Financial Statements. In the opinion of management, the unaudited interim consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company at December 31, 1996, and the results of operations and cash flows for the periods presented. Results for the interim periods are not necessarily indicative of results to be expected for the full year. These financial statements should be read in conjunction with the financial statements and notes included in the Form 10-K for the period ended June 30, 1996.

4.          INVENTORIES

Inventories consist of the following

                                                    March 31            June 30,
                                                      1997               1996
                                                       $                  $
                                                  ----------         ----------

          Finished goods                           3,352,278          2,077,679
          Work-in-progress                           697,030            272,377
          Raw materials                            2,424,214            501,562
          Supplies                                   588,279             93,055
                                                  ----------         ----------
          Inventories (gross)                      7,061,801          2,944,673
          Less: Valuation allowances                (400,238)          (433,805)
                                                  ----------         ----------
          Inventories (net)                        6,661,563          2,510,868
                                                  ==========         ==========

                         FIRST SOUTH AFRICA CORP., LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1997

5.          PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information table below has been prepared assuming that all of the acquisitions noted under the Organization section of this Form 10-Q had taken place and that operations had commenced on July 1, 1995.


                                            NINE MONTHS         NINE MONTHS
                                                ENDED              ENDED
                                              MARCH 31,          MARCH 31,
                                                1997               1996
                                                  $                  $
                                             ----------         ----------

Revenues                                     53,966,727         50,658,928
                                             ----------         ----------
Net Income                                    3,095,212          2,522,001
                                             ----------         ----------
Net profit per share                               0.56               0.42
Number of shares in issue                     5,886,833          5,886,833

6.          SUBSEQUENT EVENTS

In June 1997, FSAH transferred all of the shares of Piemans Pantry, Astoria, Seemanns and Gull Foods to First S.A. Food Holdings Ltd. ("FSA Food") and completed (i) the initial public offering of 5,000,000 ordinary shares of common stock of FSA Food in South Africa, which shares are listed on the Johannesburg Stock Exchange, (ii) an institutional private placement in South Africa of 20,000,000 ordinary shares of common stock of FSA Food, and (iii) a private placement of 12,500,000 ordinary shares of common stock of FSA Food to management and staff all of which culminated in the sale of effectively 30% of FSA Food.

During the period April 1997 to August 1997 the Company closed a subordinated convertible debenture offering which raised approximately $9.4 million in net proceeds after all fees and expenses. Of this amount, approximately $3 million was utilized to acquire Gull Foods, approximately $1,000,000 was utilized to acquire Pakmatic, and approximately $1,000,000 was utilized to pay for the cash portion of the second tranche of the Piemans Pantry acquisition.

                         FIRST SOUTH AFRICA CORP., LTD.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 1997
                                   (UNAUDITED)

                                                                                             PRO FORMA
                                                     CONSOLIDATED                           CONSOLIDATED
                                                       COMPANY                                 COMPANY
                                                       MARCH 31,         PROFORMA             MARCH 31,
                                                         1997           ADJUSTMENTS             1997
                                                           $                 $                   $
                                                      -----------       -----------         -----------
Current assets
    Cash on hand                                        2,245,322        25,748,942(1)       27,994,264
    Receivables                                        11,241,016        11,241,016
    Allowances for bad debts                             (531,110)             --              (531,110)
                                                      -----------       -----------         -----------
                                                       10,709,906              --            10,709,906
    Inventories                                         6,740,715              --             6,740,715
    Prepaid expenses and other current assets           1,010,110         1,010,110
                                                      -----------       -----------         -----------
    Total current Assets                               20,706,053        25,748,942          46,454,995

Property, plant and equipment                          17,910,680              --            17,910,680
Less:  Accumulated depreciation                        (5,880,082)             --            (5,880,082)
                                                      -----------       -----------         -----------
                                                       12,030,598              --            12,030,598
Goodwill                                                  165,139              --               165,139
Investments and other intangibles                       9,907,666              --             9,907,666
Other assets                                               12,667              --                12,667
Deferred income taxes                                      10,619              --                10,619
Deferred debt issues                                         --             900,000(1)          900,000

                                                       42,832,742        26,648,942          69,481,684
                                                      ===========       ===========         ===========
Current liabilities
    Bank overdraft payable                              2,941,899              --             2,941,899
    Current portion of long term debt                   1,002,356              --             1,002,356
    Trade accounts payable                              7,225,415              --             7,225,415
    Other provisions and accruals                       6,304,376              --             6,304,376
    Income taxes payable                                1,599,287              --             1,599,287
                                                      -----------       -----------         -----------
    Current liabilities                                19,073,333              --            19,073,333
Long term debt                                          4,293,682        10,000,000(1)       14,293,682

    Total liabilities                                  23,367,015        10,000,000          33,367,015

Minority shareholders interest                               --          13,032,046(2)       13,032,046

Stockholders' investment
    Capital stock                                          41,857              --  (4)           41,857
    Capital in excess of par                           22,059,698              --            22,059,698
    Retained earnings                                    (907,511)        3,616,896(2)        2,709,385
    Foreign currency translation adjustments           (1,728,317)             --            (1,728,317)
                                                      -----------       -----------         -----------
                                                       42,832,742        26,648,942          69,481,684
                                                      ===========       ===========         ===========

The pro forma information has been prepared assuming that the acquisitions prior to March 31, 1997 had taken place and that operations had commenced on July 1, 1995.

                         FIRST SOUTH AFRICA CORP., LTD.
         PRO FORMA CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTHS
              ENDED MARCH 31, 1997 AND THE YEAR ENDED JUNE 30, 1996
                                   (UNAUDITED)


Nine months ended March 31, 1997

                                               Consolidated     Gull Foods      Seemanns        Pro Forma          Pro Forma
                                                  Company                                      Adjustments       Consolidated
                                                     $               $              $               $                  $
                                                -----------    -----------    -----------       -----------       -----------
Revenues                                         44,536,940      5,983,029      3,446,758              --          53,966,727
                                                ===========    ===========    ===========       ===========       ===========

Operating expenses
    Cost of sales                                24,543,952      3,406,916      2,631,960              --          30,582,830
    Selling, general and administrative costs    16,050,703      2,079,894        806,426           100,464(3)     19,037,487
                                                -----------    -----------    -----------       -----------       -----------
                                                 40,594,655      5,486,812      3,438,386           100,464        49,620,317
                                                -----------    -----------    -----------       -----------       -----------

Operating income                                  3,942,285        496,217          8,372          (100,464)        4,346,410

Other income                                        599,521         87,819        514,780              --             738,818
Interest expense                                   (770,087)       (30,757)          --            (337,500)(4)    (1,138,344)
                                                -----------    -----------    -----------       -----------       -----------
Income before income taxes                        3,771,719        553,279         59,850          (437,964)        3,946,884
Provision for taxes on income                      (799,129)      (184,882)       (20,948)      153,287 (3,4)        (851,672)
                                                -----------    -----------    -----------       -----------       -----------

Net income                                        2,972,590        368,397         38,902          (284,677)        3,095,212
                                                ===========    ===========    ===========       ===========       ===========

Net profit per share                                                                                                     0.53

Weighted average number of shares                      --             --               (5)        5,886,833
outstanding

                         FIRST SOUTH AFRICA CORP., LTD.

                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 31, 1997
                        AND THE YEAR ENDED JUNE 30, 1996
                                   (UNAUDITED)


Year ended June 30, 1996

                                          CONSOLIDATED                                                  PRO FORMA         PRO FORMA
                                            COMPANY         ASTORIA      GULL FOODS      SEEMANNS      ADJUSTMENTS      CONSOLIDATED
                                               $               $             $               $              $                 $
                                           -----------    -----------    -----------    -----------    -----------      -----------
Revenues                                    14,911,097      6,944,595     11,300,822     10,659,028           --         43,815,542
                                           ===========    ===========    ===========    ===========    ===========      ===========

Operating Expenses

    Cost of Sales                            8,385,511      3,542,258      6,415,620      8,483,065           --         26,826,454
    Selling, general
     and administrative costs               11,448,431      3,257,253      3,686,984      1,886,069        340,034(3)    20,598,771
                                           -----------    -----------    -----------    -----------    -----------      -----------
                                            19,833,942      6,799,511     10,082,604     10,369,134        340,034       47,425,225
                                           -----------    -----------    -----------    -----------    -----------      -----------

Operating (loss)/Income                     (4,922,845)       145,084      1,218,218        289,894       (340,034)      (3,609,683)

Other Income                                   539,636         69,207         40,245        201,206           --            850,294
Interest Expense                              (865,733)       (37,440)       (15,834)       (88,124)      (450,000)(4)   (1,457,131)
                                           -----------    -----------    -----------    -----------    -----------      -----------
(Loss)/income before income taxes           (5,248,942)       176,851      1,242,629        402,975       (790,034)      (4,216,521)
Provision for taxes on income                 (488,618)       (29,435)      (423,559)      (141,160)       276,512(3,4)    (806,261)
                                           -----------    -----------    -----------    -----------    -----------      -----------

Net (loss)/income                           (5,737,560)       147,416        819,070        261,815       (513,522)      (5,022,781)
                                           ===========    ===========    ===========    ===========    ===========      ===========

Net loss per share                                                                                                            (1.95)

Weighted average number of shares outstanding                                                                --(5)        2,578,238



The proforma information does not purport to be indicative of the results that would have actually been obtained if the acquisitions prior to June 30, 1996, had occurred at the beginning of the period nor is it indicative of future results.

                         FIRST SOUTH AFRICAN CORP., LTD
            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        NINE MONTHS ENDED MARCH 31, 1997
                          AND YEAR ENDED JUNE 30, 1996
                                   (UNAUDITED)



1.   ISSUANCE OF 10,000 9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES

Reflects the issue of 10,000 9% Senior Subordinatd
Convertible Debentures of $1,000 each due June 15, 2004,
during the period commencing April 1997 and ending August
1997 Proceeds on issue                                               10,000,000

Debenture issue costs which have been deferred and will be
amortized over the debenture term                                      (900,000)
                                                                   ------------
Net Debenture proceeds received                                       9,100,000
                                                                   ============
These Debentures are convertible into shares of Common Stock at $6 per share at any time at the option of the Debenture holder

2.   LISTING OF FIRST S.A. FOOD HOLDINGS LIMITED ON JOHANNESBURG STOCK EXCHANGE

Reflects the disposal of an effective 10% of the stock held by First South African Holdings (Pty) Ltd, a 100% owned subsidiary of First South Africa Corp., Ltd., in First S.A. Food Holdings Limited, previously a 100% owned subsidiary of First South African Holdings (Pty) Ltd. and the subsequent listing of First S.A. Food Holdings Limited on the Johannesburg Stock Exchange on June 10, 1997, all of which culminated in the sale of effectively 30% of the ownership of First S.A. Food Holdings Limited.

Proceeds received on the disposal of the effective 30%
holding in First S.A. Food Holdings Limited                           5,653,678
                                                                  =============
Consolidated profit on disposal of the effective 30% holding
in First S.A. Food Holdings Limited                                   1,598,067
                                                                  =============

Proceeds, net of issue costs, of the listing of First S.A.
Food Holdings Limited on the Johannesburg stock exchange             10,955,264
                                                                  =============

Consolidated gain on proceeds raised upon listing First S.A.
Food Holdings Limited on the Johannesburg Stock Exchange,
which represents an unrealized gain restricted as to
distribution                                                          2,018,829
                                                                  =============

Minority share of the equity in First S.A. Food Holding
Limited, representing a 30% share in that company                    13,032,046
                                                                  =============

                         FIRST SOUTH AFRICAN CORP., LTD
            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        NINE MONTHS ENDED MARCH 31, 1997
                          AND YEAR ENDED JUNE 30, 1996
                                   (UNAUDITED)




3.        AMORTIZATION OF INTANGIBLES

Amortization of other intangibles which represents the rights to intangible knowledge acquired from the selling stockholders. Amoritzed over a twenty five year period.

NINE MONTHS ENDED MARCH 31, 1997
Amortization not included in company results for the nine
months ended March 31, 1997                                             100,464
                                                                   ============

Taxation effect at 35%, the South Africn Statutory tax rate,
for the nine months ended March 31, 1997                                 35,162
                                                                   ============
YEAR ENDED JUNE 30, 1996

Amortization not included in company results for the year
ended June 30, 1996                                                     340,034
                                                                   ============

Taxation effect at 35%, the South African Statutory tax
rate, for the year ended June 30, 1996                                  119,012
                                                                   ============

4.   INTEREST COST OF DEBENTURES  ISSUED FOR THE NINE MONTHS
     ENDED MARCH 31, 1997

NINE MONTHS ENDED MARCH 31, 1997
Interest cost on 9% Senior Subordinated Convertible
Debentures for the nine months ended March 31, 997. On
assumption that all not all the proceeds ere used to fund
the acquisitions.                                                       337,500
                                                                   ============

Taxation effect at 35%, the South African Statutory tax rate
for the nine months ended March 31, 1997.                               118,125
                                                                   ============

YEAR ENDED JUNE 30, 1996

Interest cost on 9% Senior Subordinated Convertible
Debentures for the year ended June 30, 1996 on the
assumption that not all proceeds were used to fund the
acquisitions.                                                           450,000
                                                                   ============

Taxation effect at 35%, the South African Statutory tax rate
for the year ended June 30, 1996.                                       157,500
                                                                   ============

                         FIRST SOUTH AFRICAN CORP., LTD
            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        NINE MONTHS ENDED MARCH 31, 1997
                          AND YEAR ENDED JUNE 30, 1996
                                   (UNAUDITED)



5.   CALCULATION OF WEIGHTED AVERAGE NUMBER OF SHARES IN
     ISSUE

NINE MONTHS ENDED MARCH 31, 1997

The weighted average number of shares has been adjusted to take account of the shares issued to acquire the subsidiaries assuming the acquisitions took place at the beginning of the period.

Shares in issue at June 30, 1996 (including the FSAH B class shares)   5,204,058

Shares issued to acquire Astoria Bakery (Pty) Ltd                        186,047

Shares issued to acquire Seemanns Meat Products (Pty) ltd                258,065

Shares issued to acquire Gull Foods (Pty) Ltd                            238,663
                                                                       ---------
                                                                       5,886,833
                                                                       =========
YEAR ENDED JUNE 30, 1997
Weighted average number of shares at June 30, 1996 (including the FSAH B Class shares) 1,893,463

Shares issued to acquire Astoria Bakery (Pty) Ltd                        186,047

Shares issued to acquire Seemanns meat products (Pty) Ltd                258,065

Shares issued to acquire Gull Food (Pty) Ltd                             238,663
                                                                       ---------
                                                                       2,576,238
                                                                       =========

6.   PROFIT REALIZED ON DISPOSAL OF EFFECTIVE HOLDINGS IN FIRST
     S.A. FOOD HOLDINGS LIMITED

The profit realized on the disposal of the effective holding in First S.A. Food Holdings Limited has not been taken into account in the pro forma income statement. (See note 2 above)

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                UNAUDITED COMBINED BALANCE SHEET AT JUNE 30, 1996
--------------------------------------------------------------------------------


                                                                      JUNE 30,
                                                                       1996
                                                                         $
                                                                    -----------
                                     ASSETS
CURRENT ASSETS
      Cash on hand                                                      282,614
      Receivables                                                       429,518
      Allowances for bad debts                                                -
                                                                    -----------
                                                                        429,518
Inventories (note 2)                                                    151,418
Prepaid expenses and other current assets                                70,193
          Total current assets                                          933,743
Property, plant and equipment                                         2,665,807
Less : Accumulated depreciation                                      (1,144,250)
                                                                    -----------
                                                                      1,521,557
Goodwill                                                                  5,191
Loans to stockholders                                                   116,027
                                                                    -----------
                                                                      2,576,518
                                                                    ===========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES
      Bank overdraft payable                                            435,822
      Trade accounts payable                                            543,449
      Other provisions and accruals                                     546,054
      Income taxes payable                                               48,751
                                                                    -----------
          Total current liabilities                                   1,574,076

Long term debt                                                          294,155
Loans from stockholders                                                       -
                                                                    -----------

Total liabilities                                                     1,868,231
Stockholders' investment
      Capital stock
      Astoria Bakery:           Members' contribution                        96
      Astoria Bakery Lesotho:   Common stock, M1 par value -
                                authorised 1,000 shares,
                                issued 100 shares in 1996 and 1995           32
      Retained earnings                                                 881,502
      Foreign currency translation adjustments                         (173,343)
                                                                    -----------
                                                                      2,576,518
                                                                    ===========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                     UNAUDITED COMBINED STATEMENTS OF INCOME
                FOR THE FOUR MONTHS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------


                                                    JUNE 30,      JUNE 30,
                                                     1996          1995
                                                       $             $
                                                  ----------    ----------

Revenues                                           2,085,260     2,337,179
                                                  ----------    ----------

Operating expenses
      Cost of sales                                  927,450     1,038,098
      Selling, general and administrative costs      967,165     1,178,696
                                                  ----------    ----------
                                                   1,894,615     2,216,794
                                                  ----------    ----------
Operating income                                     190,645       120,385
Other income                                          16,074        15,420
Interest expenses                                    (10,748)      (16,183)
                                                  ----------    ----------

Income before income taxes                           195,971       119,622
Provision for taxes on income                        (22,850)       (4,120)
                                                  ----------    ----------

Net income                                           173,121       115,502
Retained earnings at beginning of the period         708,381       640,569
                                                  ----------    ----------

Retained earnings at end of period                   881,502       756,071
                                                  ==========    ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                   UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
                FOR THE FOUR MONTHS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                 FOR         FOR
                                                               JUNE 30,    JUNE 30,
                                                                 1996        1995
                                                                  $           $
                                                               --------    --------
Cash flows from operating activities:
      Net income                                                173,121     115,502
      Adjustments to reconcile net income to cash
      provided by operating activities:
      Depreciation                                              137,942     139,739
      Effect of changes in assets and liabilities               467,205     137,873
                                                               --------    --------

Net cash provided by operating activities                       778,268     393,114
                                                               --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Net additions to fixed assets                                  (726,062)   (481,668)
                                                               --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings/(repayments) in bank overdraft             231,907    (222,978)
      Net proceeds of long term debt                             86,682      37,371
      Net (repayments)/borrowings in loans from stockholders   (256,433)    285,602
      Net repayments in short term debt                         (40,138)    (55,375)
                                                               --------    --------
      Net cash provided by financing activities                  22,018      44,620
                                                               --------    --------

Effect of exchange rate changes on cash                         (28,399)     (2,828)
                                                               --------    --------
Net increase/(decrease) in cash on hand                          45,825     (46,762)
Cash on hand at beginning of period                             236,789     317,081
                                                               --------    --------
Cash on hand at end of period                                   282,614     270,319
                                                               ========    ========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

              NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS
                FOR THE FOUR MONTHS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited combined financial statements of the company have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 Regulation S-X. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim combined financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the company at June 30, 1996 and the results of operations and cash flows for the periods presented.

Results for interim periods are not necessarily indicative of results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes included in the Form 10-K for the period ended June 30, 1996.

2.   INVENTORY

Inventory for the period ended June 30, consists of the following:


                                                          June 30,
                                                            1996
                                                             $
                                                         ---------
Ingredients and work in progress                          132,585
Packaging                                                  12,976
Fuel                                                        5,857
                                                          -------
                                                          151,418
                                                          =======

3.   CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividend declarations.

4.   EVENTS SUBSEQUENT TO JUNE 30, 1996

Subsequent to June 30, 1996 an agreement was reached to dispose of 100 percent of the equity of Astoria Bakery Lesotho (Proprietary) Limited and the business of Astoria Bakery CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

              AUDITED COMBINED BALANCE SHEET AT FEBRUARY 29, 1996
--------------------------------------------------------------------------------


                                                                    FEBRUARY 29,
                                                                        1996
                                                                         $
                                                                     ----------
                                     ASSETS
Current assets
   Cash on hand                                                         236,789
   Receivables                                                          521,932
   Allowances for bad debts                                                --
                                                                     ----------
                                                                        521,932
   Inventories                                                          186,788
   Prepaid expenses and other current assets                             38,333
                                                                     ----------
            Total current assets                                        983,842
Property, plant and equipment                                         2,204,614
Less : Accumulated depreciation                                      (1,140,113)
                                                                     ----------
                                                                      1,064,501
Goodwill                                                                  5,871
                                                                     ----------
                                                                      2,054,214
                                                                     ==========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities
   Bank overdraft                                                       234,108
   Current portion of long term debt                                     44,786
   Trade accounts payable                                               720,525
   Other provisions and accruals                                         26,476
   Income taxes payable                                                  29,637
                                                                     ----------
            Total current liabilities                                 1,055,532
Long term debt                                                          235,940
Loans from stockholders                                                 154,911
                                                                     ----------
            Total liabilities                                         1,446,383
Stockholders' investment
   Capital stock
        Astoria Bakery CC: Members' contributions                            96
        Astoria Bakery Lesotho
   (Proprietary) Limited:  Common stock, M1 par value -
                           authorised 100 000 shares,
                           issued 100 shares in 1996, 1995 and 1994          32
Retained earnings                                                       708,381
Foreign currency translation adjustments                               (100,678)
                                                                     ----------
                                                                      2,054,214
                                                                     ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                      AUDITED COMBINED STATEMENTS OF INCOME
          FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------


                                              FEBRUARY 29,  FEBRUARY 28,
                                                 1996          1995
                                                  $             $
                                              ----------    ----------

Revenues                                       7,200,784     6,315,976
                                              ----------    ----------

Operating expenses
  Cost of sales                                3,679,122     3,177,357
  Selling, general and administrative costs    3,471,915     2,972,818
                                              ----------    ----------
                                               7,151,037     6,150,175
                                              ----------    ----------

Operating income                                  49,747       165,801
Other income                                      69,448        38,354
Interest expense                                 (42,951)      (63,163)
                                              ----------    ----------

Income before income taxes                        76,244       140,992
Provision for taxes on income                     (8,432)      (28,029)
                                              ----------    ----------

Net income                                        67,812       112,963
Retained earnings at beginning of year           640,569       527,606
                                              ----------    ----------
Retained earnings at end of year                 708,381       640,569
                                              ==========    ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                AUDITED COMBINED STATEMENTS OF CASH FLOWS FOR THE
          FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



                                                            FOR        FOR
                                                       FEBRUARY 29, FEBRUARY 28,
                                                           1996         1995
                                                             $           $
                                                         --------    --------

Cash flows from operating activities:
   Net income                                              67,812     112,963
   Adjustments to reconcile net income to cash provided
        by operating activities:
   Depreciation                                           157,861     137,502
   Net gain on sale of assets                             (13,233)     (5,950)
   Effect of changes in assets and liabilities            229,033    (153,866)
                                                         --------    --------
   Net cash provided by operating activities              441,473      90,649
                                                         --------    --------
Cash flows from investing activities:
   Net additions to fixed assets                         (639,494)   (171,684)
                                                         --------    --------

Cash flows from financing activities:
   Net (repayments)/borrowings in bank overdraft         (419,532)     11,411
   Net proceeds/(repayments) of long term debt            188,468     (20,979)
   Net borrowings in loans from stockholders              372,387     387,870
   Net (repayments)/borrowings in short term debt          (8,068)      5,543
                                                         --------    --------
   Net cash provided by financing activities              133,255     383,845
                                                         --------    --------
Effect of exchange rate changes on cash                   (15,526)     (4,137)
                                                         --------    --------
Net (decrease)/increase in cash on hand                   (80,292)    298,673
Cash on hand at beginning of year                         317,081      18,408
                                                         --------    --------
                                                          236,789     317,081
                                                         ========    ========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                    AUDITED COMBINED STATEMENTS OF CHANGES IN
                  STOCKHOLDERS' INVESTMENT FOR THE YEARS ENDED
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------


                                             Capital
                                              stock
                                             Astoria                     Foreign
                            Capital stock     Bakery                     currency
                               Astoria       Lesotho       Retained    translation
                              Bakery CC     (Pty) Ltd      earnings    adjustments        Total
                                  $             $              $            $               $
                               --------      --------      --------      --------       --------
Balance at February 28, 1994         96            32       527,606       (44,602)       483,132
Net income                         --            --         112,963          --          112,963
Translation adjustment             --            --            --         (19,704)       (19,704)
                               --------      --------      --------      --------       --------
Balance at February 28, 1995         96            32       640,569       (64,306)       576,391
Net income                         --            --          67,812          --           67,812
Translation adjustment             --            --            --         (36,372)       (36,372)
                               --------      --------      --------      --------       --------
Balance at February 29, 1996         96            32       708,381      (100,678)       607,831
                               ========      ========      ========      ========       ========


                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------

1.   BUSINESS AND FORMATION OF THE COMPANIES

Astoria Bakery CC and Astoria Bakery Lesotho (Proprietary) Limited ("the Companies") were registered in February 1992 and March 1979 respectively, and both conduct the business of industrial bakers.

2.   SUMMARY OF ACCOUNTING POLICIES

The financial statements have been prepared in conformity with Generally Accepted Accounting practice in the United States of America, on the historical cost basis and incorporate the following significant accounting policies:

FOREIGN CURRENCY TRANSLATION

The functional currency is that of South African Rands. Accordingly the following rates of exchange have been used for translation purposes:

o Assets and liabilities are translated to United States Dollars using the exchange rates at the balance sheet date.

o Common stock is translated to United States Dollars using the historical exchange rates at the dates of issuance.

o Revenues, expenses, gains and losses are translated to United States Dollars using weighted average exchange rates during the year.

     The resultant  translation  adjustments  are reported in the  components of
     stockholders'   investment  designated  as  "Foreign  currency  translation adjustments."

FOREIGN ASSETS AND LIABILITIES

Transactions in foreign currencies arise as a result of plant, equipment and raw materials purchased from foreign countries.

Transactions in foreign currencies are accounted for at the rates ruling at the transaction dates. Exchange gains and losses are charged to the income statement during the period in which they occur. Foreign assets and liabilities of the Companies which are not denominated in South African Rands are converted into South African Rands at the exchange rates ruling at the financial year end or the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost and net realisable value. Cost is determined on the following basis:

o Raw materials and consumable stores are valued at cost using the FIFO formula.

o Work in progress and finished goods are valued at direct raw material cost plus labour costs and related manufacturing overhead expenses.

o Redundant and slow-moving inventory is identified and written down with regard to its estimated economic or realisable value.

PROPERTY, PLANT AND EQUIPMENT

Improvements to leasehold property, plant, machinery, vehicles, equipment and furniture and fittings are depreciated on the straight line basis so that the cost of the assets is written off over their estimated useful lives.

The following periods are considered appropriate:


                                                                 PERIOD
                                                                 YEARS
                                                                 -----
                 Improvements to leasehold properties               10
                 Plant, machinery and equipment                  3 - 5
                 Vehicles                                            5
                 Furniture and fittings                         7 - 10

INTANGIBLE ASSETS

Goodwill represents the excess of the cost of acquisition over the fair values of the net identifiable assets acquired when the entity was formed. Goodwill is recognised as an asset in the balance sheet.

GROSS REVENUE

Gross revenue comprises the gross invoiced value of sales in respect of trading operations, before discounts, and excludes value added taxation. The company recognises revenue on the accrual basis upon delivery of the products to the customers.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income tax expenses is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognised for financial reporting purposes and such amounts recognised for tax purposes. Deferred taxation is provided on the comprehensive basis and is measured by applying currently enacted tax laws. No provision for deferred tax has been raised as the amounts recognised for financial reporting purposes approximate those recognised for tax purposes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at the end of February 1996 the carrying value of accounts receivable and accounts payable approximate their fair value.

3.   INVENTORIES

Inventories for the year ended February 29, consist of the following:

                                                         FEBRUARY 29,
                                                             1996
                                                              $
                                                         ------------
Ingredients and work in progress                           163,556
Packaging                                                   16,007
Fuel                                                         7,225
                                                           -------
                                                           186,788
                                                           =======

4.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                                    Accumulated        Net book
                                                   Cost             depreciation        value
                                               February 29,         February 29,     February 29,
                                                   1996                 1996             1996
                                                     $                   $                $
                                               -----------------    -------------     ---------
Leasehold improvements                             107,426            (26,252)            81,174
Plant, machinery and equipment   - owned         1,243,783           (645,816)           597,967
                                 - leased           30,078            (24,063)             6,015
Vehicles                         - owned           601,666           (341,703)           259,963
                                 - leased           66,396            (37,881)            28,515
Furniture and fittings                             155,265            (64,398)            90,867
                                                 ---------
                                                 2,204,614         (1,140,113)         1,064,501
                                                 =========          =========          =========
Depreciation                                                                             157,861
                                                                                       =========

Certain plant and equipment is encumbered as security for liabilities of the Companies (refer note 7).

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



5.   LONG TERM DEBT

                                                                                     FEBRUARY 29,
                                                                                        1996
                                                                                          $
                                                                                     ----------
Findevco  (Proprietary)  Limited - Instalment  sale  agreements                        207,346
    Payable monthly at an effective rate of interest of 17,56% per annum

Nedbank instalment sale agreements                                                      15,013
    Payable in 36 monthly instalments of R1,596.18, payable from 1 March 1996 until
    1 February 1999 with an effective interest rate of 18.5% per annum

Finance lease liabilities                                                               58,367
    Payable monthly at effective interest rates varying from 16.44% to 22.25% per annum

Less : current portion                                                                 (44,786)
                                                                                       -------
    Total long term debt                                                               235,940
                                                                                       =======

The Findevco loan is secured by a first mortgage bond over land and buildings of a fellow close corporation. The instalment sale agreements are secured over certain assets having a book value of $34,530

6.  LOANS FROM STOCKHOLDERS


                                                                FEBRUARY 29,
                                                                   1996
                                                                     $
                                                                -----------

Loans from stockholders                                            154,911

These loans are classified as long term. They do not bear interest and have no fixed repayment date.

7.  OPERATING LEASES

Astoria Bakery CC and Astoria Bakery Lesotho (Proprietary) Limited lease factory buildings and equipment under operating leases. These leases expire over the next five years.

In most cases, management expects that in the normal course of business, the leases will be renewed or replaced by other leases.

The following schedule shows the composition of total rental expense for all operating leases except those with a term of one month or less:

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



7.  OPERATING LEASES (CONTINUED)


                                                   FEBRUARY 29,     FEBRUARY 28,
                                                       1996             1995
                                                        $                $
                                                   -----------      -----------

Minimum rentals                                      257,123          254,859
                                                     =======          =======

8.  OTHER INCOME

Other income includes, interest received, profits on disposal of assets, rental income and discounts received.

9.  INTEREST EXPENSE


                                                   FEBRUARY 29,     FEBRUARY 28,
                                                       1996             1995
                                                        $                $
                                                   -----------      -----------

Current bank account                                 42,951            63,163
                                                     ======            ======

10.  INCOME TAXES

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the Company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent realisation of such benefit is more likely than not.

The provision for income taxes charged to continuing operations was as follows:


                                                   FEBRUARY 29,     FEBRUARY 28,
                                                       1996             1995
                                                        $                $
                                                   -----------      -----------
Current
     South African                                    8,432            28,029
                                                      -----            ------
           Total current taxes                        8,432            28,029
                                                      -----
Deferred
     South African                                        -                 -
                                                      -----            ------
           Total deferred taxes                           -                 -
                                                      -----            ------
Provision for taxes on income                         8,432            28,029
                                                      =====            ======

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



10.  INCOME TAXES (CONTINUED)

The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory income tax rate to pre-tax income from continuing operations as a result of the following differences:

                                                                 FEBRUARY 29,     FEBRUARY 28,
                                                                     1996             1995
                                                                      %                %
                                                                 -----------      -----------
South African statutory tax rate                                      35.0             35.0
Capital gains/disallowable expenditure                                (4.0)             0.1
Prior year underprovision                                               --              4,4
Timing differences not provided for                                  (17.6)            (5.5)
Utilisation of operating loss carry forwards                          12.4               --
Foreign tax rate differential                                        (14.7)            (14.1)
                                                                    ------            ------
Effective tax rate                                                    11.1              19.9
                                                                    =======           ======

11.         CASH FLOWS

    The changes in assets and liabilities consist of the following:

                                                                  February 29,   February 28,
                                                                      1996           1995
                                                                       $              $
                                                                  ------------   ------------
Increase in receivables                                             (44,379)      (157,685)
Increase in inventories                                             (75,412)       (19,968)
Decrease/(increase) in prepaid expenses and other current assets     79,615        (83,157)
Increase in trade accounts payable                                  261,625         85,640
Increase in other provisions and accruals                             7,796          8,607
(Decrease)/increase in income taxes payable                            (212)        12,697
                                                                   --------       --------
                                                                    229,033       (153,866)
                                                                   ========       ========
Supplemental disclosures of cash flow information:
Interest paid                                                        42,951         63,163
                                                                   ========       ========
Income taxes paid                                                     8,644         15,332
                                                                   ========       ========

12.  EMPLOYMENT BENEFITS

The majority of permanent salaried and waged staff belong to the Astoria Bakery Pension Fund, which is underwritten by Southern Life Assurance. The retirement fund is a defined contribution plan, and by nature of this fund there can be no unfunded obligation or responsibility of the employer.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------



12.  EMPLOYMENT BENEFITS (CONTINUED)

The Companies participate in medical aid schemes which provide medical cover for employees on an annual basis. Neither the Companies nor the medical aid are liable for post retirement medical costs. The Companies have no liability for employees' medical costs in excess of the contributions to the medical fund.

Amounts contributed by the Companies to the funds and charged to pension costs and medical aid costs were as follows:


                                              February 29,      February
                                                  1996          28, 1995
                                                   $                $
                                              ------------      --------

Pension costs                                   63,833           51,825
                                                ======           ======
Medical aid contributions                       40,997           34,677
                                                ======           ======

13.  CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividends declared.

14.  EVENTS SUBSEQUENT TO FEBRUARY 29, 1996

Subsequent to the year end, an agreement was reached to sell 100% of the equity of Astoria Bakery Lesotho (Proprietary) Limited and the business of Astoria Bakery CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

                                  GULL FOODS CC

                             UNAUDITED BALANCE SHEET
                              AT DECEMBER 31, 1996





                                                                    DECEMBER 31,
                                                                        1996
                                                                          $
                                                                     ----------
ASSETS

CURRENT ASSETS
    Cash on hand                                                        611,685
    Trade accounts receivable                                         1,051,578
    Less:  Allowances for bad debts                                        --
                                                                     ----------
                                                                      1,051,578
    Inventories (net)                                                   783,026
    Prepaid expenses and other current assets                             7,023
                                                                     ----------

Total current assets                                                  2,453,312

    Plant and equipment                                               1,177,879
    Less : Accumulated depreciation                                    (337,263)
                                                                     ----------
                                                                        840,616

Loans to related parties                                                295,154
                                                                     ----------
                                                                      3,589,082
                                                                     ==========




LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES

    Current portion of long term debt                                    93,318
    Bank overdraft payable                                               56,833
    Trade accounts payable                                            1,119,557
    Income taxes payable                                                684,996
                                                                     ----------

CURRENT LIABILITIES                                                   1,954,704

    Long term debt                                                      223,016
    Deferred income taxes                                                 4,871
                                                                     ----------

Total liabilities                                                     2,182,591

Stockholders' investment
    Common stock                                                          7,221
    Retained earnings                                                 1,647,863
    Foreign currency translation adjustments                           (248,593)
                                                                     ----------
                                                                      3,589,082
                                                                     ==========

                                  GULL FOODS CC

                         UNAUDITED STATEMENTS OF INCOME
               FOR THE TEN MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                                      DECEMBER 31,  DECEMBER 31,
                                                          1996           1995
                                                            $             $
                                                      ----------     ----------

Revenues                                               9,455,224      9,172,227
                                                      ----------     ----------
Operating expenses
    Cost of sales                                      5,456,678      5,431,680
    Selling, general and administrative costs          3,019,539     2, 907,718
                                                      ----------     ----------
                                                       8,476,217      8,339,398
                                                      ----------     ----------

Operating income                                         979,007        832,829
Other income                                              99,090          8,958
Interest expenses                                        (32,316)        (2,297)
                                                      ----------     ----------

Income before income taxes                             1,045,781        839,490
Provision for taxes on income                           (357,011)      (293,821)
                                                      ----------     ----------

Net income                                               688,770        545,669
Retained earnings at beginning of the period             959,093        414,457
                                                      ----------     ----------

Retained earnings at end of period                     1,647,863        960,126
                                                      ==========     ==========

                                  GULL FOODS CC

                       UNAUDITED STATEMENTS OF CASH FLOWS
               FOR THE TEN MONTHS ENDED DECEMBER 31, 1996 AND 1995


                                                    DECEMBER 31,    DECEMBER 31,
                                                        1996            1995
                                                          $               $
                                                    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                         688,770          545,669
    Adjustments to reconcile net income to cash
      provided by operating activities:
    Depreciation                                       148,259           71,541
    Deferred income taxes                                4,912             --
    Effect of changes in assets and liabilities        107,308           89,061
                                                      --------         --------

Net cash provided by operating activities              949,249          706,271
                                                      --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Net additions to fixed assets                     (680,162)        (277,925)
    Increase in loans to related companies              (5,586)         (56,823)
                                                      --------         --------

            Net cash utilized by investing activities (685,748)        (334,748)
                                                      --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings in bank overdraft                    59,623          211,043
    Net repayments of long-term debt                   (66,187)         581,205
    Net repayments in short term debt                   47,136             --

            Net cash provided by financing activities   40,572          211,043
                                                      --------         --------

Effect of exchange rate changes on cash                (85,705)          (1,361)
Net increase/(decrease) in cash on hand                218,368          581,205
Cash on hand at beginning of period                    393,317             --
                                                      --------         --------

Cash on hand at end of period                          611,685          581,205
                                                      ========         ========

                                  GULL FOODS CC

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
               FOR THE TEN MONTHS ENDED DECEMBER 31, 1996 AND 1995

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements of the company have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 of Regulation S-X. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the company at December 31, 1996 and the results of operations and cash flows for the periods presented.

Results for interim periods are not necessarily indicative of results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes included in the form 10 K for the period ended June 30, 1996 and the form 10 Q for the period ended December 31, 1996.

2.   INVENTORY

Inventory for the period ended December 31, consists of the following:


                                                       December 31,
                                                           1996
                                                            $
                                                       ------------
Raw materials                                            256,156

Packing materials                                        365,728

Finished goods                                           161,142
                                                         783,026
                                                         =======


3.   CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividend declarations.


4.   EVENTS SUBSEQUENT TO DECEMBER 31, 1996

Subsequent to December 31, 1996 an agreement was reached to dispose of the business of Gull Foods CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd.

                                  GULL FOODS CC

                   AUDITED BALANCE SHEET AT FEBRUARY 29, 1996



                                                                    FEBRUARY 29,
                                                                        1996
                                                                          $
                                                                    ----------
                                     ASSETS

CURRENT ASSETS

       Cash on hand                                                    393,317
       Trade accounts receivable                                       698,968
       Less:  Allowances for bad debts                                    --
                                                                    ----------
                                                                       698,968
       Inventories (net)                                               457,784
       Prepaid expenses and other current assets                         6,435
                                                                    ----------
                                                                     1,556,504

Plant and equipment                                                    647,152
Less : Accumulated depreciation                                       (239,457)
                                                                    ----------
                                                                       407,695
Loans to related companies                                             354,194
                                                                    ----------
                                                                     2,318,393
                                                                    ==========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES

       Current portion of long term debt                                59,134
       Trade accounts payable                                          578,766
       Income taxes payable                                            414,114
                                                                    ----------

Total current liabilities                                            1,052,014

       Long term debt                                                  349,641
       Deferred income taxes                                               230
                                                                    ----------

Total liabilities                                                    1,401,885

Stockholder's investment
       Common stock                                                      7,221
       Retained earnings                                               959,093
       Foreign currency translation adjustments                        (49,806)
                                                                    ----------
                                                                     2,318,393
                                                                    ==========

                                  GULL FOODS CC

                          AUDITED STATEMENTS OF INCOME
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

                                                        FEBRUARY 29,   FEBRUARY 28,
                                                            1996           1995
                                                             $              $
                                                        -----------    -----------
Revenues                                                 10,910,302      7,270,767
                                                        -----------    -----------

Operating expenses
            Cost of sales                                 6,241,299      4,514,074
            Selling, general and administrative costs     3,866,133      2,376,329
                                                        -----------    -----------
                                                         10,107,432      6,890,403
                                                        -----------    -----------
Operating income                                            802,870        380,364
Other income                                                 36,743         24,014
Interest expense                                            (20,127)        (1,872)
                                                        -----------    -----------

Income before income taxes                                  819,486        402,506
Provision for taxes on income                              (274,850)      (140,877)
                                                        -----------    -----------

Net income                                                  544,636        261,629
                                                        ===========    ===========

                                  GULL FOODS CC

                         AUDITED STATEMENT OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


                                                                 FOR         FOR
                                                            FEBRUARY 29, FEBRUARY 28,
                                                                1996         1995
                                                                  $           $
                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                 544,636     261,629
    Adjustments to reconcile net income to cash provided by
    operating activities:
    Depreciation                                                85,469      47,353
    Deferred income taxes                                          240        --
    Effect of changes in assets and liabilities                 44,186    (171,762)
                                                              --------    --------

       Net cash provided by operating activities               674,531     137,220
                                                              --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Net additions to plant and equipment                      (309,116)   (168,298)
    Increase in loans to related companies                    (212,030)   (162,958)
                                                              --------    --------

    Net cash utilized by investing activities                 (521,146)   (331,256)
                                                              --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (repayments)/borrowings in bank overdraft             (169,553)    174,397
    Net repayments in loans from related companies                --      (180,136)
    Net proceeds of long term debt                             365,700        --
    Net repayments in short term debt                           61,850        --
                                                              --------    --------

       Net cash provided by financing activities               257,997      (5,739)
                                                              --------    --------

Effect of exchange rate changes on cash                        (18,065)     (5,156)
Net increase/(decrease) in cash on hand                        393,317    (204,931)
Cash on hand at beginning of year                                 --       204,931
                                                              ========    ========

Cash on hand at end of year                                    393,317        --
                                                              ========    ========

                                  GULL FOODS CC

            AUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' INVESTMENT FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


                                                            Foreign
                                                            currency
                                                Retained   translation
                                 Capital stock  earnings   adjustments   Total
                                         $         $           $           $
                                     --------   --------   --------    --------
Balance at February 28, 1994            7,221    152,828     (2,832)    157,217

Net income                               --      261,629       --       261,629

Translation adjustment                   --         --        1,283       1,283
                                     --------   --------   --------    --------

Balance at February 28, 1995            7,221    414,457     (1,549)    420,129

Net income                               --      544,636       --       544,636

Translation adjustment                   --         --      (48,257)    (48,257)
                                     --------   --------   --------    --------

Balance at February 29, 1996            7,221    959,093    (49,806)    916,508
                                     ========   ========   ========    ========

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


1.   BUSINESS AND FORMATION OF THE COMPANY

Gull Foods CC was registered in February 1985 and conducts the business of a multi - disciplinary convenience food manufacturer.

2.   SUMMARY OF ACCOUNTING POLICIES

The financial statements have been prepared in conformity with Generally Accepted Accounting Practices in the United States of America, on the historical cost basis and incorporate the following significant accounting policies:

FOREIGN CURRENCY TRANSLATION

The functional currency is that of South African Rand. Accordingly the following rates of exchange have been used for translation purposes:

* Assets and liabilities are translated to United States Dollars using the exchange rates at the balance sheet date

* Common stock is translated to United States Dollars using the historical rates at date of acquisition.

* Revenues and expenses, gains and losses are translated to United States Dollars using the weighted average exchange rates during the year.

The  resultant  translation   adjustments  are  reported  in  the  component  of
Stockholders'   investment   designated   as   "Foreign   currency   translation
adjustments".

FOREIGN ASSETS AND LIABILITIES

Transactions in foreign currencies arise as a result of plant, equipment and raw materials purchased from foreign countries.

Transactions in foreign currencies are accounted for at the rates ruling at transaction date. Exchange gains and losses are charged to the income statement during the period in which they occur. Foreign assets and liabilities of the company which are not denominated in South African Rand are converted into South African Rand at the rates ruling at financial year end or the rates of forward cover purchased.

INVENTORIES

Inventories are valued at the lower of cost and net realizable value. Cost is determined on the following basis:

*    Raw materials and consumables are valued at actual cost.

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

* Work in progress and finished goods are valued at direct raw material cost plus labour costs and related manufacturing overhead expenses.

* Redundant and slow moving inventory is identified and written down with regard to its estimated economic or residual value.

PLANT AND EQUIPMENT

Plant, machinery, vehicles, equipment, furniture and fittings and kitchen equipment is depreciated on the straight line basis so that the cost of the assets are written off over their estimated useful lives.

The following periods are considered appropriate:

                                                     PERIOD
                                                      YEARS
                                                      -----

              Plant, machinery and equipment            5
              Vehicles                                  5
              Furniture and fittings                   10

GROSS REVENUE

Gross revenue comprises the gross invoiced value of sales in respect of trading operations before discounts, and excludes value added taxation. The company recognizes revenue on the accrual basis upon delivery of the products to the customers.

INCOME TAXES

Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary timing differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxation is provided on the comprehensive basis and is measured by applying currently enacted tax laws.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at the end of February 1996 the carrying value of accounts receivable and accounts payable approximate their fair value.

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

3.   INVENTORIES

Inventories for the year ended February 29, consist of the following:


                                                        FEBRUARY 29,
                                                            1996
                                                        ------------

            Raw materials                                   175,098
            Packing materials                               235,156
            Finished goods                                   47,530
                                                            -------
                                                            457,784
                                                            -------

4.   PLANT AND EQUIPMENT

Plant and equipment consist of the following:


                                               Accumulated            Net book
                                Cost           depreciation            value
                          February 29, 1996    February 29,         February 29,
                                  $                1996                1996
                          -----------------    -------------      --------------

Plant and machinery          456,114             (182,149)             273,965
Furniture and fittings        27,554               (7,319)              20,235
Motor vehicles               142,357              (45,764)              96,593
Kitchen equipment             21,127               (4,225)              16,902
                            --------             --------             --------
                             647,152             (239,457)             407,695
                            ========             ========             ========

Certain plant and equipment is encumbered as security for the liabilities of the company (Refer note 5)

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

5.   LONG TERM DEBT

                                                                                  February 29,
                                                                                      1996
                                                                                       $
                                                                                    --------

FINDEVCO (PROPRIETARY) LIMITED - LONG TERM LOAN

Repayable in 48 monthly in instalments of $ 7 838 at an effective  interest rate varying between 6% and 16.5% per annum commencing on September 1, 1996.  Secured by suretyships by the members of
$376,224                                                                             376,784
STANNIC - INSTALLMENT SALE AGREEMENTS

Repayable in 36 monthly  instalment  of $ 296 at an effective  interest  rate of
18.5% per annum commencing on December 30, 1995. Secured by
certain plant and equipment                                                           10,019
STANNIC - FINANCE LEASE LIABILITIES

Repayable monthly at effective interest rates of 17.5% per annum
Secured by certain plant and equipment                                                21,972
                                                                                    --------
                                                                                     408,775

Less:  current portion                                                               (59,134)
                                                                                    --------

Total long term debt                                                                 349,641
                                                                                    ========

6.   OPERATING LEASES

Gull foods CC lease factory buildings and certain factory equipment under operating leases. These leases all expire within the next five years.

In most cases management expects that in the normal course of business, the leases will be renewed or replaced by other leases.

The following shows the composition of total rental expenses for all operating leases except those with a term of one month or less:


                                           FEBRUARY 29,       FEBRUARY 28,
                                               1996               1995
                                           ------------       ------------

Minimum rentals                             141,021             113,846
                                            =======             =======

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

7.   OTHER INCOME

Other income includes proceeds from insurance claims, scrap sales, discounts received, interest received and sundry income.

8.   INTEREST EXPENSE


                                            FEBRUARY 29,     FEBRUARY 28,
                                                1996             1995
                                            ------------     ------------

Current bank account                           16,550             1,872
Lease interest                                  3,577              --
                                               ------            ------
                                               20,127             1,872
                                               ======            ======

9.   INCOME TAXES

Income taxes are accounted for under Statement of Financial Accounting Standards no. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefit is more likely than not.

The provision for income tax charged to continuing operations was as follows:


                                            FEBRUARY 29,    FEBRUARY 28,
                                                1996            1995
                                                 $               $
                                            ------------    ------------
Normal
  South African
    Current                                    274,174         140,877
    Prior year                                     436            --
                                               -------         -------

Total current taxes                            274,610         140,877
                                               -------         -------


DEFERRED
South African
   Current                                         240            --
                                               -------         -------

      Total deferred taxes                         240            --
                                               -------         -------

Provision for taxes on income                  274,850         140,877
                                               =======         =======

The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory tax rate to pre-tax income from continuing operations as a result of the following differences:

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

9.   INCOME TAXES (CONTINUED)


                                                  FEBRUARY 29,     FEBRUARY 28,
                                                      1996             1995
                                                       $                $
                                                  ------------     ------------
South African statutory tax rate                       35.0             35.0
Permanent differences - not taxable                    (2.0)          --
Prior year underprovision                               0.5           --
                                                     ------           ------
                                                       33.5             35.0
                                                     ======           ======

10.  CASH FLOWS

The changes in assets and liabilities consist of the following:


                                                   FEBRUARY 29,     FEBRUARY 28,
                                                       1996             1995
                                                        $                 $
                                                   ------------     ------------
Decrease/(increase) in receivables                     70,678          (538,749)
Increase in inventories                              (396,242)          (51,076)
Increase in prepaid expenses and other current           (196)           (1,557)
assets
Increase in trade accounts payable                    106,568           276,146
Increase in income taxes payable                      263,378           143,474
                                                     --------          --------
                                                       44,186          (171,762)
                                                     ========          ========
Supplemental disclosures of cash flow information:

Interest paid                                          20,127             1,872
                                                     ========          ========

Income taxes paid/ (refunded)                          11,472            (2,597)
                                                     ========          ========

11.  EMPLOYMENT BENEFITS

The company participates in a medical aid scheme which provides medical cover for employees on an annual basis. Neither the company nor the medical aid are liable for post retirement medical costs. The company has no liability for employees medical costs in excess of the contributions to the medical fund.


                                                FEBRUARY 29,    FEBRUARY 28,
                                                    1996            1995
                                                      $               $
                                                ------------    ------------

Medical aid contributions                           4,888           3,868
                                                    =====           =====

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

12.  CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividends declared.

13.  EVENTS SUBSEQUENT TO FEBRUARY 29, 1996

Subsequent to the year end, an agreement was reached to sell the business of Gull Foods CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

======================================  ========================================

      NO DEALER, SALESMAN OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATIONS,   OTHER   THAN  THOSE
CONTAINED IN THIS PROSPECTUS,  AND, IF
GIVEN OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST  NOT  BE  RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE      FIRST SOUTH AFRICA CORP., LTD.
COMPANY  OR BY THE  UNDERWRITER.  THIS      -----------------------------
PROSPECTUS   DOES  NOT  CONSTITUTE  AN
OFFER TO SELL, OR A SOLICITATION OF AN
OFFER TO BUY, ANY  SECURITIES  OFFERED       10,000 9% SENIOR SUBORDINATED
HEREBY BY  ANYONE IN ANY  JURISDICTION          CONVERTIBLE DEBENTURES
IN WHICH SUCH OFFER OR SOLICITATION IS     1,666,667 SHARES OF COMMON STOCK
NOT  AUTHORIZED OR IN WHICH THE PERSON       (UNDERLYING THE CONVERSION OF
MAKING SUCH OFFER OR  SOLICITATION  IS    OUTSTANDING 9% SENIOR SUBORDINATED
NOT QUALIFIED TO DO SO OR TO ANYONE TO          CONVERTIBLE DEBENTURES)
WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH      135,000 SHARES OF COMMON STOCK
OFFER, OR SOLICITATION.                 (UNDERLYING THE EXERCISE OF OUTSTANDING
                                                  PLACEMENT WARRANTS)
              -----------                    25,000 SHARES OF COMMON STOCK
                                        (UNDERLYING THE EXERCISE OF OUTSTANDING
           TABLE OF CONTENTS                    STOCK PURCHASE OPTIONS)
                                   PAGE
                                   ----

Prospectus Summary...................2
Summary Financial Information........6
Cautionary Statement Regarding
 Forward Looking Information ........7
Risk Factors.........................7       ===========================
Dividend Policy.....................14                PROSPECTUS
Capitalization......................15
Market for Registrant's Common               ===========================
 Equity and Related Stockholder
 Matters............................16
Selected Historical and Pro
 Forma Condensed Combined
 Financial Data.....................18
ProForma Financial Information......18
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations..........20
Business............................29
South Africa........................36                        , 1997
Management..........................39
Certain Transactions................47
Principal Shareholders..............51
Description of Securities...........53
Selling Securityholders.............65
Plan of Distribution................66
Certain Tax Considerations..........67
Shares Eligible for Future Sale.....72
Legal Matters.......................73
Experts.............................73
Enforceability of Civil
 Liabilities........................73
Additional Information..............74
Index to Consolidated Financial
 Statements.........................F-1

            -----------
======================================  ========================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the registrant.


Registration fee - Securities and Exchange Commission............ $     6,337.47
Legal fees and expenses..........................................      25,000.00
Accounting fees and expenses.....................................       5,000.00
Blue sky fees and expense (including counsel fees)...............       5,000.00
Printing expenses................................................       2,500.00
Miscellaneous....................................................       1,162.53
                                                                   -------------

               Total.............................................  $   45,000.00
                                                                   =============




ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Bermuda law and the registrant's Memorandum of Association and bye-laws, the directors, officers, liquidators and auditors of the registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.

            For information concerning indemnification provisions between the registrant and the underwriter, reference is made to Section 7 of the Underwriting Agreement filed as Exhibit 1.1 hereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

            (a) In September, 1995, the registrant issued 1,212,521 shares of Class B Common Stock to Clive Kabatznik in consideration of a set-off against $12,125.21 of organizational expenses with respect to the Company incurred by Mr. Kabatznik. The registrant believes that such transaction is exempt from registration provisions of the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) of the Act.

            (b) In November 1995, the registrant completed the Bridge Financing of $1,300,000 principal amount of Notes and 650,000 Bridge Warrants. The registrant believes that such Bridge Financing is exempt from the registration provisions of the Act in reliance upon Regulation D promulgated under Section 4(2) of the Act. D.H. Blair Investment Banking Corp. earned a commission equal to $130,000 and a non-accountable expense allowance of $39,000.

            (c) In January, 1997, the Registrant entered into a stock option agreement with Barretto Pacific Corporation ("BPC") pursuant to which the Registrant granted BPC an option to purchase 25,000 shares of Common Stock at an exercise private of $3.75 per share. Such option, which shall expire 180 days after the effectiveness of this Registration Statement, was granted in consideration of certain services rendered by BPC for the Registrant. The Registrant believes that such transaction is exempt from the registration provisions of the Act in reliance on
Section 4(2) of the Act.

            (d) In April 1997 through August, 1997 the Registrant completed a private placement of 10,000 senior Subordinated Convertible Debentures due June 15, 2004. The Registrant believes that such private placement is exempt from the registration provisions of the Act in reliance upon Regulation D and Regulation S promulgated under the Act. Value Investing Partners, Inc. earned a commission equal to $700,000, a non-accountable expense allowance equal to $100,000 and received 10 year warrants to purchase 135,000 shares of Common Stock at an exercise price of $6.00 per share with respect to such private placement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

            (a)         EXHIBITS


EXHIBIT
NUMBER               DESCRIPTION
------               -----------

 1.1           Form of Underwriting Agreement
 1.2           Form of Custody Agreement
 3.1           Memorandum of Association of the Registrant
 3.2           By-Laws of the Registrant
 4.1           Form of Bridge Note
 4.2           Form of Warrant Agreement
 4.3           Form of Unit Purchase Option
               Indenture dated April 25, 1997 between the Company
               and American Stock Transfer &
 4.4           Trust Company (as Trustee)
 4.5(1)        Form of Debenture
 4.6(1)        Form of Placement Warrant
 4.7(1)        Stock Option Agreement
 5.1(1)        Opinion of Conyers, Dill & Pearman
 8.1           Tax Opinion of Webber Wentzel Bowens
 10.1          Starpak Acquisition Agreements
 10.2          Starpak Escrow Agreement
 10.3          L.S. Pressings Acquisition Agreements
 10.4          L.S. Pressings Escrow Agreement
 10.5          Europair Acquisition Agreements
 10.6          Europair Escrow Agreement
 10.7          Form of Escrow Agreement regarding the Earnout Escrow Shares
 10.8          Form of FSAH Escrow Agreement
 10.9          Form of Employment Agreement of Clive Kabatznik
 10.10         Form of FSAM Management Agreement
 10.11         Form of Consulting Agreement with Michael Levy
 10.12         Form of Consulting Agreement with Global Capital Limited
 10.13         1995 Stock Option Plan
 10.14         Form of Addendum to Starpak Acquisition Agreement
 10.15         Form of Addendum to L.S. Pressings Acquisition Agreement

EXHIBIT
NUMBER               DESCRIPTION
------               -----------

10.16          Form of Addendum to Europair Acquisition Agreement
10.17(2)       Pieman's Pantry Acquisition Agreement
10.18(2)       Form of Astoria Acquisition Agreement
10.19(3)       Form of Seemans Acquisition Agreement
10.20(4)       Form of Gull Foods Acquisition Agreement
21.1(1)        Subsidiaries of the Registrant
23.1(1)        Consent of Price Waterhouse
23.2(1)        Consent of Conyers, Dill & Pearman (Included in Exhibit 5.1)
23.3(1)        Consent of Parker Chapin Flattau & Klimpl, LLP
23.4(1)        Consent of Webber Wentzel Bowens
24.1(1)        Power of Attorney of certain officers and directors of the
               Company (included on pg. II-4)
-----------
(1)  Filed herewith.
(2) Incorporated by reference is the Registrant's Current Report on Form 8-K (filed on June 14, 1996) as amended on Form 8-K/A (filed on August 16,
     1996).
(3) Incorporated by reference is the Registrant's Current Report on Form 8-K (filed on November 7, 1996) as amended on Form 8-K/A (filed on March 14,
     1997).
(4) Incorporated by reference is the Registrant's Current Report on Form 8-K (filed on May 8, 1997) as amended on Form 8-K/A (filed on July 3, 1997).

            All other Exhibits have been previously filed with the Registrant's Registration Statement on Form S-1 (No. 33-99180), which is incorporated by reference.

            (b)         FINANCIAL STATEMENT SCHEDULES

            Pro Forma Financial Statement Schedules included as applicable related to consolidated financial statements of the registrant.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Grove, State of Florida, on the 13th day of August, 1997.

                                         FIRST SOUTH AFRICA CORP., LTD.

                                         By: /S/ CLIVE KABATZNIK
                                            ---------------------------------
                                             Clive Kabatznik
                                             President



                                POWER OF ATTORNEY

            Know all men by these presents, that each individual whose signature appears below constitutes and appoints Michael Levy and Clive Kabatznik and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      SIGNATURE               TITLE                         DATE

    /S/ MICHEAL LEVY          Chairman of the Board of           August 13, 1997
---------------------------   Directors
  Michael Levy


   /S/ CLIVE KABATZNIK        President, Vice Chairman, Chief    August 13, 1997
---------------------------   Executive Officer, Chief Financial
     Clive Kabatznik          Officer, Director and Controller

  /S/ CHARLES S. GOODWIN      Director                           August 13, 1997
---------------------------
   Charles S. Goodwin

  /S/ JOHN MACKEY             Director                           August 13, 1997
---------------------------
    John Mackey

 /S/ CORNELIUS J. ROODT       Director                           August 13, 1997
---------------------------
   Cornelius J. Roodt

                                  EXHIBIT INDEX


EXHIBIT                            DESCRIPTION                        SEQUENTIAL
NUMBER                                                               PAGE NUMBER

  1.1        Form of Underwriting Agreement............................................
  1.2        Form of Custody Agreement.................................................
  3.1        Memorandum of Association of the Registrant...............................
  3.2        Bye-Laws of the Registrant................................................
  4.1        Form of Bridge Note.......................................................
  4.2        Form of Warrant Agreement.................................................
  4.3        Form of Unit Purchase Option..............................................
             Indenture dated April 25, 1997 between the Company and American
  4.4        Stock Transfer & Trust Company (as Trustee)...............................
  4.5(1)     Form of Debenture.........................................................
  4.6(1)     Form of Placement Warrant.................................................
  4.7(1)     Stock Option Agreement....................................................
  5.1(1)     Opinion of Conyers, Dill & Pearman........................................
  8.1        Tax Opinion of Webber Wentzel Bowens......................................
 10.1        Starpak Acquisition Agreements............................................
 10.2        Starpak Escrow Agreement..................................................
 10.3        L.S. Pressings Acquisition Agreements.....................................
 10.4        L.S. Pressings Escrow Agreement...........................................
 10.5        Europair Acquisition Agreements...........................................
 10.6        Europair Escrow Agreement.................................................
 10.7        Form of Escrow Agreement regarding the Earnout Escrow Shares..............
 10.8        Form of FSAH Escrow Agreement.............................................
 10.9        Form of Employment Agreement of Clive Kabatznik...........................
 10.10       Form of FSAM Management Agreement.........................................
 10.11       Form of Consulting Agreement with Michael Levy............................
 10.12       Form of Consulting Agreement with Global Capital Limited..................
 10.13       1995 Stock Option Plan....................................................
 10.14       Form of Addendum to Starpak Acquisition Agreement.........................
 10.15       Form of Addendum to L.S. Pressings Acquisition Agreement..................
 10.16       Form of Addendum to Europair Acquisition Agreement........................
 10.17(2)    Pieman's Pantry Acquisition Agreements....................................
 10.19(2)    Form of Astoria Escrow Agreement..........................................
 10.21(3)    Form of Seemans Acquisition Agreement.....................................
 10.23(4)    Form of Gull Foods Acquisition Agreement..................................
 21.1        Subsidiaries of the Registrant............................................
 23.1(1)     Consent of Price Waterhouse...............................................
 23.2(1)     Consent of Conyers, Dill & Pearman........................................
 23.3(1)     Consent of Parker Chapin Flattau & Klimpl, LLP............................
 23.4(1)     Consent of Webber Wentzel Bowens..........................................
 24.1(1)     Power of Attorney of certain officers and directors of the Company
             (included on page II-5)...................................................

-----------

(1)  Filed herewith.
(2) Incorporated by reference is the Registrant's Current Report on Form 8-K (filed on June 14, 1996)as amended on Form 8-K/A (filed on August 16,
     1996).
(3) Incorporated by reference is the Registrant's Current Report on Form 8-K (filed on November 7, 1996) as amended on Form 8-K/A (filed on March 14,
     1997).
(4) Incorporated by reference is the Registrant's Current Report on Form 8-K (filed on May 8, 1997) as amended on Form 8-K/A (filed on July 3, 1997).

            All other Exhibits have been previously filed with the Registrant's Registration Statement on Form S-1 (No. 33-99180), which is incorporated by reference.